    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER __, 2002
                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           APPLE HOSPITALITY TWO, INC.
             (Exact Name of Registrant as Specified in its Charter)

          VIRGINIA                         6798                 54-2010305
(State or other jurisdiction        (Primary standard        (I.R.S. Employer
       of organization)         industrial classification   Identification No.)
                                           code)

                              10 South Third Street
                            Richmond, Virginia 23219
                                 (804) 344-8121
   (Address, including zip code, and telephone number. including area code, of registrant's principal executive office)

                                 Glade M. Knight
                              10 South Third Street
                            Richmond, Virginia 23219
                                 (804) 344-8121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

   Leslie A. Grandis           David W. Robertson          Elizabeth G. Hester
    McGuireWoods LLP            McGuireWoods LLP          Troutman Sanders LLP
    One James Center            One James Center         Bank of America Center
  901 East Cary Street        901 East Cary Street        1111 East Main Street
Richmond, Virginia 23219    Richmond, Virginia 23219    Richmond, Virginia 23219

Approximate date of commencement of proposed sale to the public: Upon consummation of the merger of Apple Suites, Inc. with and into Hospitality Acquisition Company, with Hospitality Acquisition Company as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of October 24, 2002, described in the enclosed joint proxy statement/prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
  SECURITIES TO BE           AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE            REGISTRATION
     REGISTERED             REGISTERED/(1)/        SHARE/(2)/          OFFERING PRICE/(2)/        FEE/(2)/

Units (Each Unit is equal
to one common share, no     13,146,667 Units          $ 7.94            $ 104,384,536.00         $ 9,603.38
par value and one Series
A preferred share)

         (1) Represents the estimated maximum number of the Registrant's units to be issued to Suites shareholders in connection with the merger.

         (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) and based on the book value as of June 30, 2002, of all Suites common shares outstanding, all of which are to be acquired by Hospitality.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

   [APPLE HOSPITALITY TWO, INC. LOGO APPEARS HERE] [SUITES LOGO APPEARS HERE]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

         The boards of directors of Apple Hospitality Two, Inc. and Apple Suites, Inc. have approved a merger transaction in which Suites will become a subsidiary of Hospitality. In the merger, holders of Suites common shares will receive either:

         . a Hospitality unit, consisting of one Hospitality common share and one Hospitality Series A preferred share, for each Suites common share; or

         . if elected by a Suites common shareholder, $10.00 in cash per Suites common share subject to a $25 million limit on the cash to be paid in the merger.

If you elect to receive cash for your Suites common shares, and more Suites shareholders elect to receive cash than the maximum amount of cash available for payment, you will receive a combination of cash and Hospitality units for your Suites common shares, based on a pro rata distribution of the cash available for payment in the merger. For purposes of calculating this pro rata distribution, fractional Suites common shares will be rounded to the nearest whole share. Hospitality, at its sole discretion prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million.

         Holders of Hospitality units will continue to own their existing Hospitality units.

         Glade M. Knight and two business associates own all 240,000 of the outstanding Suites Class B convertible shares. Pursuant to the terms of these securities, the Suites Class B convertible shares will be convertible into 480,000 Suites common shares in connection with the merger. Pursuant to the merger, the Suites Class B convertible shares will be exchanged for 480,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to all other Suites common shareholders.

         In connection with the merger, the boards of directors of Hospitality and Suites have determined that the companies will become self-advised after the merger. As a result, Hospitality and Suites will no longer pay fees to the companies owned by Mr. Knight that provide advisory services to Hospitality and Suites, and Mr. Knight will receive substantial additional compensation in addition to the conversion of his Suites Class B convertible shares, as described in this joint proxy statement/prospectus.

         At special meetings of shareholders on December __, 2002, Hospitality and Suites shareholders will be asked to vote on the merger.

/s/  Glade M. Knight                      /s/  Glade M. Knight
------------------------------------      ------------------------------------
Glade M. Knight                           Glade M. Knight
Chairman and Chief Executive Officer      Chairman and Chief Executive Officer
Apple Hospitality Two, Inc.               Apple Suites, Inc.

November [ ], 2002

         This joint proxy statement/prospectus provides you with detailed information about the merger that will be submitted for shareholder approval at Hospitality's and Suites' respective shareholders meetings. We encourage you to read this entire document carefully. In addition, you may obtain more information about us from documents that we have filed with the Securities and Exchange Commission. Shareholders are urged to consider those matters set forth in "Risk Factors" beginning on page [ ] of this joint proxy statement/prospectus.

         Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the shares to be issued under this joint proxy statement/prospectus or passed upon the adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         Joint proxy statement/prospectus dated November [ ], 2002, and first mailed to shareholders on or about November [ ], 2002.

                           APPLE HOSPITALITY TWO, INC.

                              10 SOUTH THIRD STREET
                            RICHMOND, VIRGINIA 23219

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         A special meeting of shareholders of Apple Hospitality Two, Inc. will be held at [LOCATION/ADDRESS], on December [ ], 2002 at [ ] a.m. [p.m.], local time. At this meeting, we propose to consider and approve the merger of Apple Suites, Inc. with and into Hospitality Acquisition Company, a subsidiary of Hospitality and the related merger agreement, including the related issuance of Hospitality units.

         The merger and related matters and transactions are described more fully in the attached joint proxy statement/prospectus, which includes a copy of the merger agreement as Annex A.

         Only shareholders who owned Hospitality common shares at the close of business on November [ ], 2002 may vote at this meeting. A list of holders of Hospitality common shares will be available during ordinary business hours at Hospitality's executive office, 10 South Third Street, Richmond, Virginia 23219, for ten days prior to the meeting. Holders of Hospitality common shares may examine this list for purposes related to the meeting.

         Hospitality is soliciting the enclosed proxy card. Please fill in and sign the card and mail it promptly in the enclosed postage-prepaid envelope. You may revoke this proxy prior to the meeting by writing to Hospitality and stating that you revoke the proxy or by delivering a later dated proxy. You may attend the meeting and vote in person, even if you already delivered a proxy card.

                                     Apple Hospitality Two, Inc.


                                     /s/  J. Philip Hart
                                     --------------------------------
                                     J. Philip Hart
                                     Secretary

Richmond, Virginia
November [  ], 2002

         Your vote is very important. Whether or not you plan to attend your shareholders meeting, please vote on the proposal submitted at your meeting by completing and mailing the enclosed proxy card to us.

                               APPLE SUITES, INC.

                              10 SOUTH THIRD STREET
                            RICHMOND, VIRGINIA 23219

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         A Special Meeting of Shareholders of Apple Suites, Inc. will be held at [LOCATION/ADDRESS], on December [ ], 2002 at [ ] a.m. [p.m.], local time. At this meeting, we propose to consider and approve the merger of Suites with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two, Inc. and the related agreement and plan of merger.

         The merger and related matters and transactions are described more fully in the attached joint proxy statement/prospectus, which includes a copy of the merger agreement as Annex A.

         Only shareholders who owned Suites common shares at the close of business on November [ ], 2002 may vote at this meeting. A list of holders of Suites common shares will be available during ordinary business hours at Suites executive office, 10 South Third Street, Richmond, Virginia 23219, for ten days prior to the meeting. Holders of Suites common shares may examine this list for purposes related to the meeting.

         Holders of Suites common shares who object to the merger will be entitled to dissenters rights under Virginia law.

         Suites is soliciting the enclosed proxy card. Please fill in and sign the card and mail it promptly in the enclosed postage-prepaid envelope. You may revoke this proxy prior to the meeting by writing to Suites and stating that you revoke the proxy or by delivering a later dated proxy. You may attend the meeting and vote in person, even if you already delivered a proxy card.

                                     Apple Suites, Inc.


                                     /s/  J. Philip Hart
                                     ----------------------------
                                     J. Philip Hart
                                     Secretary

Richmond, Virginia
November [ ], 2002

         Your vote is very important. Whether or not you plan to attend your shareholders meeting, please vote on the proposal submitted at your meeting by completing and mailing the enclosed proxy card to us.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1

SUMMARY...........................................................................................................4

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.....................................10

RISK FACTORS.....................................................................................................11

FORWARD-LOOKING STATEMENTS.......................................................................................16

THE MEETINGS.....................................................................................................17

THE HOSPITALITY MEETING..........................................................................................17

         Purpose of the Meeting..................................................................................17

         Record Date; Voting Rights; Proxies.....................................................................17

         Solicitation of Proxies.................................................................................18

         Quorum..................................................................................................18

         Required Vote...........................................................................................18

THE SUITES MEETING...............................................................................................19

         Purpose of the Meeting..................................................................................19

         Record Date; Voting Rights; Proxies.....................................................................19

         Solicitation of Proxies.................................................................................20

         Quorum..................................................................................................20

         Required Vote...........................................................................................20

THE MERGER.......................................................................................................21

                                       (i)

         Background of the Merger................................................................................21

         Hospitality's Reasons for the Merger....................................................................24

         Opinion of Hospitality Financial Advisor................................................................25

         Suites' Reasons for the Merger..........................................................................30

         Opinion of Suites Financial Advisor.....................................................................31

         Interests of Certain Persons In The Merger..............................................................36

         Conflicts of Interest After the Merger..................................................................38

         Material United States Federal Income Tax Consequences..................................................39

         Certain Regulatory Matters..............................................................................49

         Accounting Treatment....................................................................................50

         Distributions...........................................................................................50

         Appraisal Rights........................................................................................50


THE MERGER AGREEMENT.............................................................................................52

         General.................................................................................................52

         Merger Consideration....................................................................................52

         Election Procedures.....................................................................................53

         Proration...............................................................................................53

         Exchange Procedures.....................................................................................53

         Extraordinary Dividend on Hospitality Common Shares.....................................................54

         Representations And Warranties..........................................................................54

         Certain Covenants.......................................................................................55

         Conditions To Consummate The Merger.....................................................................57

         Termination; Fees And Expenses..........................................................................58

         Termination Fee and Break Up Expenses...................................................................60

         Amendment; Extension; Waiver............................................................................61

         Survival Of Certain Provisions..........................................................................61

HOSPITALITY SELECTED FINANCIAL INFORMATION.......................................................................62

SUITES SELECTED FINANCIAL INFORMATION............................................................................63

APPLE HOSPITALITY TWO, INC.  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS............64

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF HOSPITALITY.............................................................67

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF SUITES..................................................................67

COMPARATIVE PER SHARE PRICE AND DISTRIBUTION INFORMATION.........................................................68

                                      (ii)

DESCRIPTION OF CAPITAL STOCK OF HOSPITALITY......................................................................68

         Hospitality Common Shares...............................................................................68

         Hospitality Series A Preferred Shares...................................................................70

         Hospitality Series B Convertible Preferred Shares.......................................................70

         Hospitality Series C Convertible Preferred Shares.......................................................71

         Preferred Shares........................................................................................71

         Restrictions on Transfer................................................................................72

COMPARISON OF SHAREHOLDER RIGHTS.................................................................................73

         Authorized Shares.......................................................................................73

         Liquidation Rights......................................................................................73

OTHER MATTERS....................................................................................................74

         Shareholder Proposals For Annual Meeting................................................................74

         Other...................................................................................................74

LEGAL MATTERS....................................................................................................74

EXPERTS..........................................................................................................75

WHERE YOU CAN FIND MORE INFORMATION..............................................................................75

Annex A   --   Agreement and Plan of Merger

Annex B   --   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Annex C   --   Opinion of Wachovia Securities, Inc.

Annex D   --   Article 15 of the Virginia Stock Corporation Act

                                      (iii)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What will I receive in the merger?

A:  Suites Shareholders:

    In the merger, holders of Suites common shares will receive either:

    . a Hospitality unit, consisting of one Hospitality common share and one Hospitality Series A preferred share, for each Suites common share, or

    . if elected by a Suites common shareholder, $10.00 in cash per Suites common share subject to a $25 million limit on the cash to be paid in the merger.

    If you elect to receive cash for your Suites common shares, and more Suites shareholders elect to receive cash than the maximum amount of cash available for payment, you will receive a combination of cash and Hospitality units for your Suites common shares, based on a pro rata distribution of the cash available for payment in the merger. For purposes of calculating this pro rata distribution, fractional Suites common shares will be rounded to the nearest whole share. Hospitality, at its sole discretion prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million.

A:  Hospitality Shareholders:

    Holders of Hospitality units, each unit consisting of one Hospitality common share and one Hospitality Series A preferred share, will continue to own the same number of units immediately after the merger.

Q:  What do I need to do now?

A: Complete, sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the shareholders meetings.

Q: What should I do now to exchange my Suites common shares for the merger consideration?

A: If you wish to receive cash in the merger, you must make a valid cash election by:

    . properly completing and signing the election form and the other transmittal materials included with this joint proxy statement/prospectus; and

    . returning the election form to ____________, the exchange agent, by 5:00 p.m. local time at the address indicated on the election form by the second business day prior to the effective time of the merger.

    We currently anticipate the effective time of the merger to be [December __, 2002].

    If you wish to receive Hospitality units in the merger, you do not need to act at this time. You will receive written instructions for exchanging your Suites common shares for Hospitality units after we complete the merger.

    Regardless of the type of consideration that you wish to receive in the merger, you should complete, sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your shareholders meeting.

Q:  Can I change my vote after I send in my proxy?

A: Yes. You can change your vote at any time before we vote your proxy at the shareholders meeting. You can do so in one of three ways. First, you can send a written notice dated after your proxy stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to the Secretary of Hospitality or Suites, as the case may be, and the new proxy card will automatically replace any earlier dated proxy card that you returned. Third, you can attend your shareholders meeting and vote in person.

    You should send any written notice of revocation, request for a new proxy card or completed new proxy card to the Secretary of Hospitality or Suites, as the case may be, at the following addresses:

         Apple Hospitality Two, Inc.       Apple Suites, Inc.
         10 South Third Street             10 South Third Street
         Richmond, Virginia  23219         Richmond, Virginia  23219

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares with respect to the merger only if you provide instructions to your broker on how to vote. Please tell your broker how you would like him or her to vote your shares.

Q:  When and where are the shareholders meetings?

A: The Hospitality meeting will be held at [LOCATION/ADDRESS], on December [ ], 2002 at [ ] a.m. [p.m.], local time.

    The Suites meeting will be held at [LOCATION/ADDRESS], on December [ ], 2002 at [ ] a.m. [p.m.], local time.

Q: In addition to voting on the merger, what else will happen at the shareholders meetings?

A: No other matters are currently scheduled to be voted on at the shareholders meetings.

Q: Why will Suites shareholders receive units but Hospitality shareholders will not receive any additional shares of stock in the merger?

A: Suites will be merged with and into Hospitality Acquisition Company, a subsidiary of Hospitality, and will no longer be a separate company. As the parent of Hospitality Acquisition Company, all of Hospitality's currently outstanding stock will remain outstanding.

Q:  When do you expect the merger to be completed?

A:  We hope to complete the merger shortly after the shareholders meetings.

Q:  Will I have to pay federal income taxes as a result of the merger?

A: We expect the merger to be tax-free to Suites shareholders who only receive Hospitality units in exchange for their Suites common shares. Therefore, if you receive solely Hospitality units in the merger, you will not have to pay federal income taxes as a result of the merger.

    If you receive solely cash or a combination of cash and Hospitality units in the merger, you will recognize gain equal to the lesser of:

    .    the difference between:

      . (x) the aggregate amount of the cash and the fair market value of the Hospitality units, if any, that you receive; and

      . (y) your adjusted basis in the Suites common shares that you surrender; and

    .    the amount of cash that you received in the merger.

Q:  Whom should I call with questions?

A:  If you have questions about the merger, you should contact:

         For Hospitality Shareholders:     For Suites Shareholders:
         Apple Hospitality Two, Inc.       Apple Suites, Inc.
         10 South Third Street             10 South Third Street
         Richmond, Virginia 23219          Richmond, Virginia 23219
         Attention:  David McKenney        Attention:  David McKenney
         Phone Number: (804) 344-8121      Phone Number: (804) 344-8121

                                     SUMMARY

         This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you are urged to carefully read this entire document and the documents to included under the heading "Where You Can Find More Information" beginning on page [ ].

         This joint proxy statement/prospectus contains certain forward-looking statements concerning, among other things, the benefits expected as a result of the merger and the future financial performance of Hospitality after the merger. Actual results may differ significantly from the forward-looking statements. Please see the Risk Factors beginning on page [ ].

The Companies (page __)

APPLE HOSPITALITY TWO, INC.
10 South Third Street
Richmond, Virginia 23219
(804) 344-8121

         Hospitality is an externally advised real estate investment trust owning upper-end extended-stay hotels in select metropolitan areas throughout the United States. As of September 30, 2002, Hospitality owned 48 extended-stay hotels, containing 5,767 suites as a part of the Residence Inn(R) by Marriott(R) Franchise, and had total assets of approximately $547 million.

APPLE SUITES, INC.
10 South Third Street
Richmond, Virginia 23219
(804) 344-8121

         Suites is an externally advised real estate investment trust owning upper-end extended-stay hotels in select metropolitan areas throughout the United States. As of September 30, 2002, Suites owned 17 extended-stay hotels, containing 1,922 suites as part of the Homewood Suites(R) by Hilton(R) franchise, and had total assets of approximately $180 million.

THE COMBINED COMPANIES

         After the merger, Hospitality will have consolidated total assets of approximately $727 million and will own 65 properties, containing 7,689 suites in select metropolitan areas throughout the United States.

         In connection with the merger, the boards of directors of Hospitality and Suites have determined that the companies will become self-advised, contingent upon the merger occurring. Consequently, the advisory agreements Hospitality and Suites have with Apple Suites Advisors, Inc., will be terminated concurrently with the merger and thereafter no further advisory fees will be due under those agreements. In addition, the property acquisition/disposition agreements that Hospitality and Suites have with Apple Suites Realty Group, Inc., will also be terminated. Glade M. Knight, a director of Hospitality and Suites and chairman of the board and president of Hospitality and Suites, is the sole shareholder of Apple Suites Advisors and Apple Suites Realty.

                                   THE MERGER

         The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the entire merger agreement, as it is the legal document that governs the merger.

What Suites Shareholders Will Receive In The Merger (page __)

         In the merger, holders of Suites common shares will receive either:

         . a Hospitality unit, consisting of one Hospitality common share and one Hospitality Series A preferred share, for each Suites common share, or

         . if elected by a Suites common shareholder, $10.00 in cash per Suites common share subject to a $25 million limit on the cash to be paid in the merger.

         If you elect to receive cash for your Suites common shares, and more Suites shareholders elect to receive cash than the maximum amount of cash available for payment, you will receive a combination of cash and Hospitality units for your Suites common shares, based on a pro rata distribution of the cash available for payment in the merger. For purposes of calculating this pro rata distribution, fractional Suites common shares will be rounded to the nearest whole share. Hospitality, at its sole discretion prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million.

         Glade M. Knight and two business associates own all 240,000 of the outstanding Suites Class B Convertible Shares. Pursuant to the terms of these securities, the Suites Class B convertible shares will be convertible into 480,000 Suites common shares in connection with the merger. Pursuant to the merger, the Suites Class B convertible shares will be exchanged for 480,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to all other Suites common shareholders.

What Current Shareholders Of Hospitality Will Own After The Merger  (page __)

         Holders of Hospitality units will continue to own the same number of units immediately after the merger.

Extraordinary Dividend on Hospitality Common Shares  (page __)

         In connection with the merger, Hospitality will pay an extraordinary dividend of $_________ per share to Hospitality common shareholders on the record date of [____], 2002. The payment date for the extraordinary dividend will be [___], 2002 and is contingent on the merger becoming effective. The aggregate amount of the extraordinary dividend payment is $15 million.

Effective Time Of The Merger  (page __)

         Under Virginia law, the merger will be effective when the Virginia State Corporation Commission issues a certificate of merger in connection with the filing of articles of merger relating to the merger. Assuming all conditions have been satisfied or waived, we expect that the merger will be completed as soon as practicable following approval by the Hospitality and Suites shareholders at their respective shareholders meetings.

Opinions of Financial Advisors  (page __)

Opinion of Financial Advisor to Hospitality. (page__)

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as financial advisor to Hospitality in connection with the merger. Merrill Lynch delivered to the special committee of the Hospitality board of directors an oral opinion on October 23, 2002, which was confirmed by a written opinion dated October 23, 2002, to the effect that, as of the date of the opinion and based upon and subject to specified matters described therein, the consideration to be paid by Hospitality pursuant to the merger is fair to Hospitality from a financial point of view.

         The full text of the written opinion of Merrill Lynch, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this joint proxy statement/prospectus and you are urged to read the opinion carefully in its entirety. The opinion of Merrill Lynch was provided solely for the use and benefit of the Hospitality special committee and board and addresses only the fairness to Hospitality of the consideration to be paid by Hospitality pursuant to the merger from a financial point of view. The Merrill Lynch opinion does not address the relative merits of the underlying business decision by Hospitality to engage in the merger as compared to alternative business strategies that might exist for Hospitality and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the merger or any matter related thereto.

Opinion of Financial Advisor to Suites. (page __)

         Wachovia Securities, Inc. has acted as financial advisor to Suites in connection with the merger. Wachovia Securities delivered to the special committee of Suites' board of directors an oral opinion on October 23, 2002, which was confirmed by a written opinion dated October 23, 2002, to the effect that, as of the date of the opinion and based upon and subject to specified matters stated in the opinion, the merger consideration to be paid to the Suites common shareholders, other than Hospitality or any of its affiliates, is fair, from a financial point of view, to those shareholders.

         The full text of the written opinion of Wachovia Securities, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and you are urged to read the opinion in its entirety. The opinion of Wachovia Securities was provided solely for the information and benefit of the Suites special committee and board and addresses only the fairness, from a financial point of view, of the merger consideration to be paid to the Suites common shareholders, other than Hospitality or its affiliates, and does not address the merits of the underlying decision by Suites to engage in the transaction and does not constitute a recommendation to any shareholder as to how a shareholder should vote on the merger or any matter related thereto.

Interests Of Hospitality And Suites Officers, Directors And Certain Shareholders In The Merger (page __)

         In considering the merger, you should be aware that each director may be considered to have interests in the merger.

         The boards of directors of Hospitality and Suites are composed of the same directors. Consequently, each director may be deemed to have an interest in the merger. No unaffiliated representative was retained to negotiate separately for the shareholders of each company. Because each director may be deemed to have an interest in the merger, the board of each company established a separate special committee of different directors which engaged separate financial advisors. The special committee of the Hospitality board engaged Merrill Lynch, which rendered its opinion as to the fairness, from a financial point of view, of the consideration to be paid by Hospitality in the merger. The special committee of the Suites board engaged Wachovia Securities, which rendered its opinion as to the fairness, from a financial point of view, of the consideration to be paid in the merger to the Suites shareholders, other than Hospitality or any of its affiliates.

         In approving the merger, each board determined it should make no recommendation to shareholders with respect to the merger because each director may be considered to be interested in the transaction as a result of serving on the board of directors of each corporation.

         In addition Glade M. Knight, a director of Hospitality and Suites and chairman of the board and president of Hospitality and Suites, has additional economic interests in the merger, the related termination of the advisory agreements between each of Hospitality and Suites and Apple Suites Advisors, and the related termination of the property acquisition/distribution agreements between each of Hospitality and Suites and Apple Suites Realty. In connection with the merger, Mr. Knight will receive:

         . $2 million cash and a non-interest bearing promissory note, due four years after the merger, in a principal amount of $4.48 million, in connection with Hospitality's acquisition of Mr. Knight's stock in Apple Suites Advisors, currently the external manager of Hospitality and Suites, instead of paying a $6.48 million termination fee that would otherwise be due Apple Suites Advisors under its advisory agreement with Hospitality. In connection with this acquisition, the advisory agreement will be terminated and no further advisory fees will be due under that agreement.

         . 1,073,000 newly created Hospitality Series C convertible preferred shares in exchange for his Hospitality Series B convertible preferred shares. Mr. Knight would have otherwise been entitled to receive 1,073,000 Hospitality units upon conversion of his Hospitality Series B convertible preferred shares in connection with the termination of Hospitality's advisory agreement with Apple Suites Advisors and Hospitality's property acquisition/distribution agreement with Apple Suites Realty. The new Hospitality Series C convertible preferred shares will have a liquidation preference comparable to the Hospitality Series B convertible preferred shares, in that holders of Hospitality Series C convertible preferred shares will receive no payments in a liquidation for their Series C convertible preferred shares until holders of Hospitality units are paid in full for their Hospitality Series A preferred shares. The Hospitality Series C convertible preferred shares will also have the same voting rights and rights to receive dividend distributions as if they had already been converted to Hospitality common shares. Assuming a $10.00 per share value, the aggregate value of the Hospitality Series C convertible preferred shares received by Mr. Knight will be $10,730,000.

         . 405,000 Hospitality units on conversion of his Suites Class B convertible shares. Each Suites Class B convertible share, pursuant to its terms, is convertible into two Suites common shares in connection with the merger. Pursuant to the merger, Mr. Knight's Suites Class B convertible shares will be exchanged for 405,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to all other Suites common shareholders. Assuming a $10.00 per unit value, the aggregate value of the Hospitality units received by Mr. Knight will be $4,050,000.

         As of November [___], 2002, the directors and executive officers at Hospitality held options to purchase an aggregate of approximately 42,720 Hospitality common shares at a weighted average exercise price per share of approximately $9.75. As of November [___], 2002, the directors and executive officers of Suites held options to purchase an aggregate of approximately 45,888 Suites common shares at a weighted average exercise price per share of approximately $9.55. Suites' executive officers and directors are to receive the same consideration for their Suites common shares as the other Suites shareholders are to receive. Upon consummation of the merger, all outstanding options to purchase Suites common shares will automatically be deemed to constitute an option to acquire that number of Hospitality units that the holders of such options would have been entitled to receive if such holders had exercised their options immediately prior to the merger.

Material Federal Income Tax Considerations  (page __)

         Suites Shareholders. We expect the merger to be tax-free to Suites shareholders who receive only Hospitality units in exchange for their Suites common shares. If a Suites shareholder receives solely cash or a combination of cash and Hospitality units in the merger, he will generally recognize taxable gain on the receipt of cash in exchange for his Suites common shares.

         Hospitality Shareholders. Neither Hospitality nor Hospitality's shareholders will recognize gain or loss as a result of the merger.

         Hospitality shareholders will recognize dividend income on the distribution of the extraordinary dividend to the extent of the accumulated and current earnings and profits of Hospitality.

         REIT Status of Hospitality and Hospitality Acquisition Company. Hospitality has previously elected and operates as a REIT and Hospitality Acquisition Company will elect to be taxed as a REIT under the Internal Revenue Code. We expect that Hospitality will continue to qualify as a REIT and that Hospitality Acquisition Company will operate in a manner so as to qualify as a REIT after the merger. The ability of Hospitality and Hospitality Acquisition Company to qualify as REITs depends upon their ability to meet specified distribution levels, specified diversity of stock ownership, specified income and asset tests and various other qualifications imposed by the Internal Revenue Code.

Appraisal Rights  (page __)

         Under Article 15 of the Virginia Stock Corporation Act, holders of Suites common shares will have the right to dissent from the merger and to obtain payment of the fair value of their Suites common shares. Holders of Hospitality units, however, will not have the right to dissent from the merger. A copy of Article 15 of the Virginia Stock Corporation Act is attached to this joint proxy statement / prospectus as Annex D. Under the merger agreement, Hospitality's obligation to close the merger is subject to the condition that holders of no more than 1% of the outstanding Suites common shares indicate their intention to exercise their dissenters' rights.

Conditions To The Merger  (page __)

         A number of conditions must be met before the merger is completed including, among other things:

         . approval of the merger by the shareholders of Hospitality and Suites;

         . receipt by Suites of a legal opinion, reasonably satisfactory to Suites, that the merger should qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; and

         . holders of no more than 1% of the outstanding Suites common shares as of the applicable record date having indicated their intention to exercise dissenters' rights under the Virginia Stock Corporation Act.

         Some of the conditions to the merger may be waived.

Termination Of The Merger Agreement  (page __)

         Hospitality and Suites may agree to terminate the merger agreement before the merger has been completed, and either Hospitality or Suites may terminate the merger agreement if any of the following occurs:

         . the merger has not been completed by February 28, 2003, unless the delay is caused by the breach of a representation, warranty or covenant by the party who wishes to terminate;

         .     the required shareholder approvals are not obtained;

         . a court or other governmental authority permanently prohibits the merger; or

         . the other party materially breaches certain of the representations, warranties or covenants contained in the merger agreement and such breaches are not cured within the time period specified therein.

Termination Fee And Expenses  (page __)

         If either Suites or Hospitality withdraws from the merger as a result of a competing transaction, and the merger agreement is terminated, it will be required to reimburse the other party for the expenses, not exceeding $1 million, incurred by the other party relating to the merger.

Accounting Treatment (page __)

         The merger is expected to be accounted for by Hospitality using the purchase method of accounting.

The Hospitality Special Meeting (page __)

         The special meeting of Hospitality shareholders will be held at [LOCATION/ADDRESS], on December [___], 2002 at [ ] a.m. [p.m.], local time.

         At the Hospitality meeting, Hospitality shareholders will consider and vote upon a proposal to approve the merger and the merger agreement, including the related issuance of Hospitality units.

         The merger agreement requires the approval of the holders of at least a majority of Hospitality common shares present and voting at the Hospitality meeting, excluding Hospitality common shares owned by or voted under the control of a Hospitality or Suites director.

         Only shareholders who owned Hospitality common shares at the close of business on November [___], 2002 may vote at the meeting. As of November [___], 2002, a total of [______________] Hospitality common shares were eligible to be voted at the Hospitality meeting. Directors and executive officers of Hospitality and their affiliates beneficially owned less than one percent of these Hospitality common shares.

The Suites Special Meeting  (page __)

         The special meeting of Suites shareholders will be held at [LOCATION/ADDRESS], on December [___], 2002 at [ ] a.m. [p.m.], local time.

         At the Suites meeting, Suites shareholders will consider and vote upon a proposal to approve the merger and the merger agreement.

         The merger agreement requires the approval of the holders of at least a majority of the outstanding Suites common shares as well as approval of the holders of a majority of outstanding Suites common shares present and voting at the Suites meeting, excluding Suites common shares owned by or voted under the control of a Suites or Hospitality director.

         Only shareholders who owned Suites common shares at the close of business on November [___], 2002 may vote at the meeting. As of November [___], 2002, a total of [________] Suites common shares were eligible to be voted at the Suites meeting. Directors and executive officers of Suites beneficially owned less than one percent of these Suites common shares.

Market Data  (page __)

         Neither Hospitality common shares or Suites common shares actively trade, nor are they likely to do so any time in the near future.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                        CONDENSED COMBINED FINANCIAL DATA

         We are providing the following summary historical financial and pro forma data is being provided to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with Hospitality's and Suites' historical financial statements (and related notes) contained in the reports that have been filed with the Securities and Exchange Commission and incorporated by reference into this joint proxy statement / prospectus. You should also read the unaudited pro forma condensed combined financial statements (and related notes) appearing elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information." Hospitality's and Suites' consolidated financial information for each of the fiscal years presented were derived from their respective audited financial statements. The financial information for each of the quarterly periods presented were derived from their respective unaudited financial statements.

Apple Hospitality Two, Inc. Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data (page __)

                                                              2002                          6/30/02
                                           12/31/01       Hospitality       6/30/02       Hospitality
                                         Hospitality        Combined      Hospitality       Combined
                                          Historical       Pro forma       Historical      Pro forma
                                         -------------------------------------------------------------
Balance Sheet Data

Investment in hotel properties           $121,078,235              n/a    $249,532,341    $586,545,211
Total Assets                             $178,381,287              n/a    $336,680,450    $664,166,670
Mortgage notes payable                   $ 52,874,346              n/a    $142,912,276    $350,654,411
Total Liabilities                        $ 57,920,316              n/a    $146,852,374    $363,271,924
Total Shareholders' Equity               $120,460,971              n/a    $189,828,076    $300,894,746


Operating Data

Total Revenue                            $ 12,441,771     $217,811,079    $ 34,906,540    $ 97,546,905
Total Expenses                           $  9,125,052     $188,487,507    $ 29,389,944    $ 87,705,358
Net Income                               $  3,316,719     $ 29,323,573    $  5,516,596    $ 10,217,547
Earnings per common Share                $       0.52     $       1.00    $       0.33    $       0.33

Funds from Operations

Net Income                               $  3,316,719     $ 29,323,573    $  5,516,596    $ 10,217,547
Depreciation                             $  1,084,933     $  5,603,463    $  2,639,286    $  3,108,855
Other                                    $      1,600              $ -    $    450,000    $    450,000
Funds From Operations                    $  4,403,252     $ 34,927,036    $  8,605,882    $ 13,776,402

                                  RISK FACTORS

         This joint proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Hospitality's actual results could differ materially from those set forth in the forward-looking statements because of, among other reasons, the following list of risk factors. The list below may not be exhaustive.

Hospitality and Suites have pre-existing relationships that may have influenced the merger terms.

         Prior to execution of the merger agreement, Hospitality and Suites, and their respective officers and directors, were related in a variety of ways, which may have resulted in the merger terms being different than terms to which unrelated third parties would have agreed. The boards of directors of Hospitality and Suites are composed of the same members. In addition, certain officers and directors of Hospitality hold interests in the capital stock of both Hospitality and Suites. Because of these factors, we cannot assure you that the merger terms represent the same terms that would be agreed upon in the absence of these inter-relationships.

We may not realize the anticipated benefits of the merger.

         We may not realize the anticipated benefits of the merger. Further, we may incur unanticipated costs as a result of the merger such as transfer taxes, consent fees, or professional expenses or unexpected future operating expenses including increased personnel costs, property taxes or travel expenses.

Hospitality's and Suites' common shareholders' percentage ownership interests will be substantially reduced after the merger.

         The percentage ownership interests of both Hospitality common shareholders and Suites common shareholders will be substantially reduced relative to their pre-merger interests in Hospitality and Suites. Therefore, holders of Suites common shares will experience a substantial reduction in their effective voting power in Hospitality relative to their effective voting power in Suites prior to the merger.

If the merger does not qualify as reorganization, Suites shareholders may owe substantial additional taxes.

         We expect the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Shareholders of Suites that receive solely Hospitality units should not recognize taxable gain or loss as a result of the merger. Shareholders of Suites that receive solely cash or a combination of cash and Hospitality units should generally recognize taxable gain on the receipt of cash in exchange for their Suites common shares. Shareholders of Hospitality should not recognize taxable gain or loss as a result of the merger. Shareholders of Hospitality should recognize taxable income on the extraordinary dividend. We have agreed to obtain a legal opinion from counsel stating that the merger should be treated as a reorganization. However, this legal opinion will not be binding on the Internal Revenue Service. If the merger does not qualify as a reorganization, each Suites shareholder will recognize gain or loss equal to the difference between the sum of the fair market value of the Hospitality units and cash, if any, received and the shareholder's adjusted tax basis in the Suites common shares.

We will incur substantial expenses related to the merger.

         We cannot assure you that the merger will be completed. Under some circumstances, Suites may have to pay Hospitality 's out-of-pocket expenses in connection with the merger if the merger is terminated. Similarly, under some circumstances, Hospitality may have to pay Suites' out-of-pocket expenses in connection with the merger if the merger agreement is terminated. Further, Hospitality and Suites each have incurred substantial expenses in connection with the merger. If the merger is not completed, these expenses and termination fees could materially impact Hospitality's and/or Suites' operating results and ability to pay future distributions to their shareholders.

Hospitality shareholders are not entitled to appraisal rights.

         Under Virginia law, holders of Suites common shares will have the right to dissent from the merger and to obtain payment of the fair value of their Suites common shares. Holders of Hospitality common shares will not have the right to dissent from the merger.

There will be dilution of shareholders interests upon conversion of Suites Class B convertible shares and the exchange of Hospitality Series B convertible shares for Hospitality Series C convertible preferred shares.

         In connection with the merger and the related termination of the advisory agreement with Apple Suites Advisors, the outstanding Hospitality Series B convertible preferred shares will be exchanged for 1,272,000 newly created Series C convertible preferred shares which will have the same voting and dividend rights as if they had already been converted into 1,272,000 Hospitality common shares. In the merger, the Suites Class B convertible shares will be converted into 480,000 Hospitality units. The conversion and exchange of these shares will result in dilution of shareholders' interests.

         Glade M. Knight, who is a director of Hospitality and Suites, Chairman of the Board and President of Hospitality and Suites, and others hold the outstanding Hospitality Series B convertible preferred shares. Also, Mr. Knight and others hold all 240,000 Suites Class B convertible shares.

         Hospitality issued the Hospitality Series B convertible preferred shares to Mr. Knight and two of his business associates as part of its initial public offering. Suites issued the Suites Class B convertible shares to Mr. Knight and two of his business associates as part of its initial public offering.

There is no public market for Hospitality's common shares so shareholders may be unable to dispose of their investment.

         Shareholders of Suites should view the Hospitality common shares, to be issued as part of each unit issued in the merger, as illiquid and must be prepared to hold their Hospitality common shares for an indefinite length of time. Hospitality common shares do not actively trade, and Hospitality does not plan to cause Hospitality common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While Hospitality, acting through its board of directors, may cause the Hospitality common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their Hospitality common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the Hospitality common shares should be considered a long-term investment.

There will never be a public market for Hospitality's Series A preferred shares, and you will not be able to separately dispose of your Series A preferred shares without disposing of the Hospitality common shares to which the Hospitality Series A preferred shares relate.


         Suites shareholders should view the Hospitality Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the Hospitality common shares that correspond to the Series A preferred shares. No public market for Hospitality Series A preferred shares will exist separate from any public market that may exist for Hospitality common shares. No Hospitality Series A preferred share will trade separately from the common share to which it relates. Suites shareholders will be unable to resell Series A preferred shares without selling the Hospitality common shares to which they relate.

There are conflicts of interest with Hospitality's President and Chairman of the Board.

         Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with Hospitality and Suites. Currently, Mr. Knight is the chairman of the board and president of Hospitality, Suites, Apple Hospitality Five, Inc. and Cornerstone Realty Income Trust, Inc., all of which are real estate investment trusts. Mr. Knight has economic interests in these other programs by virtue of his positions in those companies. Mr. Knight receives a salary from Cornerstone Realty Income Trust and direct or indirect compensation from Hospitality, Suites and Apple Hospitality Five. Mr. Knight is a minority shareholder of Hospitality, Suites, Apple Hospitality Five and Cornerstone Realty Income Trust.

There were no arms-length negotiations for Hospitality's or Suites' agreements with Apple Suites Advisors or Apple Suites Realty.

         Hospitality will acquire Apple Suites Advisors in connection with the merger under terms reached without the benefits of arms-length negotiations. Apple Suites Advisors and Apple Suites Realty have received substantial compensation from Hospitality and Suites in exchange for various services rendered to Hospitality and Suites. This compensation has been established without the benefits of arms-length negotiation. Apple Suites Advisors has supervised and arranged for the day-to-day management of Hospitality's and Suites' operations and assisted Hospitality and Suites in maintaining a continuing and suitable property investment program. Apple Suites Realty has acted as a real estate broker in connection with Hospitality's and Suites' purchases and sales of properties. Hospitality and Suites will terminate these arrangements with Apple Suites Advisors and Apple Suites Realty in connection with the merger. Glade M. Knight is the chief executive officer and sole shareholder of Apple Suites Advisors and Apple Suites Realty.

Hospitality's management will spend time on other activities.

         The officers and directors of Hospitality, Suites and Apple Suites Advisors also serve as officers and directors of entities that engage in the brokerage, sale, operation or management of real estate. These entities are Cornerstone Realty Income Trust and Apple Hospitality Five. Both of these entities share similar investment objectives and policies. Apple Hospitality Five may compete for properties against Hospitality and Suites. The officers and directors of Hospitality, Suites and Apple Suites Advisors may disproportionately allocate their time and resources between these other entities and Hospitality or Suites. The organizational documents of Hospitality, Suites and Apple Suites Advisors do not specify a minimum standard of time and attention that Mr. Knight is required to devote to Hospitality, Suites and Apple Suites Advisors.

There may be operational limitations associated with management and franchise agreements affecting Hospitality's and Suites' properties.

         Hospitality's and Suites' properties are managed pursuant to management agreements and franchise or license agreements with nationally recognized hotel management companies and hotel franchisors. These agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of Hospitality's and Suites' properties in order to maintain uniformity within the franchise system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

         The standards are subject to change over time, in some cases at the direction of the manager or franchisor, and may restrict the ability to make improvements or modifications to a property without the consent of the manager or franchisor. In addition, compliance with the standards could require us to incur significant expenses or capital expenditures. Action, or in some instances inaction, could result in a breach of those standards or other terms and conditions of the management or franchise agreements and could result in the loss or cancellation of a franchise license.

         In connection with terminating or changing the franchise affiliation of a property, Hospitality may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Hospitality's board may in its sole discretion determine the amount and nature of its aggregate debt.

         Subject to the limitations in Hospitality's bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Therefore, our properties may be highly over leveraged and thereby subject to a greater risk of default. All of Hospitality's hotels are currently mortgaged. Hospitality's bylaws prohibit Hospitality from incurring debt if the debt would result in Hospitality's total debt exceeding 100% of the value of Hospitality's assets at cost. The bylaws also prohibit Hospitality from allowing total borrowing to exceed 50% of the fair market value of Hospitality's assets. However, Hospitality's bylaws allow Hospitality to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. In addition, the bylaws provide that Hospitality's borrowings must be reasonable in relation to its net assets and must be reviewed quarterly by the directors.

Hospitality may be unable to make distributions.

         If Hospitality's and Suites' properties do not generate sufficient revenue to meet operating expenses after the merger, Hospitality's cash flow and its ability to make distributions to shareholders may be adversely affected. Hospitality's properties are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. While Hospitality intends to make quarterly distributions to shareholders, there can be no assurance that Hospitality will be able to make distributions at any particular rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that these goals or intentions will be realized.

         While Hospitality continues to seek generally to make distributions from its operating revenues, Hospitality might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from offerings of Hospitality units. While distributions from these sources would result in the shareholders receiving cash, the consequences to Hospitality would differ from a distribution out of Hospitality's operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Hospitality units are distributed, those proceeds would not then be available for other uses, such as property acquisitions or improvements.

Hospitality faces competition in the hotel industry.

         The upper-end, extended-stay and limited service hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at Hospitality's properties, which would adversely affect Hospitality's operations. Hospitality faces competition from many sources. Hospitality and Suites face competition from other hotels in the geographic market where Hospitality's and Suites' hotels are located. Over-building in the hotel industry increases the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. Hospitality and Suites also face competition from nationally recognized hotel brands with which Hospitality and Suites are not associated. Currently and in the future, hotels owned by Hospitality or Suites may compete with hotels owned by Apple Hospitality Five.

         Hospitality also faces competition for investment opportunities. These competitors are other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than Hospitality does. Hospitality also faces competition for investors from other hotel real estate investment trusts and real estate entities.

There would be significant adverse consequences of Hospitality's failure to continue as a REIT.

         Hospitality intends to continue to qualify as a real estate investment trust, or REIT. If Hospitality fails to qualify as a REIT for any taxable year, Hospitality would be subject to federal income tax on its taxable income at corporate rates. In addition, Hospitality would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing Hospitality's REIT status would reduce its net earnings available for investment or distribution to its shareholders because of the additional tax liability. In addition, distributions to its shareholders would no longer qualify for the dividends paid deduction, and Hospitality would no longer be required to make distributions. To the extent Hospitality would have made distributions in anticipation of qualifying as a REIT, Hospitality might be required to borrow funds or liquidate investments in order to pay the applicable tax.

Hospitality's real estate investments will be relatively illiquid.

         Real estate investments are, in general, relatively difficult to sell. Hospitality's asset illiquidity tends to limit its ability to promptly vary its portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit Hospitality's ability to sell properties held for fewer than four years. This limitation may affect its ability to sell properties without adversely affecting returns to its shareholders.

Hospitality has no restriction on changes in its investment and financing policies.

         Hospitality's board of directors approves its investment and financing policies, including its policies with respect to growth, debt, capitalization and payment of distributions. Although the Hospitality board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without shareholder approval. For example, Hospitality's board could determine without shareholder approval that it is in the best interests of the shareholders to cease all investments in extended-stay and limited service hotel properties, to make investments in other types of assets or to dissolve the business. Further, Hospitality's board may determine in its sole discretion the amount and nature of its aggregate debt.

Hospitality's shareholders' interests may be diluted.

         The Hospitality board of directors is authorized, without shareholder approval, to cause Hospitality to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors, in its sole discretion, may authorize Hospitality to issue common shares or other equity or debt securities, to persons from whom Hospitality purchases property, as part or all of the purchase price of the property. The Hospitality board of directors, in its sole discretion, may determine the value of any Hospitality common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to Hospitality, except that during any period when Hospitality common shares are offered by Hospitality to the public, the public offering price of the Hospitality common shares will be deemed their value.

         Hospitality has adopted two stock incentive plans for the benefit of its directors and a limited number of its employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

         In addition, Hospitality expressly reserves the right to implement a dividend reinvestment plan involving the issuance of additional shares by Hospitality, at an issue price determined by the board of directors.

Hospitality's articles and bylaws contain antitakeover provisions and ownership limits.

         Hospitality's bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede the shareholders' ability to change Hospitality's management.

         In order to maintain Hospitality's qualification as a REIT, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, Hospitality's bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Hospitality's board may waive this ownership limitation on a case-by-case basis. As a result, without Hospitality's board's approval, no person may acquire more than 9.8% of its outstanding shares, limiting a third party's ability to acquire control of Hospitality.

         Hospitality's articles of incorporation authorize the board to issue up to 13,728,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares, the Series B convertible preferred shares and the Series C convertible preferred shares. Thus, Hospitality's board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in Hospitality's shareholders' best interest.

Hospitality may become subject to environmental liabilities.

         Although Hospitality will continue to subject its properties to an environmental assessment prior to acquisition, Hospitality may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of Hospitality's or Suites' properties, or the failure to remediate properly a contaminated property, could adversely affect its ability to sell or rent the property or to borrow using the property as collateral.

         Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

         . Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of, or responsibility for, the presence of the contaminants.

         . Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

         . Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

If Hospitality or Hospitality Acquisition fails to qualify as a REIT, we will be subject to potentially significant tax liabilities.

         In the past, we have operated as a REIT, and we intend for Hospitality and Hospitality Acquisition to operate as REITs following the merger. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. Therefore, we cannot assure you that we will qualify as REITs.

         If we fail to qualify as REITs, we will be subject to federal income tax at regular corporate rates and to potentially significant tax liabilities. If this happens, the amount of cash available for distribution to shareholders would be reduced and possibly eliminated. If we fail to qualify as REITs and are not entitled to relief under certain statutory provisions, we would also be disqualified from treatment as REITs for the four taxable years following the year during which such qualification was lost.

Hospitality may incur significant costs complying with the Americans with Disabilities Act and similar laws.

         Hospitality's and Suites' properties are required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties Hospitality or Suites purchases, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than Hospitality currently anticipates, or if the changes must be made on a more accelerated basis, Hospitality's ability to make expected distributions could be adversely affected.

                           FORWARD-LOOKING STATEMENTS

         Hospitality and Suites have each made forward-looking statements in this document (and in documents that are incorporated herein by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Hospitality or Suites, including the anticipated benefits from the merger. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions are used, we are making forward-looking statements. Shareholders of Hospitality and Suites should note that many factors could affect the future financial results of Hospitality after the merger and could cause these results to differ materially from those expressed in our forward-looking statements.

                                  THE MEETINGS

         This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies from holders of Hospitality common shares for use at the Hospitality meeting and from the holders of Suites common shares for use at the Suites meeting. This joint proxy statement/prospectus and accompanying form of proxy are first being mailed to the respective shareholders of Hospitality and Suites on or about November [___], 2002.

                             THE HOSPITALITY MEETING

PURPOSE OF THE MEETING

         A special meeting of the shareholders of Hospitality will be held at [LOCATION/ADDRESS], on December [_], 2002 at [ ] a.m. [p.m.], local time, to consider and approve the Agreement and Plan of Merger, dated as of October 24, 2002, by and among Hospitality, Suites and Hospitality Acquisition Company, a subsidiary of Hospitality, by which Suites is to merge with and into Hospitality Acquisition Company.

         Only business within the purposes described in the Hospitality Notice of Special Meeting of Shareholders may be conducted at the Hospitality meeting. Any action may be taken on the foregoing at the Hospitality meeting on the date specified above, or on any date or dates to which it may be postponed or to which, by original or later adjournment, the Hospitality meeting may be adjourned.

RECORD DATE; VOTING RIGHTS; PROXIES

         Hospitality has fixed the close of business on November [___], 2002 as the record date for determining holders of Hospitality common shares entitled to notice of, and to vote at, the Hospitality meeting. Only holders of Hospitality common shares at the close of business on the record date will be entitled to notice of and to vote at the Hospitality meeting. As of the record date, there were [____________] issued and outstanding Hospitality common shares. Each holder of record of Hospitality common shares on such record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy.

         All Hospitality common shares, which are entitled to vote and are represented at the Hospitality meeting by properly executed proxies received prior to or at the Hospitality meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on the proxies. If no instructions are given on a proxy card, it will be voted for approval of the merger and the merger agreement.

         Votes cast by proxy or in person at the Hospitality meeting will be tabulated by the inspector of elections appointed for the meeting who will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of the merger and the merger agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not voting with respect to that matter.

         If any other matters are properly presented at the Hospitality meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, proxies voted against a proposal will not be voted in favor of adjournment in order to continue to solicit proxies with respect to the merger and the merger agreement.

         Any proxy given by a Hospitality common shareholder pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

         . filing with the Secretary of Hospitality, at or before the taking of the vote at the Hospitality meeting, a written notice of revocation bearing a later date than the proxy,

         . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Hospitality before the taking of the vote at such meeting, or

         . voting in person at the meeting, although attendance at the Hospitality meeting will not by itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to Apple Hospitality Two, Inc., 10 South Third Street, Richmond, Virginia 23219, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Hospitality meeting.

SOLICITATION OF PROXIES

         Hospitality will bear its own costs of soliciting proxies, except that the cost of preparing, printing and mailing this joint proxy statement/prospectus will be borne equally by Hospitality and Suites. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to owners of Hospitality common shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from Hospitality shareholders by directors, officers and employees of Hospitality in person or by telephone, telegraph, facsimile or other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to these directors, officers and employees of Hospitality in connection with the solicitation. Any questions or requests for assistance regarding this joint proxy statement/prospectus and related proxy materials may be directed to Hospitality by telephone at (804) 344-8121, attention David McKenney.

QUORUM

         The holders of a majority of all of the votes entitled to be cast, present in person or represented by proxy, will constitute a quorum at the Hospitality meeting. Shares that abstain from voting and broker non-votes will be treated as shares that are present and entitled to vote at the Hospitality meeting for purposes of determining whether a quorum exists.

REQUIRED VOTE

         The approval of the merger and the merger agreement will require the affirmative vote of the holders of at least a majority of the Hospitality common shares present and voting at the Hospitality meeting, excluding Hospitality common shares owned by or voted under the control of a Hospitality or Suites director.

Regardless of the number of Hospitality common shares you own, your vote is important to Hospitality. Please complete, sign, date and promptly return the enclosed proxy card today.

                               THE SUITES MEETING

PURPOSE OF THE MEETING

         A Special Meeting of the Shareholders of Suites will be held at [LOCATION/ADDRESS], on December [_], 2002 at [ ] a.m. [p.m.], local time, to consider and approve the Agreement and Plan of Merger, dated as of November [___], 2002, by and among Hospitality, Suites and Hospitality Acquisition Company, a subsidiary of Hospitality, by which Suites is to merge with and into Hospitality Acquisition Company.

         Only business within the purposes described in the Suites Notice of Special Meeting of Shareholders may be conducted at the Suites meeting. Any action may be taken on the foregoing at the Suites meeting on the date specified above, or on any date or dates to which it may be postponed or to which, by original or later adjournment, the Suites meeting may be adjourned.

RECORD DATE; VOTING RIGHTS; PROXIES

         Suites has fixed the close of business on November [___], 2002 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Suites meeting. Only holders of record of Suites common shares at the close of business on the record date will be entitled to notice of, and to vote at, the Suites meeting. As of the record date, there were [_____________] Suites common shares issued and outstanding. Each holder of record of Suites common shares on such record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy.

         All Suites common shares represented at the Suites meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the Suites meeting in accordance with the instructions indicated on such proxies. If no instructions are given on a proxy card, it will be voted for approval of the merger agreement.

         Votes cast by proxy or in person at the Suites meeting will be tabulated by the inspector of elections appointed for the meeting who will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not voting with respect to that matter.

         If any other matters are properly presented at the Suites meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, proxies voted against the merger will not be voted in favor of adjournment in order to continue to solicit proxies with respect to that proposal.

         Any proxy given by a Suites common shareholder pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

         . filing with the Secretary of Suites, at or before the taking of the vote at the Suites meeting, a written notice of revocation bearing a later date than the proxy,

         . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Suites before the taking of the vote at such meeting, or

         . voting in person at the meeting (although attendance at the Suites meeting will not by itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Apple Suites, Inc., 10 South Third Street, Richmond, Virginia 23219, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Suites meeting.

SOLICITATION OF PROXIES

         Suites will bear its own costs of soliciting proxies, except that the cost of preparing, printing and mailing this joint proxy statement/prospectus will be borne equally by Hospitality and Suites. Arrangements also will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Suites will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. In addition to solicitation by use of the mails, proxies may be solicited from the Suites shareholders by directors, officers and employees of Suites in person or by telephone, telegraph, facsimile or other means of communications. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Any questions or requests for assistance regarding this joint proxy statement/prospectus and related proxy materials may be directed to Suites by telephone at (804) 344-8121, attention David McKenney.

QUORUM

         The holders of a majority of the votes entitled to be cast, present in person or represented by proxy, will constitute a quorum at the Suites meeting. Shares that abstain from voting and broker non-votes will be treated as shares that are present and entitled to vote at the Suites meeting for purposes of determining whether a quorum exists.

REQUIRED VOTE

         The approval of the merger will require the affirmative vote of the holders of at least:

         . a majority of the Suites common shares entitled to vote thereon outstanding on the record date; and

         . a majority of Suites common shares present and voting at the Suites special meeting, excluding Suites common shares owned or voted under control of a Suites or Hospitality director.

         Accordingly, abstentions and broker non-votes will have the same effect as a vote against the merger and the merger agreement. As parties to the merger agreement, the holders of the Suites Class B convertible shares outstanding, have consented to and approved the merger and the merger agreement.

         Regardless of the number of shares you own, your vote is important to Suites. Please complete, sign, date and promptly return the enclosed proxy card today.

                                   THE MERGER

BACKGROUND OF THE MERGER

         In March 1999, Glade M. Knight, Chairman and President of Suites and Hospitality, formed Suites, which began operations as of September 1999, to acquire, own and lease extended stay hotels in select metropolitan areas. As of October 31, 2002, Suites owned 17 extended stay hotels containing 1,922 suites.

         In January 2001, Mr. Knight formed Hospitality to acquire and operate upper-end, extended stay and limited service hotels. The first investor closing occurred on May 1, 2001, and as of October 31, 2002, Hospitality owned 48 extended stay hotels containing 5,767 suites.

         In connection with its initial public offering, Suites indicated that within approximately three to five years from its initial closing, it intended to either:

         . cause Suites common shares to be listed on a national securities exchange or reported on the NASDAQ national market system; or

         . with shareholder approval, to dispose of all of its properties in a manner which would permit distributions to shareholders of cash.

         Suites indicated it was under no obligation to take any of these actions and that, the actions if taken, might be taken after five years from the initial closing.

         In late spring 2002, management of Suites began analyzing the feasibility of listing Suites common shares or liquidating Suites assets as the third anniversary of Suites initial closing was August 2002. As part of this analysis, management discussed the expectations of Suites' shareholders with respect to the Suites' liquidity undertaking with representatives of David Lerner Associates, the underwriter for Suites' initial public offering. Management concluded that neither alternative was attractive due to a variety of factors including:

         .     the relatively small market capitalization of Suites;

         .     the volatility of the stock markets since September 11, 2001; and

         . the current market environment for hotel properties given industry performance since September 11, 2001, and expectation that an economic upturn will take longer than previously expected.

As part of this analysis, management began to consider whether a business combination of Suites and Hospitality would be advantageous to the shareholders of both companies.

         On July 30, 2002, the boards of Suites and Hospitality each held separate meetings, and management reviewed its analysis of market conditions, Suites' liquidity undertaking and its recommendation that the board evaluate a possible business combination of the two companies in which Hospitality would acquire Suites in a merger transaction. Management also recommended that the transaction be structured as a one-for-one stock exchange with a cash election feature permitting Suites' shareholders to elect cash in the amount of $10.00 per share with a maximum amount of cash to be paid of approximately $25 million.

         In view of the identical membership of the Suites and Hospitality boards, the directors determined to pursue the evaluation by appointing a special committee composed of different members for each board and authorized each special committee to engage financial and legal advisors for purposes of evaluating the proposed business combination. In addition, each board discussed that, in connection with approving any business combination, it would approve the combination without a recommendation with respect to shareholder approval, and that approval would be conditioned upon receiving the affirmative vote of a majority of each company's shareholders not affiliated with any of the directors.

         In their respective quarterly reports on Form 10-Q filed in August 2002, Hospitality and Suites reported they were evaluating a possible business combination.

         The Suites board established a special committee consisting of Michael Waters and Lisa Kern. On August 5, 2002, the Suites special committee met to discuss its obligations and how it would proceed, including the need to seek and hire financial and legal advisors. During August 2002, the Suites special committee interviewed candidates to serve as its financial advisor and its legal counsel and selected Wachovia Securities, Inc. and Troutman Sanders LLP to serve as its financial advisor and legal counsel, respectively.

         The Hospitality board established a special committee consisting of Bruce H. Matson and Robert M. Wiley. On August 15, 2002 the Hospitality special committee met to discuss its obligations and how it would proceed, including the need to seek and hire financial and legal advisors. During the remainder of August, the Hospitality special committee interviewed candidates to serve as is financial advisors and selected Merrill Lynch to serve as its financial advisor. In addition, the Hospitality special committee considered legal advisors and selected McGuireWoods LLP to serve as its legal counsel.

         In August 2002, management advised each of the special committees that it recommended that the cash consideration to be paid in the merger be limited to $25 million, but that Hospitality in its sole discretion be permitted to increase that amount before the merger to $30 million.

         On September 4, 2002, the Suites special committee met with representatives of Wachovia Securities and Troutman Sanders to discuss the status of, and likely timetable to evaluate, a potential business combination and the due diligence to be undertaken.

         On September 9, 2002, the Hospitality special committee met with representatives of Merrill Lynch and McGuireWoods to discuss the status of, and likely timetable to evaluate, a potential business combination and the due diligence to be undertaken.

         During September and October 2002, the advisors to the Suites special committee and to the Hospitality special committee undertook their due diligence investigations and communicated regularly with their respective clients concerning the terms of a possible business combination, and legal counsel for the respective special committees met with each other to negotiate the terms and conditions of the business combination on behalf of their respective clients. The Suites special committee held meetings with its advisors on September 23 and October 19 for the purpose of discussing the progress of due diligence, the status of the merger and issues raised in the negotiation of the merger agreement.

         On October 21, 2002, the Hospitality special committee met with its financial advisors and legal counsel. Merrill Lynch discussed the status of its review of the proposed merger, including its preliminary view as to relative valuation ranges of Hospitality and Suites. The Hospitality special committee then requested that Merrill Lynch explore with management and the financial advisors for Suites alternatives to enhance the value of the merger from the standpoint of the Hospitality shareholders.

         On October 21 and 22, 2002, Merrill Lynch discussed with management alternatives for enhancing the value of the merger from the standpoint of the Hospitality shareholders. As a result of these discussions, Hospitality's management proposed revising the merger agreement to provide for a $15 million extraordinary dividend to be paid to Hospitality common shareholders before the merger and to be conditioned on the merger occurring. That proposal was communicated by management to Wachovia Securities and by McGuireWoods to Troutman Sanders.

         On October 22, 2002, the Suites special committee met with its advisors to discuss the proposed revision to the merger agreement.

         On October 23, 2002, in a presentation to the Suites special committee, Wachovia Securities and Troutman Sanders reviewed the terms of the merger agreement, and Wachovia Securities delivered an oral opinion regarding the fairness, from a financial point of view, to the Suites common shareholders, of the proposed transaction pursuant to the merger agreement. The Suites special committee unanimously approved the merger and merger agreement and recommended the merger and merger agreement to the Suites board.

         On October 23, 2002, in a presentation to the Hospitality special committee, Merrill Lynch and McGuireWoods reviewed the terms of the merger agreement, and Merrill Lynch delivered an oral opinion regarding the fairness, from a financial point of view, to Hospitality of the proposed transaction pursuant to the merger agreement. The Hospitality special committee unanimously approved the merger and merger agreement and recommended the merger and merger agreement to the Hospitality board.

         On October 23, 2002, the Suites board met to consider the proposed transaction with Hospitality and to receive the Suites special committee's recommendation regarding the proposed transaction. Wachovia Securities reviewed its presentation to the Suites special committee including its oral opinion regarding the fairness, from a financial point of view, to the Suites common shareholders, of the proposed transaction pursuant to the merger agreement. The Suites special committee presented its unanimous recommendation that the Suites board approve the merger and merger agreement. The Suites board unanimously approved the merger and merger agreement.

         On October 23, 2002, the Hospitality board met to consider the proposed transaction with Suites and to receive the Hospitality special committee's recommendation regarding the proposed transaction. Merrill Lynch reviewed its presentation to the Hospitality special committee including its oral opinion regarding the fairness, from a financial point of view, to Hospitality of the proposed transaction pursuant to the merger agreement. The Hospitality special committee presented its unanimous recommendation that the Hospitality board approve the merger and merger agreement. The Hospitality board unanimously approved the merger and merger agreement.

         In approving the merger, each board determined it should make no recommendation to shareholders with respect to the merger because each director may be considered to be interested in the merger as the boards of Suites and Hospitality have the same members. For information regarding the interests of the Hospitality and Suites directors and others in the merger, we urge you to read carefully "Interest of Certain Persons in the Merger."

         At the October 23, 2002 meetings of the Hospitality and Suites boards, management reviewed its recommendation that in connection with the merger both companies become self-advised. The boards of both Hospitality and Suites approved the termination of each advisory agreement with Apple Suites Advisors contingent upon the merger occurring. To implement the termination of the advisory agreement for Hospitality, the Hospitality board approved the acquisition of the outstanding stock of Apple Suites Advisors from its sole shareholder, Glade M. Knight, subject to the approval of definitive documentation and conditioned on the merger occurring. For a description of the terms of this acquisition, we urge you to read carefully "Interest of Certain Person in the Merger - Acquisition of Apple Suites Advisors and Conversion of Hospitality Convertible Preferred Shares."

         On October 24, 2002, Hospitality, Suites and Hospitality Acquisition Company executed and delivered the definitive form of the merger agreement. On October 25, 2002, Hospitality and Suites each filed a Form 8-K disclosing the proposed merger and its terms.

         During the week of October 28, 2002, management reviewed the impact of the conversion of Hospitality Series B convertible preferred shares into Hospitality units on the liquidation preferences of other Hospitality shareholders and discussed this impact with representatives of David Lerner Associates, the underwriter for Hospitality's public offerings. As an alternative to this conversion, management proposed that the Hospitality Series B convertible preferred shares be exchanged for new Hospitality Series C convertible preferred shares that would contain liquidation provisions comparable to the Hospitality Series B convertible preferred shares, but provide for voting and dividend rights as though the shares had been converted into Hospitality units. Mr. Knight and the other holders of the Series B convertible preferred shares indicated their willingness to exchange their Hospitality Series B convertible preferred shares for new Hospitality Series C convertible preferred shares.

         On November 13, 2002, the Suites board met to consider the impact on the merger of the exchange of Hospitality Series B convertible preferred shares for new Hospitality Series C convertible preferred shares. Wachovia Securities advised the Suites board that this exchange would not adversely affect its opinion rendered on October 23, 2002. The Suites board approved waivers to the merger agreement necessary for the creation of the Hospitality Series C convertible preferred shares and their exchange for Hospitality Series B convertible preferred shares.

         [On November 13, 2002, the Hospitality board met to consider the proposed creation of a new Hospitality Series C convertible preferred shares and their exchange for the outstanding Hospitality Series B convertible preferred shares, as well as to evaluate the impact of this exchange on the merger. At this meeting, Merrill Lynch advised the Hospitality board that the proposed exchange would not adversely affect its opinion rendered on October 23, 2002. The Hospitality board approved the creation of the new Hospitality Series C convertible preferred shares and the exchange of the outstanding Hospitality Series B convertible preferred shares for 1,272,000 Hospitality Series C convertible preferred shares.]

HOSPITALITY'S REASONS FOR THE MERGER

         On October 23, 2002, the Hospitality board met to consider the merger and to receive the Hospitality special committee's recommendation regarding the merger. Based upon a review of the terms of the merger agreement, consultation with Hospitality's management, as well as its financial advisors and legal counsel, consideration of the factors described below and the unanimous recommendation of the Hospitality special committee that the Hospitality board approve the merger and the merger agreement, the Hospitality board unanimously approved the merger and the merger agreement and the transactions contemplated thereby and the related issuance of Hospitality units.

         In reaching its determination, the Hospitality board considered the following material factors:

         . Franchise Diversification and Portfolio Growth. Hospitality will diversify its operations by acquiring properties operated as Homewood Suites(R) by Hilton, which are generally newer properties requiring less renovation than, and generally have lower management fees than, the properties currently owned by Hospitality. Hospitality will acquire 17 properties containing 1,922 suites including properties in six markets where Hospitality currently has no properties.

         . Accretive Effect. Hospitality believes the acquisition of Suites will be accretive to its adjusted funds from operations (AFFO) per share for 2003 and 2004 on a fully converted basis.

         . Improved Potential for Market Listing. Hospitality believes that, with a larger asset and equity base as a result of the acquisition of Suites, it will be in an improved position to seek listing of the Hospitality units on a market or exchange at an appropriate time in the future.

         . Increased Asset Base. Hospitality's total asset base will increase from approximately $547 million to approximately $727 million and the number of properties and suites will increase from 48 properties containing 5,767 suites to 65 properties containing 7,689 suites.

         . Potential Cost Savings. The combined companies may achieve cost savings by consolidation of public reporting system and insurance.

         . Opinion of Merrill Lynch. The Hospitality Board considered the opinion, analyses and presentation of Merrill Lynch described below under "Opinion of Hospitality Financial Advisor," to the effect that, as of the date of the Merrill Lynch opinion and based upon and subject to the matters stated therein, the consideration to be paid by Hospitality pursuant to the merger is fair to Hospitality from a financial point of view.

         . Recommendation of Hospitality Special Committee. The Hospitality board also considered the recommendation of the Hospitality special committee. In determining to recommend the merger to the Hospitality board, the Hospitality special committee considered the same factors described herein which were considered by the Hospitality board as a whole.

         . Interest of Certain Persons. The Hospitality board also evaluated the benefits of the transaction to be received by some officers and directors of Hospitality and Suites as described under "The Merger-Interest of Certain Persons in the Merger" and the related dilution of shareholder interests upon conversion of the Suites Class B convertible shares and the exchange of the Hospitality Series B convertible preferred shares.

         In approving the merger, the Hospitality board determined it should make no recommendation to Hospitality shareholders with respect to the merger because each director may be considered to be interested in the merger as each director is also a director of Suites. For information regarding the interests of the Hospitality directors and others in the merger, we urge you to read carefully "Interest of Certain Persons in the Merger."

OPINION OF HOSPITALITY FINANCIAL ADVISOR

         Under an engagement letter dated August 26, 2002, Hospitality engaged Merrill Lynch to act as exclusive financial advisor to the Hospitality special committee in connection with the proposed merger. Pursuant to this engagement, Hospitality requested that Merrill Lynch evaluate the fairness to Hospitality, from a financial point of view, of the consideration to be paid by Hospitality in the proposed merger. On October 23, 2002, at a meeting of the Hospitality special committee held to consider the proposed merger, Merrill Lynch rendered an oral opinion, which was subsequently confirmed by delivery to the Hospitality special committee of a written opinion, dated October 23, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be paid by Hospitality in the proposed merger was fair, from a financial point of view, to Hospitality.

         The full text of Merrill Lynch's written opinion, dated October 23, 2002, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Annex B. Merrill Lynch's opinion is addressed to the members of the Hospitality special committee and relates only to the fairness to Hospitality, from a financial point of view, of the consideration to be paid by Hospitality in the proposed merger. Merrill Lynch was not requested to opine on, and its opinion does not address, the relative merits of the underlying business decision by Hospitality to engage in the proposed merger as compared to alternative business strategies that might exist for Hospitality. Merrill Lynch's opinion is solely for the use and benefit of the Hospitality board and the Hospitality special committee and does not constitute a recommendation to any shareholder of Hospitality as to how that shareholder should vote on the proposed merger or any other related matter.

         The summary of the material terms of Merrill Lynch's opinion described below is qualified in its entirety by reference to the full text of the opinion attached to this joint proxy statement/prospectus as Annex B. You are encouraged to read the opinion carefully in its entirety.

         In arriving at its opinion, Merrill Lynch, among other things:

         . Reviewed certain publicly available business and financial information relating to Suites and Hospitality that it deemed to be relevant;

         . Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Suites and Hospitality furnished to Merrill Lynch by Suites and Hospitality, respectively;

         . Conducted discussions with members of senior management and representatives of Suites and Hospitality concerning the matters described in the two clauses directly above, as well as their respective businesses and prospects before and after giving effect to the proposed merger;

         . Participated in certain discussions and negotiations among representatives of Suites and Hospitality and their financial and legal advisors;

         .     Reviewed the potential pro forma impact of the proposed merger;

         . Reviewed a draft dated October 22, 2002 of the proposed merger agreement; and

         . Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

         In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Suites or Hospitality and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Suites or Hospitality. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Suites or Hospitality, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Suites' or Hospitality's management as to the expected future financial performance of Suites or Hospitality, as the case may be. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it, that the proposed merger would qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended, and that both Suites and Hospitality qualify as real estate investment trusts under the Internal Revenue Code of 1986, as amended.

         In connection with its opinion, Merrill Lynch was advised that Hospitality will purchase Apple Suites Advisors, the outside advisory company for Hospitality and Suites (which is owned by the management of Hospitality and Suites), and terminate Apple Suites Advisors' advisory agreements with Suites and Hospitality. Merrill Lynch expressed no opinion with respect to Hospitality's purchase of Apple Suites Advisors or the termination of its advisory agreements with Suites and Hospitality or any other arrangement between Hospitality or Suites and Apple Suites Advisors or management.

         Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of the Merrill Lynch opinion. In rendering its opinion, Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the proposed merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the proposed merger. Merrill Lynch did not express any opinion as to the price at which Hospitality shares might trade following the announcement or consummation of the proposed merger in any public market or private transaction.

Summary of Merrill Lynch's Financial Analyses

         The summary below is not a complete description of Merrill Lynch's presentation to the members of the Hospitality special committee or the Hospitality board or the financial analyses performed and factors considered by Merrill Lynch in connection with rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to summary description. Merrill Lynch believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Merrill Lynch's analyses and opinion.

         In performing its analyses, Merrill Lynch considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Hospitality and Suites. An evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, trading or other values of the companies or business segments analyzed.

         The estimates contained in Merrill Lynch's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Merrill Lynch's analyses and estimates are inherently subject to substantial uncertainty.

         The type and amount of consideration payable in the proposed merger was determined by Hospitality and Suites, and the decision by Hospitality to enter into the proposed merger was solely that of the Hospitality board, based on the recommendation of the Hospitality special committee. Merrill Lynch's opinion and financial analyses were only one of many factors considered by the Hospitality board and the Hospitality special committee in their evaluation of the proposed merger and should not be viewed as determinative of the views of the Hospitality board, the Hospitality special committee or the management of Hospitality with respect to the proposed merger or the consideration to be paid by Hospitality in the proposed merger.

         Each of the analyses conducted by Merrill Lynch was carried out to provide a different perspective on the proposed transaction. Merrill Lynch did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Merrill Lynch did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination that the consideration to be paid by Hospitality in the proposed merger was fair, from a financial point of view, to Hospitality. The following analyses assume that Hospitality makes the proposed $15 million distribution to its common shareholders and that this distribution is paid to its common shareholders as of a record date prior to the consummation of the proposed merger.

         Net Asset Valuation. Merrill Lynch performed a net asset valuation for Hospitality based upon estimates of Hospitality's enterprise value as of December 31, 2002, the present value of deferred incentive management fees, the present value of projected capital expenditures for renovations and the net debt balance as of December 31, 2002. Merrill Lynch's estimates were based upon the projected financial information provided by the senior management of Hospitality and Suites and all present values were calculated as of December 31, 2002. This valuation applied an 11% capitalization rate to Hospitality's net operating profit for purposes of calculating Hospitality's enterprise value. This analysis also assumed deferred incentive management fees of approximately $28.92 million as of December 31, 2007 and assumed a 12% discount rate for purposes of calculating the present value of deferred incentive management fees and projected capital expenditures for renovations. The valuation indicated an equity value for Hospitality of approximately $233.11 million, resulting in a per unit net asset valuation for Hospitality's units of approximately $7.39, based upon 31.54 million Hospitality units outstanding. A unit consists of one Hospitality common share and one Hospitality Series A preferred share.

         Merrill Lynch also performed a net asset valuation for Suites based upon estimates of Suites' enterprise value as of December 31, 2002 and net debt balance as of December 31, 2002. Merrill Lynch's estimates were based upon the projected financial information provided by the senior management of Hospitality and Suites. Merrill Lynch's valuation assumed a 9.5% capitalization rate for purposes of calculating Suites' enterprise value and indicated an equity value for Suites of approximately $102.97 million, resulting in a per share net asset valuation for Suites common shares of approximately $7.83, based upon 13.15 million Suites common shares outstanding, which assumes that Suites Class B convertible shares are converted into 480,000 Suites common shares.

         Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of Hospitality based upon the projected cash flow of Hospitality for the years 2002 through 2007 as provided by the senior management of Hospitality and Suites. First, Merrill Lynch estimated the present value of the future free cash flows of Hospitality during the forecast period. Then, to estimate the residual value of Hospitality at the end of the forecast period, or the terminal value, Merrill Lynch applied terminal capitalization rates ranging from 11% to 12% to the 2007 projected net operating profit of Hospitality. Merrill Lynch also utilized discount rates ranging from 10% to 14%. The discounted cash flow analysis implied a range of equity values for Hospitality of approximately $229.45 million to $320.05 million, resulting in a range of implied equity values per Hospitality unit of approximately $7.27 to $10.15. This analysis was based upon 31.54 million Hospitality units outstanding.

         Merrill Lynch also performed a discounted cash flow analysis for Suites based upon the projected cash flow of Suites for the years 2002 through 2007 as provided by the senior management of Hospitality and Suites. First, Merrill Lynch estimated the present value of the future free cash flows of Suites during the forecast period. Then, to estimate the terminal value of Suites, Merrill Lynch applied a range of terminal capitalization rates to the 2007 projected net operating profit of Suites. Merrill Lynch utilized discount rates ranging from 10% to 14% and terminal capitalization rates ranging from 9.5% to 10.5%. The discounted cash flow analysis implied a range of equity values for Suites of approximately $94.37 million to $133.41 million, resulting in a range of implied equity values per Suites common share of approximately $7.18 to $10.15. This analysis was based upon 13.15 million Suites common shares outstanding, which assumes that Suites Class B convertible shares are converted into 480,000 Suites common shares.

         Book Value Per Share Analysis. Merrill Lynch performed a book value per share analysis for each of Hospitality and Suites based upon their respective balance sheets as of September 30, 2002. These analyses resulted in an estimated book value per share of $8.50 for Hospitality as of September 30, 2002 and an estimated book value per share of $7.55 for Suites as of September 30, 2002.

         Exchange Ratio Analysis. Merrill Lynch calculated the implied exchange ratios in the proposed merger based upon the high and low equity values per unit calculated by Merrill Lynch in its net asset value and discounted cash flow analyses for Hospitality and the high and low equity values per common share calculated by Merrill Lynch in its net asset value and discounted cash flow analyses for Suites. For purposes of this analysis, Merrill Lynch assumed that all Suites shareholders elected to receive stock (instead of cash) in the proposed merger. Based upon the estimated equity value per unit of $7.39 for Hospitality and the estimated equity value per common share of $7.83 for Suites calculated by Merrill Lynch in its net asset value analysis, the exchange ratio analysis resulted in an implied exchange ratio of 1.060x Hospitality units for each Suites common share. This compares to an exchange ratio in the proposed merger of 1.000x.

         Based upon the high and low per Hospitality unit and per Suites common share equity values calculated by Merrill Lynch in its discounted cash flow analysis, Merrill Lynch calculated the following implied exchange ratios in the proposed merger. The following implied exchange ratios compare to the exchange ratio in the proposed merger of 1.000x.

                             Implied Exchange Ratios

                       Hospitality High: $10.15           Hospitality Low: $7.27
                       ------------------------           ----------------------

Suites High: $10.15              1.000x                            1.396x

Suites Low: $7.18                0.707x                            0.988x

         Contribution Analysis. Merrill Lynch calculated the implied exchange ratios resulting from a debt-adjusted revenue contribution analysis, a debt-adjusted EBITDA contribution analysis and a FFO contribution analysis for the years 2003 and 2004 for Hospitality and Suites, based upon the projected financial information provided by the senior management of Hospitality and Suites. For purposes of this analysis, Merrill Lynch adjusted the implied ownership values for the $25 million cash consideration to Suites shareholders in the proposed merger and for the $15 million distribution to Hospitality common shareholders in connection with the proposed merger.

                                              2003E                                    2004E
                               -----------------------------             -----------------------------
                                                    IMPLIED                                   IMPLIED
                               CONTRIBUTION        OWNERSHIP             CONTRIBUTION        OWNERSHIP
                               ------------        ---------             ------------        ---------
                                                    (dollar values in thousands)
REVENUE

Hospitality................     $ 169,261            74.7%                $ 174,339               74.7%

Suites.....................     $  54,155            25.3%                $  55,780               25.3%

EBITDA

Hospitality................     $  60,731            74.4%                $  63,489               74.4%

Suites.....................     $  19,574            25.6%                $  20,465               25.6%

FFO

Hospitality................     $  41,673            75.9%                $  43,943               75.5%

Suites.....................     $  13,095            24.1%                $  14,050               24.5%

         "EBITDA" means a company's earnings before interest, taxes, depreciation and amortization. "FFO" means a company's funds from operations. Merrill Lynch calculated the following implied exchange ratios resulting from a debt-adjusted estimated revenue contribution analysis, a debt-adjusted estimated EBITDA contribution analysis and an estimated FFO contribution analysis for each of 2003 and 2004. For purposes of this analysis, the calculation of the implied exchange ratios was based upon 31.54 million Hospitality units outstanding and 13.15 million Suites common shares outstanding. The following implied exchange ratios compare to the exchange ratio in the proposed merger of 1.000x.

                                         IMPLIED EXCHANGE RATIO
                                    2003E                        2004E
                                    -----                        -----

Revenue                            1.005x                       1.005x

EBITDA                             1.018x                       1.018x

FFO                                0.942x                       0.959x

         Pro Forma Analysis. Merrill Lynch performed an analysis of the potential pro forma financial impact of the proposed merger to Hospitality for the years 2003 through 2007 based upon the financial projections provided by the senior management of Hospitality and Suites. The analysis resulted in estimates of pro forma AFFO per Hospitality unit accretion / (dilution), pro forma CAD per Hospitality unit accretion / (dilution) and pro forma AFFO per dividend coverage for each of the years indicated in the chart below. Merrill Lynch's calculations of pro forma AFFO per Hospitality unit accretion / (dilution) and pro forma CAD per Hospitality unit accretion / (dilution) were based upon 42.187 million Hospitality units outstanding.

                                                         PER UNIT ACCRETION / (DILUTION)
                                           2003E      2004E      2005E        2006E       2007E
                                           -----      -----      -----        -----       -----
Pro Forma AFFO Per Unit Accretion /
(Dilution)...........                     $ 0.26     $ 0.11    $ (0.03)     $ (0.01)    $ (0.01)

Pro Forma CAD Per Unit Accretion /
(Dilution)...........                     $ 0.28     $ 0.14    $ (0.00)     $ (0.01)    $  0.00

Pro Forma AFFO / Dividend
Coverage.............                       0.15x      0.63x      1.13x        1.17x       1.25x

         "Pro Forma AFFO Per Unit Accretion / (Dilution)" means the accretive or dilutive effect of pro forma adjusted funds from operations per Hospitality unit. "Pro Forma CAD Per Unit Accretion / (Dilution)" means the accretive or dilutive effect of pro forma cash available for distribution per Hospitality unit. "Pro Forma AFFO / Dividend Coverage" means pro forma adjusted funds from operations divided by dividend payments.

         Miscellaneous. Hospitality selected Merrill Lynch as its financial advisor in connection with the proposed merger based on Merrill Lynch's reputation, expertise and familiarity with Hospitality and its business. Merrill Lynch is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwriting, secondary distributions of listed and unlisted securities and valuations for corporate and other purposes.

         Under an engagement letter dated August 26, 2002, Merrill Lynch was retained to act as financial advisor to the Hospitality special committee in connection with the proposed merger and has received a customary fee in connection with the rendering of its opinion. Subject to certain limitations, Hospitality has also agreed to reimburse Merrill Lynch for its reasonable expenses incurred in connection with its engagement. In addition, Hospitality has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. Merrill Lynch has, in the past, provided financial advisory and financing services to various affiliates of Hospitality and/or Suites and may continue to do so and has received, and may receive, fees for the rendering of these services. Merrill Lynch has also been engaged as financial advisor to parties who have sold significant portfolios to Hospitality in the past two years.

SUITES' REASONS FOR THE MERGER

         On October 23, 2002, the Suites board met to consider the merger and to receive the Suites special committee's recommendation regarding the merger. Based upon a review of the terms of the merger agreement, consultation with Suites' management, as well as its financial advisors and legal counsel, consideration of the factors described below and the unanimous recommendation of the Suites special committee that the Suites board approve the merger and the merger agreement, the Suites board unanimously approved the merger and the merger agreement and the transactions contemplated thereby.

         In reaching its determination, the Suites board considered the following material factors:

         . Increased Dividend Income. Suites shareholders will receive Hospitality units, with a historical dividend policy providing an annual dividend rate of $1.00 per Hospitality common share, representing a 25% increase over the annual dividend rate of $.803 per Suites common share.

         . Opportunity for Liquidity. Suites common shareholders desiring to receive cash for their Suites common shares have the opportunity to elect to receive $10.00 per share in cash instead of stock in the merger, subject to the limit on the maximum amount of cash that will be paid by Hospitality in the merger.

         . Franchise Diversification and Portfolio Growth. Suites shareholders will have an interest in a larger more diverse company. After the merger, Hospitality will own 65 properties containing 7,689 suites operating under two franchises - Residence Inn(R) by Marriott and Homewood Suites(R) by Hilton.

         . Improved Potential for Market Listing. Suites believes that Hospitality, with a larger asset and equity base as a result of the acquisition of Suites, will be in a better position than Suites, on a stand-alone basis, to seek listing of its stock on a market or exchange at an appropriate time in the future.

         . Increased Asset Base. The asset base in which Suites shareholders have an interest will increase from approximately $180 million to approximately [$727] million and the number of properties and suites will increase from 17 properties containing 1,922 suites to 65 properties containing 7,689 suites.

         . Opinion of Wachovia Securities. The Suites board considered the opinion, analyses and presentation of Wachovia's Securities described below under "Opinion of Suites Financial Advisor" to the effect that as of the date of the Wachovia Securities opinion and based upon and subject to the matters stated therein, the merger consideration to be paid to the common shareholders of Suites, other than Hospitality or any of its affiliates, is fair, from a financial point of view, to those shareholders.

         . Recommendation of Suites Special Committee. The Suites board placed emphasizes on the recommendation of the Suites special committee. In determining to recommend the merger to the Suites board, the Suites special committee considered the same factors described herein which were considered by the Suites board as a whole.

         . No Other Indication of Interest. Suites did not receive any indication of interest or unsolicited offers as a result of its announcement in August 2002, that it was evaluating a business combination with Hospitality.

         . Interests of Certain Persons. The Suites board and the Suites special committee also evaluated the benefits of the transaction to be received by some officers and directors of Hospitality and Suites as described in "The Merger - The Interest of Certain Persons in the Merger" and the related dilution of shareholder interests upon conversion of the Suites Class B convertible shares and the exchange of the Hospitality Series B convertible preferred shares.

         In approving the merger, the Suites board determined it should make no recommendation to Suites' shareholders with respect to the merger because each director may be considered to be interested in the merger as each director is also a director of Hospitality. For information regarding the interests of the Suites directors and others in the merger, we urge you to read carefully "Interest of Certain Persons in the Merger."

OPINION OF SUITES FINANCIAL ADVISOR

         Suites retained Wachovia Securities as its exclusive financial advisor to render a fairness opinion in connection with the merger. At the October 23, 2002 meeting of the Suites special committee, Wachovia Securities rendered its oral opinion, which was subsequently confirmed by a written opinion dated the same date, that as of such date, and based upon and subject to the various qualifications and assumptions described therein, the merger consideration to be received by the Suites common shareholders was fair, from a financial point of view, to the common shareholders of Suites, other than Hospitality or any of its affiliates.

         The full text of the written opinion of Wachovia Securities dated October 23, 2002, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Holders of Suites common shares are urged to read such opinion in its entirety. Wachovia Securities' opinion is addressed to the Suites special committee and addresses only the fairness, from a financial point of view, of the merger consideration to be received by the Suites common shareholders and does not address the merits of the underlying decision by Suites to engage in the transaction, or any other aspect of the merger or any related transaction, and does not constitute a recommendation to any holder of Suites common shares as to how such holder should vote with respect to the merger.

         In arriving at its opinion, Wachovia Securities:

         . reviewed the merger agreement, draft dated as of October 22, 2002, including the financial terms of the merger agreement;

         . reviewed certain business, financial and other information, including financial forecasts, regarding Suites and Hospitality that was publicly available or furnished to Wachovia Securities by management, and discussed each company's business and prospects with its management;

         . considered certain financial data for Suites and Hospitality and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed to be relevant;

         . compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed to be relevant;

         . reviewed Suites' and Hospitality's financial contributions to the combined entity on a pro forma basis without giving effect to the potential transaction synergies and costs;

         . calculated a net asset value per common share for each company based on 2003 projected net operating income, adjusted for capital reserves;

         .     developed discounted cash flow models of Suites and Hospitality;

         .     reviewed the potential pro forma financial impact of the merger;
               and

         . considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed to be relevant.

         In rendering its opinion, Wachovia Securities relied upon the accuracy and completeness of the foregoing financial and other information, and Wachovia Securities did not assume any responsibility for any independent verification of such information. With respect to Suites' and Hospitality's financial forecasts, on the advice of Suites, Wachovia Securities assumed, with the permission of Suites, that they were reasonably prepared and reflected the best current estimates and judgments of management as to the future financial performance of the companies. Wachovia Securities discussed Suites' and Hospitality's financial projections with the management of

Suites and Hospitality, but Wachovia Securities assumed no responsibility for, and expressed no view as to, Suites' and Hospitality's financial projections or the assumptions upon which they are based. In arriving at its opinion, Wachovia Securities did not make and was not provided with any comprehensive evaluations or appraisals of the assets or liabilities of Suites or Hospitality.

         In rendering its opinion, Wachovia Securities assumed that the merger will be consummated in accordance with the terms described in the merger agreement, without waiver of any material terms or conditions, that the draft merger agreement reviewed by it would not differ materially from the agreement actually executed, and that in the course of obtaining any necessary legal, regulatory or third party consents and/or approvals, no restrictions will be imposed that will have a material adverse effect on the merger or other actions contemplated by the merger agreement. In addition, Wachovia Securities assumed that the merger will be accounted for as a tax-free reorganization within the meaning of Section 368(a) of the Code. The merger agreement is attached to this joint proxy statement/prospectus as Annex A hereto, and we urge you to review the terms of the merger agreement and the conditions to Suites' obligations thereunder in connection with your consideration of the merger.

         Wachovia Securities' opinion is necessarily based on economic, market, financial and other conditions and information made available to Wachovia Securities as of the date of the opinion. Although subsequent developments may affect its opinion, Wachovia Securities does not have any obligation to update, revise or reaffirm the opinion. Wachovia Securities' opinion does not address the relative merits of the merger or other actions contemplated by the merger agreement compared with other business strategies that may have been considered by management and/or Suites' board of directors or any committee thereof. Wachovia Securities did not consider, nor did it express any opinion with respect to, the prices at which Suites common shares or Hospitality common shares will trade, if at all, following announcement of the merger or the price at which Hospitality common shares will trade, if at all, following consummation of the merger.

         The following is a summary of the principal financial analyses performed by Wachovia Securities in connection with its opinion. No company or transaction used in the analyses described below is directly comparable to Suites, Hospitality or the merger. The analyses Wachovia Securities performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

         Comparable Companies Analysis. Using publicly available information and estimates of future financial results published by First Call or derived from various research reports, Wachovia Securities analyzed the market values and certain trading multiples of selected publicly traded extended stay and lodging companies that Wachovia Securities believed were reasonably comparable to Suites and Hospitality. These comparable companies were selected principally based on the consistency of property types owned with those owned by Suites and Hospitality. The selected comparable companies were:

         .     Extended Stay America, Inc.;

         .     Equity Inns, Inc.;

         .     Hospitality Properties Trust;

         .     Innkeepers USA Trust;

         .     RFS Hotel Investors, Inc.; and

         .     Winston Hotels, Inc.

         For each of the comparable companies, Wachovia Securities calculated the multiples of market value to projected funds from operations, or FFO, for 2002 and 2003. Wachovia Securities' calculations resulted in the following relevant ranges for the comparable companies:

         . a range of projected FFO multiples for 2002 for the comparable companies of 5.4x to 8.4x, with a median of 6.9x.

         . a range of projected FFO multiples for 2003 for the comparable companies of 4.5x to 7.8x, with a median of 5.9x.

         . Based on Suites' projected FFO for 2002 and 2003, the implied range of per share values for Suites was $4.31 to $7.50 and the per share value was $6.11 and $5.66 using the 2002 and 2003 median FFO per share multiples, respectively. Based on Hospitality's projected FFO for 2002 and 2003, the implied range of per share values for Hospitality was $5.23 to $9.11 and the per share value was $7.28 and $6.87 using the 2002 and 2003 median FFO per share multiples, respectively.

Wachovia Securities noted that the implied exchange ratio calculated using the inverse of the minimum and maximum share values described above would range between 0.47 and 1.43, and 0.84 and 0.82 using the median share values from the 2002 and 2003 multiples, respectively, as compared to the proposed exchange ratio of 1.00.

         None of the companies utilized in the above analysis for comparative purposes is identical to Suites or Hospitality. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies as well as the potential trading value of Suites or Hospitality. In addition, the multiples of common share price to projected 2002 and 2003 FFO per share for the comparable companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

         Selected Transactions Analysis. Using publicly available information, Wachovia Securities examined selected transactions in the real estate industry, deemed relevant by Wachovia Securities. These selected transactions were chosen principally based on the consistency of the target's property types owned with those owned by Suites and Hospitality. The selected transactions were:

         .     Nova Finance Company, LLC / Sunburst Hospitality Corporation;

         .     Intown Holding Company LLC / Suburban Lodges of America, Inc.;

         .     Security Capital Lodging Incorporated / Homestead Village, Inc.;
               and

         .     Blackstone Real Estate Advisors / Homestead Village, Inc.

         For each of the comparable transactions, Wachovia Securities calculated, among other things, the multiples of adjusted market value to trailing and forward twelve month earnings before interest, taxes, depreciation and amortization, or EBITDA, for each of the target companies. Wachovia Securities' calculations resulted in the following relevant ranges:

         . a range of trailing twelve month EBITDA multiples for the target companies of 6.8x to 8.5x, with a median of 7.4x.

         . a range of forward twelve month EBITDA multiples for the target companies of 7.0x to 9.6x, with a median of 7.7x.

         . The implied range of per share values for Suites was $4.22 to $8.63 and the per share value was $4.95 and $5.92 using the trailing twelve month and forward twelve month median EBITDA multiples, respectively. The implied range of per share values for Hospitality was $4.54 to $10.14 and the per share value was $5.46 and $6.72 using the trailing twelve month and forward twelve month median EBITDA multiples, respectively.

Wachovia Securities noted that the implied exchange ratio calculated using the inverse of the minimum and maximum share values described above would range between 0.47 and 1.62, and 0.91 and 0.88 using the median share values from the trailing twelve month and forward twelve month multiples, respectively, as compared to the proposed exchange ratio of 1.00.

         None of the transactions utilized in the above analysis for comparative purposes is identical to the merger. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the companies in those transactions and other factors that could affect the value of the companies in those transactions as well as the potential value of Suites or Hospitality. In addition, the target companies' adjusted market values to forward EBITDA multiples in the selected transactions were, in many cases, based on projections prepared by research analysts using only publicly available information. Accordingly, these estimates may or may not prove to be accurate.

         Contribution Analysis. Wachovia Securities reviewed Suites' and Hospitality's financial contribution to the combined company on a projected pro forma basis for 2002 and 2003. Wachovia Securities' analysis, based on management projections, included relative contributions of the following per share operating statistics: total sales, house profit, EBITDA, FFO and cash available for distribution, or CAD.

The range of implied exchange ratios between Hospitality common shares and Suites common shares derived from the projected relative per share contributions of the above operating statistics was 0.74 to 0.90, as compared to the proposed exchange ratio of 1.00.

         Net Asset Value Analysis. Wachovia Securities performed a net asset value analysis of Suites by calculating the gross estimated value of its properties and other assets and subtracting its outstanding debt and other liabilities. The gross estimated value for Suites was estimated by capitalizing 2003 net operating income as projected by management, including an adjustment for reserves for recurring capital expenditures. Theoretical net asset value assumes that each asset is sold at its best and highest price and does not include all corporate liquidation costs. The capitalization rates were based on industry surveys and recent sales of comparable extended stay properties. In applying capitalization rates ranging from 9.50% to 10.50%, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset valuation analysis produced an estimated per share value range of $6.75 to $8.01.

         Wachovia Securities also performed a net asset value analysis of Hospitality by calculating the gross estimated value of its properties and other assets and subtracting its outstanding debt and other liabilities. The gross estimated value for Hospitality was estimated by capitalizing 2003 net operating income as projected by management, including an adjustment for reserves for recurring capital expenditures. Theoretical net asset value assumes that each asset is sold at its best and highest price and does not include all corporate liquidation costs. The capitalization rates were based on industry surveys and recent sales of comparable extended stay properties. In applying capitalization rates ranging from 10.50% to 11.50%, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset valuation analysis produced an estimated per share value range of $7.18 to $8.59. Based on an analysis of this data and the net asset value analysis performed on Suites' properties, Wachovia Securities derived implied exchange ratios ranging from
0.79 to 1.12, as compared to the proposed exchange ratio of 1.00.

         Discounted Cash Flow Analysis. Wachovia Securities performed a discounted cash flow analysis by calculating the present value of estimated cash flows before debt service for Suites for 2003 through 2007 based on management projections. Wachovia Securities calculated the terminal values by applying terminal capitalization rates ranging from 10.00% to 11.00% to 2008 net operating income adjusted for reserves for recurring capital expenditures. Wachovia Securities discounted the cash flows and the terminal values to present value based on discount rates ranging from 12.00% to 15.00%. After adjustments to the resulting present values for current cash balances, net working capital balances and outstanding debt, the discounted cash flow analysis produced an estimated per share value range of $7.77 to $10.15.

         Wachovia Securities also performed a discounted cash flow analysis by calculating the present value of estimated cash flows before debt service for Hospitality for 2003 through 2007 based on management projections. Wachovia Securities calculated the terminal values by applying terminal capitalization rates ranging from 11.00% to 12.00% to 2008 net operating income adjusted for reserves for recurring capital expenditures. Wachovia Securities discounted the cash flows and the terminal values to present value based on discount rates ranging from 12.00% to 15.00%. After adjustments to the resulting present values for current cash balances, net working capital balances and outstanding debt, the discounted cash flow analysis produced an estimated per share value range of $7.65 to $10.19. Based on an analysis of this data and the discounted cash flow analysis performed on Suites' properties,

Wachovia Securities derived implied exchange ratios ranging from 0.76 to 1.33, as compared to the proposed exchange ratio of 1.00.

         General. The summary set forth above is qualified by reference to the full text of the written opinion of Wachovia Securities attached hereto as Annex
C. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Wachovia Securities' opinion. In arriving at its fairness determination, Wachovia Securities considered the results of all such analyses. Wachovia Securities did not attribute any particular weight to any analysis. Rather Wachovia Securities made qualitative judgments as to the significance and relevance of each analysis. The analyses were prepared solely for purposes of Wachovia Securities rendering its opinion to the Suites special committee as to the fairness, from a financial point of view, of the merger consideration to be received by the Suites common shareholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Analyses based upon forecasts or future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of Suites, Hospitality, Wachovia Securities or any other person assumes responsibility if future results are materially different from those forecast. As described above, Wachovia Securities' opinion to the Suites special committee was one of many factors taken into consideration by the Suites special committee and board of directors in making its determination to approve the merger agreement.

         Wachovia Securities is a trade name of Wachovia Securities, Inc., an investment banking subsidiary and affiliate of Wachovia Corporation. Wachovia Securities and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Suites special committee selected Wachovia Securities to serve as its exclusive financial advisor for the purpose of rendering an opinion on the basis of Wachovia Securities' experience and expertise in transactions similar to the merger and its reputation in the REIT industry. Wachovia Securities and its affiliates, including Wachovia Corporation and its affiliates, currently have certain other relationships with Suites and Hospitality. In September 2002, Wachovia Securities closed on an $83 million non-recourse mortgage financing for Hospitality, intended to be sold through its conduit. In September 2000, Wachovia Securities closed on a $50 million non-recourse mortgage financing for Suites, intended to be sold through its conduit. Wachovia Securities and its affiliates may in the future maintain business relationships with Hospitality. In addition, Wachovia Bank, National Association, an affiliate of Wachovia Securities, may provide working capital loans for both Suites and Hospitality at market rates and terms.

         Pursuant to the terms of an engagement agreement dated August 26, 2002, Suites agreed to pay Wachovia Securities a customary fee upon delivery of its opinion. Suites also agreed to reimburse Wachovia Securities for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of Wachovia Securities' counsel, and to indemnify Wachovia Securities, its affiliates, and their respective directors, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Wachovia Securities' engagement. Wachovia Securities did not participate in the negotiations related to the merger agreement and did not recommend the amount of the consideration to be paid in the merger. Other than as described above, no restrictions or limitations were imposed by the special committee of the Suites board of directors on Wachovia Securities with respect to the investigations made or the procedures followed by Wachovia Securities in rendering its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the merger, you should be aware that each director may be considered to have interests in the merger.

         The boards of directors of Hospitality and Suites are composed of the same directors. Consequently, each director may be deemed to have an interest in the merger. No unaffiliated representative was retained to negotiate separately for the shareholders of each company. Because each director may be deemed to have an interest in the merger, the board of each company established a separate committee of different directors that engaged separate financial advisors. The special committee of the Hospitality board engaged Merrill Lynch, which rendered its opinion as to the fairness, from a financial point of view, of the consideration to be paid by Hospitality in the merger. The special committee of the Suites board engaged Wachovia Securities, which rendered its opinion that the consideration to be paid in the merger is fair, from a financial point of view, to the Suites shareholders, other than Hospitality or any of its affiliates.

         In approving the merger, each board determined it should make no recommendation to shareholders with respect to the merger because each director may be considered to be interested in the transaction as a result of serving on the board of directors of each corporation.

 Interests of Glade M. Knight. Glade M. Knight, a director of Hospitality and Suites and chairman of the board and president of Hospitality and Suites, has additional economic interests in the merger, the related termination of the advisory agreements between each of Hospitality and Suites and Apple Suites Advisors, and the related termination of the property acquisition/distribution agreements between each of Hospitality and Suites and Apple Suites Realty. In connection with the merger, Mr. Knight will receive:

         . $2 million cash and a non-interest bearing promissory note, due four years after the merger, in a principal amount of $4.48 million, in connection with Hospitality's acquisition of Mr. Knight's stock in Apple Suites Advisors, currently the external manager of Hospitality and Suites, instead of paying a $6.48 million termination fee that would otherwise be due Apple Suites Advisors under its advisory agreement with Hospitality. In connection with this acquisition, the advisory agreement will be terminated and no further advisory fees will be due under that agreement.

          . 1,073,000 newly created Hospitality Series C convertible preferred shares in exchange for his Hospitality Series B convertible preferred shares. Mr. Knight would have otherwise been entitled to receive 1,073,000 Hospitality units upon conversion of his Hospitality Series B convertible preferred shares in connection with the termination of Hospitality's advisory agreement with Apple Suites Advisors and Hospitality's property acquisition/distribution agreement with Apple Suites Realty. The new Hospitality Series C convertible preferred shares will have a liquidation preference comparable to the Hospitality Series B convertible preferred shares, in that holders of Hospitality Series C convertible preferred shares will receive no payments in a liquidation for their Series C convertible preferred shares until holders of Hospitality units are paid in full for their Hospitality Series A preferred shares. The Hospitality Series C convertible preferred shares will also have the same voting rights and rights to receive dividend distributions as if they had already been converted to Hospitality units. Assuming a $10.00 per share value, the aggregate value of the Hospitality Series C convertible preferred shares received by Mr. Knight will be $10,730,000.

          . 405,000 Hospitality units on conversion of his Suites Class B convertible shares. Each Suites Class B convertible share, pursuant to its terms, is convertible into two Suites common shares in connection with the merger. Pursuant to the merger, Mr. Knight's Suites Class B convertible shares will be exchanged for 405,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to all other Suites common shareholders. Assuming a $10.00 per unit value, the aggregate value of the Hospitality units received by Mr. Knight will be $4,050,000.

         Acquisition of Apple Suites Advisors and Exchange of Hospitality Series B Convertible Preferred Shares. In connection with the merger, the boards of directors of Hospitality and Suites have determined that the companies will become self-advised, contingent upon the merger occurring. Consequently, the advisory agreements Hospitality and Suites have with Apple Suites Advisors, which is owned by Mr. Knight, will be terminated concurrently with the merger and thereafter no further advisory fees will be due under those agreements. In addition, the property acquisition/disposition agreements that Hospitality and Suites have with Apple Suites Realty, which is also owned by Mr. Knight, will also be terminated.

         As a result of the termination of these agreements, the 240,000 Hospitality Series B convertible preferred shares held by Mr. Knight and two business associates would become convertible into 1,272,000 Hospitality units. Mr. Knight and the other holders of Hospitality Series B convertible preferred shares have agreed to exchange their Hospitality Series B convertible preferred shares for 1,272,000 newly created Hospitality Series C convertible preferred shares. These new Hospitality Series C convertible preferred shares will have a liquidation preference comparable to the Hospitality Series B convertible preferred shares, in that holders of Hospitality Series C convertible preferred shares will receive no payments in a liquidation for their Series C convertible preferred shares until holders of Hospitality units are paid in full for their Hospitality Series A preferred shares. Consequently, holders of Hospitality units will be entitled to receive $10.00 per share in cash on liquidation, before any payments will be made to Mr. Knight or the other holders of the Hospitality Series C convertible preferred shares for their Hospitality Series C convertible preferred shares. Each Hospitality Series C convertible preferred share will be convertible into one Hospitality unit upon either of the following triggering events:

         . Hospitality transfers substantially all of its assets, stock or business as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of Hospitality's business.

         . Hospitality lists the Hospitality units on a securities exchange or quotation system or in any established market.

The Hospitality Series C convertible preferred shares will also have the same voting rights and rights to receive dividend distributions as if they had already been converted to Hospitality units.

         To implement the termination of the advisory agreement for Hospitality, Hospitality and Glade M. Knight, the sole shareholder of Apple Suites Advisors, have reached an agreement in principle to acquire all of Mr. Knight's stock in Apple Suites Advisors instead of paying a $6.48 million termination fee due Apple Suites Advisors under the advisory agreement. In this acquisition, Mr. Knight will receive a cash payment of $2 million and a non-interest-bearing promissory note, due four years after the merger, in a principal amount of $4.48 million. This acquisition is conditioned upon the effectiveness of the merger and is expected to close concurrently with the merger.

         Conversion of Suites Class B Convertible Shares. Glade M. Knight and two business associates own all 240,000 of the outstanding Suites Class B convertible shares. Pursuant to the terms of these securities, the Suites Class B convertible shares will be convertible into 480,000 Suites common shares in connection with the merger. Pursuant to the merger, the Suites Class B convertible shares will be exchanged for 480,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to all other Suites common shareholders.

         Ownership of Hospitality Units and Suites Common Shares. The Hospitality board is comprised of five members: Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters, Robert M. Wily. As of November [ ], 2002, each of the above named individuals owned the following number of Hospitality or Suites common shares and held options to purchase that number of Hospitality units or Suites common shares listed below, the weighted average exercise price of which, in the case of Hospitality, was $9.75, and in the case of Suites, was $9.55.

                                  Hospitality                                  Suites
                      ------------------------------------       -------------------------------------
                                          Units Subject to       Common Shares         Common Shares
                      Units Owned               Option              Owned            Subject to Option
                      -----------         ----------------       -------------       -----------------
Glade M. Knight            10                       --               10                       --
Lisa B. Kern               --                   10,680               --                   11,472
Bruce H. Matson            --                   10,680               --                   11,472
Michael S. Waters          --                   10,680               --                   11,472
Robert M. Wily             --                   10,680               --                   11,472

         In addition, the Hospitality and Suites executive officers named below owned the following number of Hospitality units and Suites common shares and held options to purchase that number of Hospitality units and Suites common shares listed below, the weighted average exercise price of which, in the case of Hospitality, was $9.75, and in the case of Suites, was $9.55.

                                 Hospitality                                   Suites
                      ------------------------------------       -------------------------------------
                                          Units Subject to       Common Shares          Common Shares
                      Units Owned              Option                 Owned           Subject to Option
                      -----------         ----------------       -------------       -----------------
Glade M. Knight           10                    --                     10                     --

         Suites' executive officers and directors are to receive the same consideration for their Suites common shares as the other Suites shareholders are to receive. After the merger, all outstanding options to purchase Suites common shares will represent options to acquire that number of Hospitality units that the holders of such options would have been entitled to receive if they had exercised their options immediately prior to the merger.

CONFLICTS OF INTEREST AFTER THE MERGER

         General. Hospitality and Suites may be subject to various conflicts of interest arising from their relationship with Apple Hospitality Five and Glade
M. Knight, Hospitality and Suites' chairman of the board and president. Mr. Knight is the chairman of the board and president of Apple Hospitality Five.

         Apple Hospitality Five is a new real estate investment trust created by Mr. Knight which will focus on purchasing and owning upper-end, extended-stay hotel properties and other upper-end, limited-service hotel properties located in selected metropolitan areas.

         Apple Hospitality Five is expected to have the same board of directors and executive officers as Hospitality and Suites. Apple Hospitality Five will contract with Apple Hospitality Five Advisors, Inc., a company wholly-owned by Glade M. Knight, to provide advisory services and day-to-day management to Apple Hospitality Five. Apple Hospitality Five Advisors will subcontract with Apple Suites Advisors for these services. After the merger, Apple Suites Advisors will become a wholly owned subsidiary of Hospitality, and Hospitality through this subsidiary will receive the benefit of the fees generated by providing these services.

         Some of the hotels owned by Apple Hospitality Five may be in the same markets and may compete with hotels owned by Hospitality and Suites. Apple Hospitality Five's hotels may be operated as part of the Homewood Suites(R) by Hilton or the Residence Inn(R) by Marriott(R) franchise systems. However, the hotels owned by Hospitality, Suites and Apple Hospitality Five will be managed by third party management companies.

         Under a property acquisition/distribution agreement, Apple Suites Realty assists Hospitality in the acquisition and disposition of investments. This agreement will be terminated in connection with the merger. At this time, Apple Suites Realty does not provide services exclusively to Hospitality or Suites, and will perform similar services for Apple Hospitality Five. Apple Suites Realty may perform similar services to other parties, both affiliated and unaffiliated, in the future. Mr. Knight is the sole shareholder of Apple Suites Realty.

         Apple Hospitality Five, Apple Suites Realty, and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by Hospitality or Suites. Occasions may arise when Hospitality and Suites' interests conflict with those of Apple Suites Realty, Apple Hospitality Five or Mr. Knight. Mr. Knight is accountable to Hospitality and Suites and our shareholders as a fiduciary, and consequently must exercise good faith and integrity in handling Hospitality and Suites' affairs.

         Although Hospitality does not currently anticipate entering into joint ventures with other entities, including Apple Suites Realty, Hospitality may do so in order to obtain an interest in hotels. These joint ventures may have divergent interests or goals that may be inconsistent with Hospitality's goals. In addition, Hospitality may be represented by the same legal counsel that represents Apple Suites Realty. To the extent a conflict arises regarding legal representation, Apple Suites Realty will obtain separate independent counsel.

         Interlocking Boards of Directors. Glade M. Knight, Lisa B. Kern, Bruce
H. Matson, Michael S. Waters and Robert M. Wily serve as directors on Hospitality's and Suites' board and are expected to serve as directors for Apple Hospitality Five. Mr. Knight is also chairman of the board and President of Apple Hospitality Five. There may be in the future instances where Hospitality and Suites' Hotels are in the same markets as hotels owned by Apple Hospitality Five. However, because the hotels are managed by third party management companies and neither Hospitality's nor Suites' board of directors nor the boards of directors of Apple Hospitality Five play a direct role in the management of the hotels, we do not believe that having the same board of directors as Apple Hospitality Five or being in the same markets as Apple Hospitality Five will present a conflict of interest.

         Competition Between Us And Mr. Knight. Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to Hospitality or Suites and their activities. Until the time as more than 95% of the proceeds of Hospitality's $100 million offering begun in May 2002, are invested, Mr. Knight and Apple Suites Realty will notify Hospitality of any suitable investment opportunity in light of Hospitality's focus on purchasing and owning upper-end, extended-stay and limited service hotel properties before notifying or offering it to any other affiliated entity. Hospitality and Suites have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to Hospitality or Suites. In addition, Hospitality and Suites may purchase properties from entities affiliated with Mr. Knight.

         The competing activities of Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of other ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures include Cornerstone and Apple Hospitality Five. Apple Hospitality Five has similar investment objectives as Hospitality and Suites do and, in addition, may compete against Hospitality and Suites for properties. Conflicts of interest would also exist if properties acquired by Hospitality or Suites compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Realty. Conflicts of interest may also arise in the future if Hospitality or Suites sell, finances or refinances properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Realty.

         Competition For Management Services. Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Cornerstone and Apple Hospitality Five. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between Hospitality or Suites and those entities. None of the organizational documents for Hospitality, Suites, Cornerstone or Apple Hospitality Five specify a minimum standard of time and attention that Apple Suites Realty or Mr. Knight is required to provide to the applicable corporation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         In General. The following discussion generally describes the material U.S. federal income tax consequences to a U.S. holder of Suites common shares with respect to the exchange of Suites common shares for Hospitality units and cash, if any, pursuant to the merger. This discussion only applies to you if you are a U.S. holder of Suites common shares. A U.S. holder means, for purposes of this discussion:

         .     a citizen or resident of the United States;

         . a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any of its political subdivisions;

         . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

         . an estate that is subject to U.S. Federal income tax on its income regardless of its source.

         This discussion is based upon the following, all of which are subject to change, possibly retroactively:

         .     the Internal Revenue Code, as amended (the Code);

         .     Treasury regulations;

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         .     administrative rulings; and

         .     judicial decisions currently in effect.

         The discussion assumes that you hold your Suites common shares, and will hold your Hospitality units, as capital assets within the meaning of section 1221 of the Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your personal investment circumstances or if you are subject to special treatment under U.S. federal income tax laws, including federal income tax laws applicable to:

         .     insurance companies;

         .     tax-exempt organizations;

         .     dealers in securities or foreign currency;

         .     banks, trusts, or financial institutions;

         . persons that hold Suites common shares as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

         .     persons that have a functional currency other than the U.S.
               dollar;

         .     investors in pass-through entities;

         . persons who acquired their Suites common shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan;

         .     foreign persons;

         . persons subject to the alternative minimum tax provisions of the Code; and

         . holders of options that purchase Suites common shares granted under any Suites benefit plan.

         If a partnership, including for this purpose, any entity, domestic or foreign, treated as a partnership for U.S. tax purposes, is a beneficial owner of Suites common shares, the U.S. tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of Suites common shares that is a partnership and partners in such partnership should consult their individual tax advisors about the U.S. federal income tax consequences of holding the common shares.

         In addition, the discussion does not address tax consequences of the following:

         . any transaction in which Hospitality units are sold or otherwise disposed of; and

         . the effect of foreign, estate, state, or local tax laws on the merger.

         You are urged to consult your own tax advisor as to the specific tax consequences to you of the merger including the applicable federal, state, local, and foreign tax consequences.

         Material U.S. Federal Income Tax Consequences to Suites Shareholders. Hospitality and Suites intend that this merger will qualify as a reorganization within the meaning of section 368(a) of the Code. They cannot provide any assurance, however, that the merger will qualify as a reorganization. Assuming the merger does so qualify, the following summarizes the material federal income tax consequences of the merger to U.S. holders of Suites common shares under the law in effect as of the date hereof.

         Gain Recognition. If you receive cash in the merger, you will recognize gain in an amount equal to the lesser of:

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         .     the difference between:

           . (x) the amount of cash and the fair market value of the Hospitality units you receive in the exchange; and

           .    (y) your adjusted tax basis in the Suites shares; and

         .     the amount of cash you receive in the exchange.

         If you do not receive cash in the merger, you will not recognize gain, except in the case of cash in lieu of fractional shares.

         Loss Recognition. If you receive cash in the merger, you will not be permitted to recognize a loss in the exchange.

         Character of Gain. If you receive cash in the merger, the gain you recognize on receipt of cash and Hospitality units pursuant to the merger generally will be characterized as capital gain, and should be long-term capital gain if you held, or are treated as having held, the Suites common shares for more than one year as of the time of the exchange. If your receipt of cash has the effect of a distribution of a dividend as described below, however, you will be required to treat any gain recognized as ordinary income (rather than capital gain) up to your proportionate share of Suites' accumulated earnings and profits.

         Fractional Shares. If you receive cash in lieu of a fractional share, you will generally recognize gain or loss in an amount equal to the difference between:

         .     the amount of cash you receive in lieu of a fractional share; and

         . the portion of your adjusted tax basis in your Suites shares that is allocated to the fractional share.

         Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you held (or are treated as having held) your Suites shares for more than one year as of the time of the exchange.

         Tax Basis. The total tax basis of the Hospitality units that you receive in the merger will be equal to the total tax basis of your Suites common shares exchanged therefor, other than the portion of such tax basis allocable to a fractional share of stock for which you receive cash, decreased by the amount of cash, other than cash received in lieu of a fractional share, you receive in the exchange, and increased by the amount of gain, if any, you recognize in the exchange.

         Holding period. The holding period of the Hospitality units that you receive in the merger will include the period for which you held the Suites common shares surrendered therefor.

         Whether your receipt of cash has the effect of a distribution of a dividend to you depends on your particular circumstances. In general, if the receipt of cash is deemed to result in a meaningful reduction in your actual and constructive ownership in Hospitality units, as opposed to the amount of Hospitality units that you would have owned if you had received solely Hospitality units in the merger, then the receipt of this cash will not have the effect of a distribution of a dividend. For this purpose, if you are a small, minority shareholder of Suites, you should be considered to have had a meaningful reduction of interest, and therefore to have capital gain rather than dividend income, if you experience any reduction in interest as a result of the receipt of cash and you exercise no control with respect to corporate affairs. Moreover, if the percentage interest in the Hospitality units you actually or constructively hold following the merger is less than 80% of the percentage interest you would have held if only Hospitality units had been issued in the merger, you should be considered to have had a meaningful reduction of interest.

         If you are a holder of Suites common shares who exercises appraisal rights, and you therefore receive only cash in exchange for your shares, you will recognize gain or loss equal to the difference between:

         .     the amount of cash you receive; and

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

         .     your adjusted tax basis in your shares of Suites common shares.

         The gain or loss you recognize generally will be characterized as capital gain or loss, and should be long-term capital gain or loss if you held, or are treated as having held, the Suites common shares for more than one year as of the time of the exchange.

         Tax Opinion. McGuireWoods LLP, as counsel to Hospitality, has provided an opinion to Hospitality and Suites that the merger of Suites with and into Hospitality Acquisition Company will qualify as a reorganization for United States federal income tax purposes within the meaning of section 368(a) of the Code. However, the opinion of counsel is based on certain facts, representations by Suites and Hospitality, and assumptions, some of which are outside of the control of Suites and Hospitality. If any of these facts, representations, and assumptions are incorrect in certain material respects as of the time of the merger, the conclusions reached in the opinion could be jeopardized, and the opinion of counsel may be withdrawn and may not be delivered at the time of the merger. For example, the opinion of counsel is based on the assumption that the fair market value of the Hospitality units issued to Suites shareholders will not be less than a certain percentage, specified in counsel's opinion, of the aggregate consideration paid in the merger to Suites' shareholders in consideration for their Suites common shares. If the fair market value of the Hospitality units issued to Suites shareholders is less than the percentage of aggregate merger consideration specified in the opinion of counsel, that opinion will be withdrawn and will not be delivered at the time of the merger.

         Except for the assumption described in the immediately preceding paragraph, neither Suites nor Hospitality is currently aware of any facts or circumstances that could cause any facts, representations, and assumptions set forth in the opinions to be untrue or incorrect in any material respect.

         An opinion of counsel is not binding on the IRS or the courts, and the Internal Revenue Service could assert, or a court could adopt, a contrary position. The opinions are based on currently existing law, all of these being subject to change. Any change, which may or may not be retroactive, could jeopardize the conclusions reached in the opinion.

         A successful IRS challenge to the reorganization status of the merger would result in your recognizing taxable gain or loss with respect to your Suites common shares surrendered. This taxable gain or loss would be equal to the difference between:

         . the amount of cash and the fair market value as of the closing of the merger of the Hospitality units you receive in exchange for your shares of Suites common shares; and

         .     your adjusted tax basis in such shares.

         In this event, gain will generally be capital gain, and this capital gain will be long-term capital gain if you held, or are treated as having held, your Suites common shares for more than one year as of completion of the merger. The aggregate tax basis in the Hospitality units you receive will equal the fair market value as of the completion of the merger. Your holding period in the Hospitality units you receive will commence the day after the date of the completion of the merger.

         Backup Withholding. Some non-corporate U.S. holders of Suites common shares may be subject to backup withholding on cash payments, if any, received. Backup withholding will not apply to you even in if you received cash in the merger, however, if you furnish a correct taxpayer identification number and make appropriate certifications as provided on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the merger, or are otherwise exempt from backup withholding. We will report to our shareholders and the IRS the amount of cash and Hospitality units paid in the merger and the amount of tax withheld, if any. As a U.S. holder of Suites common shares who receives cash and Hospitality units as a result of the merger, you will be required to retain records related to the merger and file with your federal income tax return a statement setting forth facts relating to the merger.

         Election of REIT Status. Suites has elected to be treated as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1999. Hospitality has elected to be treated as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2001. Based on assumptions

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

and representations summarized below, McGuireWoods LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 1999 and December 31, 2001, respectively:

         . we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code; and

         . our method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

         The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuireWoods LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:

         REIT Qualification. In order to maintain our REIT qualification, we must meet the following criteria:

         . we must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

         .     we must be managed by one or more directors;

         .     our taxable year must be the calendar year;

         . our beneficial ownership must be evidenced by transferable shares;

         . our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

         . not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

         To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

         To monitor our compliance with the share ownership requirements, we are required to and do maintain records disclosing the actual ownership of common shares. To do so, we demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand is be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

         We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

         Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly owned subsidiaries that are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

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

         75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

         .     rents from real property;

         .     interest on loans secured by real property;

         . gain from the sale of real property or loans secured by real property, excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property";

         . income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property;

         . distributions on, or gain from the sale of, shares of other qualifying REITs;

         .     abatements and refunds of real property taxes; and

         .     "qualified temporary investment income."

         In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

         Substantially all of our operating gross income is considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property, so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

         With the exception for certain rents received from a taxable REIT subsidiary, "rents from real property" also excludes amounts received from a person or corporation in which we, or any of our 10% or greater owners, directly or indirectly through the constructive ownership rules contained in section 318 of the Code, owns a 10% or greater interest. As described below, amounts received from Apple Hospitality Management, Hospitality's wholly-owned taxable REIT subsidiary satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts are considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing the services, is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

         A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We made a joint election to cause Apple Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Hospitality Management.

         Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Hospitality

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

Management with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

         . Each hotel must not be managed or operated by Apple Hospitality Management, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Hospitality Management;

         . Apple Hospitality Management may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which the any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

         . No wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

         We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Hospitality Management will be considered rents from real property. Apple Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels.

         Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property, not involving a prohibited transaction.

         95% Gross Income Test. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest", under both the 75% and 95% tests, does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

         Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

         If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if:

         . we report the source and nature of each item of our gross income in our federal income tax return for that year;

         . the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

         . the failure to meet the tests is due to reasonable cause and not to willful neglect.

         However, in that case, we would be subject to a 100% tax based on:

         .     the greater of:

               - the amount by which we fail either the 75% income tests for the year; or

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               -     the amount by which 90% of our gross income exceeds the
                     amount of gross income we derive from sources that count toward satisfying the 95% gross income test; multiplied by

         .     a fraction intended to reflect our profitability.

         Character of Assets Owned. On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include:

         .     interests in real property,

         . interests in loans secured by mortgages on real property or by interests in real property;

         .     shares in other REITs and certain options;

but exclude mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

         Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

         . securities of any one issuer that represent more than 5% of the value of our total assets;

         . more than 10% of the outstanding voting securities of any single issuer; or

         . more than 10% of the value of the outstanding securities of any single issuer.

         As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

         Annual Distributions to Shareholders. To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to:

         .     90% of the sum of:

               . our REIT taxable income before deduction of dividends paid and excluding any net capital gain; and

               . any net income from foreclosure property less the tax on the income; minus

         . limited categories of excess non-cash income, including, cancellation of indebtedness and original issue discount income.

         REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

         A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

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

         . dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for our shareholders and ourselves; and

         . dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid:

               .     within 12 months of the end of the taxable year; and

               . no later than our next regular distribution payment occurring after that declaration.

         Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of:

         .     85% of a company's "ordinary income"; plus

         .     95% of a company's capital gain net income; plus

         .     any undistributed income from prior periods.

         We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

         If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

         Taxation as a REIT. As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

         Even as a REIT, we will be subject to tax in the following circumstances:

         . certain income or gain from foreclosure property will be taxed at the highest corporate rate;

         . a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

         . if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying:

               . the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test; by

               . the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

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

         . items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

         . if we fail to distribute with respect to each calendar year at least the sum of:

               .     85% of our REIT ordinary income for the year;

               .     95% of our REIT capital gain net income for the year; and

               .     any undistributed taxable income from prior years;

               we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

         . under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

         Failure to Qualify as a REIT. If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

         As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon our shareholders and us. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

         Taxation of Shareholders. In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

         . Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31of the calendar year during which they were declared.

         . Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

         . Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

         . If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

         . Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

         . Shareholders are not permitted to deduct our losses or loss carry-forwards.

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

         We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

         Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

         In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

         Backup Withholding. We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of:

         .     30% for taxable years 2002 and 2003;

         .     29% for taxable years 2004 and 2005; and

         .     28% for taxable years 2006 and thereafter.

         These rules may apply in the following circumstances:

         . when a shareholder fails to supply a correct taxpayer identification number;

         . when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

         . in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

         A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

         The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. You should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of units.

CERTAIN REGULATORY MATTERS

         Hospitality and Suites believe that there are no material regulatory approvals required in connection with the merger other than regulatory approvals that they expect to be able to obtain in the ordinary course.

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

ACCOUNTING TREATMENT

         The merger is expected to be accounted for by Hospitality using the purchase method of accounting in accordance with generally accepted accounting principles.

DISTRIBUTIONS

         Hospitality expects that after the merger, subject to approval and declaration by the Hospitality Board, it will declare regularly scheduled quarterly distributions on its capital stock, including those distributions necessary for Hospitality to maintain its status as a REIT. The current annualized rate of distributions on the Hospitality common shares is $1.00 per share. The current annualized rate of distributions on the Suites common shares is $.803 per share. After the merger, subject to approval and declaration by the Hospitality Board, all Hospitality expects that it will pay quarterly distributions to Hospitality common shareholders at an annualized rate of $1.00 per Hospitality common share.

         Suites expects to continue to declare distributions on the Suites common shares until the effective time of the merger. The right of holders of Suites common shares to receive distributions will end at the effective time of the merger when the separate corporate existence of Suites will terminate. See "Comparative Per Share Price and Distribution Information."

APPRAISAL RIGHTS

         Suites is a Virginia corporation. Under Virginia law, Suites shareholders have the right to dissent from the merger and receive payment in cash for their common shares. As a shareholder of a Virginia corporation, Suites shareholders are entitled to an appraisal by a circuit court of the "fair value" of their Suites common shares because:

         .     Suites will be a party to the merger; and

         .     approval by the shareholders is required for the merger.

         Suites shareholders wishing to exercise their right to dissent must follow the specific procedural requirements under Virginia law in order to maintain this right and obtain payment.

         Article 15 of the Virginia Stock Corporation Act addresses shareholders' rights to dissent and is reprinted in its entirety in Annex D to this joint proxy statement/prospectus. The following discussion is a summary of the material terms of the law relating to rights to dissent. We urge Suites shareholders to review this discussion and Annex D carefully and consult with their attorney if they wish to exercise their statutory right to dissent, or preserve their right to dissent, because failure to comply with the procedures described in this discussion and in the statute will result in the loss of the right to dissent to the merger.

         A Suites shareholder that wishes to exercise rights to dissent generally must dissent with respect to all of the common shares he or she owns or over which he or she has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record shareholder may dissent with respect to all the shares beneficially owned by any one person by notifying Suites in writing of the name and address of each person on whose behalf the record shareholder asserts such rights to dissent. A beneficial shareholder may assert his or her rights directly by submitting to Suites the record shareholder's written consent to the dissent and by dissenting with respect to all the common share of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

         Suites shareholders wishing to exercise their right to dissent must deliver a written payment demand to Suites before the taking of the vote on the merger at the Suites special meeting. If you wish to assert dissenters' rights, you must:

         . state your intent to demand payment for your shares if the proposed action is effectuated; and

         .     not vote your shares in favor of the proposed action.

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

         The written demand should be sent to the following address:

         Apple Suites, Inc.
         10 South Third Street
         Richmond, VA  23219

         If Suites completes the merger, the surviving corporation in the merger will, within 10 days after the effective time of the merger, deliver a written notice to all Suites shareholders that properly exercised their dissent and appraisal rights. The notice delivered by the surviving corporation in the merger will:

         . state where payment demand is to be sent and where and when certificates for the shares subject to the shareholders' dissent are to be deposited;

         . supply a form for demanding payment that includes the date (October 25, 2002) of the first announcement to the news media or to the shareholders of the merger, and requires that the person asserting dissenters' rights certify whether or not that person acquired beneficial ownership of that person's shares subject to the shareholders' dissent before or after that date;

         . set a date by which the surviving corporation must receive the payment demand, which date may not be less than 30 nor more than 60 days after the date of delivery of the dissenters' notice; and

         .     include a copy of Article 15 of the Virginia Stock Corporation
               Act.

         The shareholder's dissenters' notice will demand payment, certify that the holder acquired beneficial ownership of the holder's common shares before or after October 25, 2002, and deposit the certificates representing the holder's common shares in accordance with the dissenters' notice. A Suites shareholder who deposits common shares as described in the dissenters' notice retains all other rights as a holder of Suites common shares except to the extent those rights are canceled or modified by the completion of the merger. A Suites shareholder who deposits shares as described in the dissenters' notice, however, will not be treated like a shareholder of the surviving corporation and will only be entitled to payment by the surviving corporation of the fair value of the holder's shares plus accrued interest, to the extent required under the Virginia code. A Suites shareholder who does not demand payment and deposit his or her share certificates where required, each by the date stated in the dissenters' notice, is not entitled to payment for his or her shares under
Article 15 of the Virginia Stock Corporation Act.

         Except as provided below with respect to after-acquired shares, within 30 days after receipt of a payment demand, the surviving corporation will pay the dissenter the amount that the surviving corporation estimates as the fair value of the dissenter's shares, plus accrued interest. The obligations of the surviving corporation to make such payment may be enforced:

         .     by the circuit court for the City of Richmond, Virginia; or

         . at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office.

         The following items will accompany the payment by the surviving corporation:

         . The balance sheet of Suites as of the end of a fiscal year ended not more than 16 months before the effective time of the merger, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

         . an explanation of how the surviving corporation estimated the fair value of the shares and of how the interest was calculated;

         . statement of the dissenter's right to demand payment as described below; and

         .     a copy of Article 15 of the Virginia Stock Corporation Act.

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

         The surviving corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares subject to the right to dissent on October 25, 2002, in which case the surviving corporation will estimate the fair value of the after-acquired shares, plus accrued interest, and will offer to pay that amount to each dissenter who agrees to accept it in full satisfaction of that dissenter's demand. The surviving corporation will send with this offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.

         Within 30 days after the surviving corporation makes or offers payment as described above, a dissenter may notify the surviving corporation in writing of the dissenter's own estimate of the fair value of the shares and the amount of interest due, and demand payment of that estimate (less any payment by the surviving corporation) or reject the surviving corporation's offer and demand payment of that estimate.

         If any demand for payment remains unsettled, within 60 days after receiving the payment demand, the surviving corporation will petition the circuit court for the City of Richmond, Virginia to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to this proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to this proceeding is entitled to a judgment for:

         . the amount, if any, by which the court finds that the fair value of the shares, plus interest, exceeds the amount paid by the surviving corporation; or

         . the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the surviving corporation elected to withhold payment.

         The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against the surviving corporation, or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.

         Failure to follow precisely the procedures summarized above, and stated in Appendix D, may result in the loss of dissenters' rights. Suites will not furnish any further notice of the events giving rise to dissenters' rights or any associated steps to shareholders, except as indicated above or otherwise required by law.

         In general, any dissenting shareholder that perfects his or her right to be paid the fair value of Suites common shares in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash.

                              THE MERGER AGREEMENT

         This description of the merger agreement is not complete and is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex
A. All shareholders of Suites and Hospitality are urged to read the entire merger agreement for a complete description of the terms and conditions of the merger.

GENERAL

         The merger agreement provides for the merger of Suites with and into Hospitality Acquisition Company, a subsidiary of Hospitality. At the effective time of the merger, the separate corporate existence of Suites will cease and Hospitality Acquisition Company will be the surviving corporation and will change its name to Apple Suites, Inc.

MERGER CONSIDERATION

         In the merger, Suites shareholders will receive stock consideration or cash consideration as described below.

         Outstanding Suites Common Shares. Each Suites common share, issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive either:

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

         . one Hospitality unit, consisting of one Hospitality common share and one Hospitality Series A preferred share; or

         . if the holder of the Suites common share elects, $10.00 in cash, subject to a $25 million limit on the cash to be paid in the merger.

         If you elect to receive cash for your Suites common shares, and more Suites shareholders elect to receive cash than the maximum amount of cash available for payment, you will receive a combination of cash and Hospitality units for your Suites common shares, based on a pro rata distribution of the cash available for payment in the merger. For purposes of calculating this pro rata distribution, fractional Suites common shares will be rounded to the nearest whole share. Hospitality, at its sole discretion prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million. Each Suites common share not converted into cash consideration will be converted into the stock consideration discussed above.

         Outstanding Suites Class B Convertible Shares. Each Suites Class B convertible share, issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive two Hospitality units, consisting of one Hospitality common share and one Hospitality Series A preferred share.

         Rights of Holders of Suites Shares; Suites Stock Transfers After the Merger. At the effective time of the merger, the rights of holders of Suites common shares and Suites Class B convertible shares as shareholders of Suites will cease, except for the right to receive:

         . any dividend or other distribution with respect to Suites common shares with a record date occurring prior to or at the effective time of the merger, and

         .     the applicable consideration in the merger.

ELECTION PROCEDURES

         Each holder of Suites common shares will be entitled to submit a request specifying that the holder wishes for all of the holder's common shares to be converted into cash consideration. Holders of Suites common shares must make their election to receive cash by delivering to the exchange agent, _______________, a completed election form included with this joint proxy statement/prospectus together with any other required documentation specified in the election form. The election form and other documentation must be received by the exchange agent no later than 5:00 p.m. local time on the second business day prior to the effective time. We anticipate that the effective time of the merger will be December __, 2002. Accordingly, holders of Suites common shares who wish to receive cash consideration must ensure that their materials are received by the exchange agent no later than 5:00 p.m. [eastern time] on December __, 2002, two business days before the anticipated effective date.

         The cash election decision of each holder of Suites common shares is subject to the proration provisions explained below. There is no guarantee that a holder of Suites common shares will receive entirely cash consideration.

PRORATION

         If we receive cash elections that are equal to or less than the maximum amount of cash consideration available, each Suites common share covered by a cash election will be converted into the right to receive cash. If we receive cash elections that exceed the maximum amount of cash consideration available, all Suites common shares which elected to receive cash will receive cash on a pro rata basis, rounded to the nearest whole share, up to the maximum amount of cash consideration available and will receive the remainder of their consideration in Hospitality units.

EXCHANGE PROCEDURES

         At or prior to the effective time of the merger, Hospitality will deposit with an exchange agent, for the benefit of the holders of Suites common shares and holders of Suites Class B convertible shares, sufficient stock consideration and cash consideration issuable for the issued and outstanding Suites common shares and Suites Class

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

B convertible shares. As soon as reasonably practicable after the effective time of the merger and in no event no later than 30 days following the effective time, the exchange agent will mail to each holder of outstanding Suites common shares and Suites Class B convertible shares which were converted into the right to receive merger consideration pursuant to the merger agreement, a letter of notification describing the merger consideration issued to each such holder as a consequence of the merger.

         Hospitality will not issue a certificate representing a fractional Hospitality unit in exchange for Suites common shares and Suites Class B convertible shares. Each holder of Suites common shares and Suites Class B convertible shares who would otherwise be entitled to receive a fractional Hospitality unit will be entitled to receive cash equal to the product of such fractional interest multiplied by $10.00.

         Hospitality or the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable pursuant to the merger agreement to any holder of Suites common shares or Suites Class B convertible shares the amounts that Hospitality or the exchange agent is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Hospitality or the exchange agent, the withheld amount will be treated for all purposes of the merger agreement as having been paid to the holder of Suites common shares or Suites Class B convertible shares.

EXTRAORDINARY DIVIDEND ON HOSPITALITY COMMON SHARES

         The merger agreement provides that Hospitality will pay an extraordinary dividend to Hospitality common shareholders consisting of an aggregate payment of $15 million to be divided equally among the outstanding Hospitality common shares and to be contingent on the merger becoming effective. The merger agreement provides that the record date for the extraordinary dividend will be the record date of the Hospitality common shareholders meeting to approve the merger or another date that the Hospitality board declares as long as the record date is prior to the effective date of the merger. The merger agreement provides that the payment date for the extraordinary dividend will be after the effective date of the merger. The Hospitality board has set [___], 2002 as the record date and [___], 2002 as the payment date for the dividend.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains reciprocal representations and warranties, subject to identified exceptions, made by Hospitality and Suites relating to, among other things:

         .     due organization, corporate power and good standing;

         .     subsidiaries;

         .     capital structure;

         .     corporate authority to enter into the merger agreement;

         . required consents and non-contravention of certain organizational documents, agreements or governmental orders;

         . reports and other documents filed with the SEC, the accuracy of the information contained in such documents and undisclosed liabilities;

         .     absence of certain material changes and events;

         .     litigation;

         .     employee benefit plans and ERISA compliance;

         .     tax matters;

         .     loans or payments to insiders;

         .     brokers;

         .     compliance with laws;

         .     defaults under contracts and debt instruments;

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

         .     environmental matters;

         .     real property;

         .     books and records;

         .     the vote required to approve the merger;

         .     labor matters; and

         .     the opinion of their financial advisors.

         In addition to these representations and warranties, the merger agreement contains representations and warranties specific to Suites regarding information for inclusion within the registration statement of which this joint proxy statement/prospectus is a part.

CERTAIN COVENANTS

         The merger agreement contains various covenants and agreements that govern Suites' and Hospitality's actions prior to the effective time of the merger, except as expressly contemplated by the merger agreement, including the following:

         Conduct of Business. Suites and Hospitality have each agreed to conduct their respective businesses in the ordinary and usual course and to use reasonable efforts to preserve intact their business organizations and assets, and to maintain their respective status as a REIT within the meaning of the Internal Revenue Code. Suites and Hospitality further agreed to restrict:

         . the declaration of dividends or other distributions, except for payment of the Hospitality extraordinary dividend and the regular quarterly dividends not in excess of $.25 per common share for Hospitality and $.201 per common share for Suites, with customary record and payment dates;

         .     stock splits and other reclassifications of their capital stock;

         .     the repurchase or redemption of their capital stock;

         . the amendment of their charter or bylaws unless otherwise contemplated by the merger agreement;

         .     the merger or consolidation of either party with any person;

         . the issuance, delivery or sale of any option or right in respect of capital stock;

         . the making or rescinding of any tax election, unless necessary to maintain REIT status;

         .     material changes in accounting methods;

         . the settlement of any claims, actions, suits, litigation or other type of proceeding relating to taxes exceeding $250,000 individually or in the aggregate, or changing methods of reporting income or deductions for tax purposes;

         . the settlement of any shareholder derivative or class action claims arising out of the merger without the other's consent;

         . the entering into, or amendment or modification of, material agreements with officers, directors, employees or their affiliates; and

         . the entering into any transaction or series of transactions with respect to which required financial statements could not be included or incorporated into the applicable registration statement for the merger within 30 days after that requirement arises.

         The merger agreement contains various other covenants, including the following:

         Best Efforts; Notification. Suites and Hospitality have each agreed to use their best efforts to assist and cooperate with each other to fulfill the conditions of the merger agreement. The tasks which Suites and Hospitality have agreed to cooperate in accomplishing include:

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

         . the obtaining of all necessary actions, non-actions, waivers, consents and approvals, etc. from governmental authorities;

         . the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties;

         . the defending of lawsuits or other legal proceedings challenging the merger; and

         . the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of the merger agreement.

         Affiliates. Suites has agreed to deliver to Hospitality, a list identifying all persons who are affiliates of Suites for the purposes of Rule 145 under the Securities Act, and Suites also has agreed to use its best efforts to cause those affiliates to deliver written agreements stating that they will not sell, transfer or otherwise dispose of any of the Hospitality units issued to them in the merger in violation of the Securities Act or the rules and regulations thereunder.

         Tax Treatment. Each of Suites and Hospitality have agreed to use its best efforts to:

         .     cause the merger to qualify as a tax-free reorganization under
               Section 368(a) of the Code, and

         . obtain an opinion of counsel, which supports the qualification of the merger under this status.

         Solicitation of Transactions. Suites and Hospitality have agreed that they will not directly or indirectly initiate or solicit any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any competing transaction. Suites and Hospitality have agreed to notify the other party in writing of any inquires or proposals of that type. However, the merger agreement provides that the board of directors of Suites and the board of directors of Hospitality may, in good faith based on the advice of outside counsel, respond to and approve an unsolicited offer which it determines in good faith, based on the advice of its investment banking firm, to be superior to the merger.

         Transfer and Gains Taxes. Hospitality and Suites have agreed to cooperate in the preparation and filing of all returns or other documents regarding transfer taxes and other fees or similar taxes which become payable in connection with the merger.

         Employee Matters. Suites and Hospitality have agreed as follows:

         . Hospitality will have no liability or obligation to Suites or its employees to employ or offer employment to any employee of Suites or any group of employees of Suites, but may, in its sole discretion, offer employment to such employees after the merger; and

         . All outstanding options to purchase Suites common shares will, at the time of the merger, become options to purchase the same number of Hospitality units as the holder of an option would have been entitled to receive pursuant to the merger had that holder exercised the option in full immediately prior to the effective time of the merger.

         Indemnification. The merger agreement provides that, for a period of six years after the effective time of the merger, Hospitality will indemnify, defend and hold harmless each individual who was, at any time prior to the effective time of the merger, an officer, director, employee or agent of Suites who at any time prior to the effective time of the merger was entitled to indemnification under the articles of incorporation or bylaws of Suites or employment agreements between Suites and its officers existing on the date of the merger agreement to the same extent those persons were entitled to indemnification prior to the effective time of the merger.

         Hospitality also has agreed to use its reasonable best efforts to cause the persons serving as officers and directors of Suites immediately prior to the effective time of the merger to be covered by "run-off" or "tail" directors and officers liability insurance coverage, without a reduction of existing coverage for a period of six years after the effective time of the merger.

         The indemnity provisions of the merger agreement are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and will be binding

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

on all successors and assigns of Hospitality and Suites.

         Certain Other Covenants. The merger agreement contains certain other covenants of the parties relating to, among other things:

         . the preparation and distribution of this joint proxy statement/prospectus;

         .     the respective Hospitality and Suites shareholders' meetings;

         .     cooperation in issuing public announcements;

         . qualification of the merger as a reorganization under Section 368 of the Code;

         .     access to information;

         .     confidentiality;

         . obtaining comfort letters from their respective independent public accountants; and

         . the fulfillment of conditions precedent to obligations found in the merger agreement.

CONDITIONS TO CONSUMMATE THE MERGER

         The obligations of each party to consummate the merger are subject to the satisfaction or waiver of certain conditions, including:

         . obtaining the affirmative vote of at least a majority of the outstanding Suites common shares and at least a majority of Suites common shares present and voting, excluding Suites common shares owned by or voted under the control of a Suites or Hospitality director;

         . obtaining the affirmative vote of at least a majority of Hospitality common shares present and voting, excluding Hospitality common shares owned by or voted under the control of a Hospitality or Suites director;

         . the effectiveness of the registration statement on Form S-4 and the absence of any stop order or proceedings seeking a stop order;

         . the absence of injunctions, decrees, orders, laws, statutes or regulations enjoining, preventing or making illegal the consummation of the merger;

         . obtaining all governmental approvals required to consummate the transactions contemplated in the merger agreement; and

         . completion of all material action by or in respect of any governmental entity required for the consummation of the merger or any of the other transactions contemplated by the merger agreement.

         The obligations of Hospitality to consummate the merger are further subject to satisfaction or waiver of the following conditions:

         . each of the representations and warranties of Suites in the merger agreement is true and correct as of the effective date of the merger (except for representations and warranties made as of a specified date which will be true and correct as of the specified date) except that this condition will be deemed to be satisfied if the aggregate losses as a result of a failure to meet any representations or warranties does not and would not reasonably be expected to result in a material adverse effect;

         . all of the obligations of Suites under the merger agreement have been performed in all material aspects, and Hospitality has received a certificate signed on behalf of Suites by the chief executive

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

               officer  or chief financial officer to that effect;

         . all consents and waivers from third parties pursuant to the merger agreement have been obtained, other than consents from third parties, which if not obtained would not result, individually or in the aggregate, in a material adverse effect;

         . from the date of the merger agreement through the effective time of the merger, there has not have occurred any change in the financial condition, business or operations of Suites and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect;

         . the fairness opinion of Merrill Lynch addressed to the Hospitality special committee has not been withdrawn or materially modified; and

         . the holders of no more than 1% of the outstanding Suites common shares have indicated their intention to exercise their dissenters' rights under the Virginia Stock Corporation Act.

         The obligations of Suites to consummate the merger are further subject to satisfaction or waiver of the following conditions:

         . each of the representations and warranties of Hospitality in the merger agreement is true and correct as of the effective date of the merger (except for representations and warranties made as of a specified date which will be true and correct as of the specified date) except that this condition will be deemed to be satisfied if the aggregate losses as a result of a failure to meet any representations or warranties does not and would not reasonably be expected to result in a material adverse effect;

         . all of the obligations of Hospitality under the merger agreement have been performed in all material aspects and Hospitality has received a certificate signed on behalf of Hospitality by the chief executive officer or chief financial officer to that effect;

         . Suites has received an opinion dated as of the closing date from McGuireWoods LLP, subject to certificates, letters and assumptions reasonably satisfactory to Suites that the merger qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code;

         . all consents and waivers from third parties pursuant to the merger agreement have been obtained, other than consents from third parties, which if not obtained would not result, individually or in the aggregate, in a material adverse effect;

         . from the date of the merger agreement through the effective time of the merger, there has not occurred any change in the financial condition, business or operations of Hospitality and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect; and

         . the fairness opinion of Wachovia Securities addressed to the Suites special committee has not been withdrawn or materially modified.

TERMINATION; FEES AND EXPENSES

         Termination. The merger agreement may be terminated at any time prior to the filing of the articles of merger for the merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the approval by the Suites common shareholders or the Hospitality common shareholders:

         . by mutual written consent of Hospitality and Suites duly authorized by the respective boards of directors of Hospitality and Suites;

         .     by Hospitality:

               . upon a breach of any representation, warranty, covenant or agreement on the part of Suites in the merger agreement, or

               . if any representation or warranty of Suites shall have become untrue, such that any of the conditions stated above would be incapable of being satisfied by February 28, 2003 (except as otherwise extended);

         .     by Suites:

               . upon a breach of any representation, warranty, covenant or agreement on the part of Hospitality in the merger agreement, or

               . if any representation or warranty of Hospitality shall have become untrue, such that any of the conditions stated above would be incapable of being satisfied by February 28, 2003 (except as otherwise extended);

         . by either Hospitality or Suites if any judgment, injunction, order or decree or action by a governmental authority of competent authority preventing the consummation of the merger has become final and non-appealable;

         . by either Hospitality or Suites, if the merger has not been consummated by February 28, 2003; provided however that a party that has willfully and materially breached a representation will not be entitled to exercise this right to terminate under this provision;

         .     by either Hospitality or Suites if:

               . upon a vote at a duly held Suites common shareholders meeting or adjournment thereof, the approval of the Suites shareholders has not been obtained, or

               . upon a vote at a duly held Hospitality common shareholders meeting or adjournment thereof, the approval by the Hospitality common shareholders has not been obtained;

         . by Suites upon prior notice to Hospitality, if prior to the Suites common shareholders meeting the board of directors shall have withdrawn or modified in any manner adverse to Hospitality its approval of the merger in accordance with Section 7.1 of the merger agreement;

         .     by Hospitality if:

               . prior to the Suites common shareholders meeting, the board of directors of Suites shall have withdrawn in any manner adverse to Hospitality its approval of the merger in connection with a competing transaction,

               . Suites shall have entered into any agreement with respect to any competing transaction (other than a confidentiality agreement contemplated in Section 7.1 of the merger agreement), or

               . the board of directors of Suites or any committee of Suites shall have resolved to carry out any action found in that provision,

         . by Hospitality upon prior notice to Suites, if prior to the Hospitality common shareholders meeting the board of directors shall have withdrawn or modified in any manner adverse to Suites its approval of the merger in accordance with Section 7.2 of the merger agreement, and

         .     by Suites if:

               . prior to the Hospitality common shareholders meeting, the board of directors of Hospitality shall have withdrawn in any manner adverse to Suites its approval of the merger in connection with a competing transaction,

               . Hospitality shall have entered into any agreement with respect to any competing transaction (other than a confidentiality agreement contemplated in Section 7.2 of the merger agreement), or

               . the Board of Directors of Hospitality or any committee of Hospitality shall have resolved to carry out any action found in that provision.

         Expenses. Suites and Hospitality will each bear all of their own expenses incurred in connection with the merger agreement except in the following circumstances:

         . if the merger and the transactions contemplated by the merger agreement are consummated in accordance with the merger agreement, all out-of-pocket costs will be paid by Hospitality; or

         . if either party is required to pay break up expenses (as discussed below).

TERMINATION FEE AND BREAK UP EXPENSES.

         If the merger agreement is terminated:

         . by Suites, if prior to the Suites common shareholders meeting, the Suites board withdraws or modifies in any manner adverse to Hospitality its approval of the merger in connection with a competing transaction; or

         .     by Hospitality:

               . if prior to the Suites common shareholders meeting, the Suites board withdraws or modifies in any manner adverse to Hospitality its approval of the merger in connection with a competing transaction;

               . if Suites shall have entered into any agreement with respect to a competing transaction; or

               . if the Suites board or any committee thereof shall have resolved to do any of the foregoing,

then Suites will pay to Hospitality break up expenses equal to the lesser of:

         . Hospitality's actual expenses incurred on or after January 31, 2002 in connection with the merger agreement and the transactions contemplated thereby, and

         .     $1,000,000.

         If the merger agreement is terminated:

         . by Hospitality, if prior to the Hospitality common shareholders meeting, the Hospitality board withdraws or modifies in any manner adverse to Suites its approval of the merger in connection with a competing transaction; or

         .     by Suites:

               . if prior to the Hospitality common shareholders meeting, the Hospitality board withdraws or modifies in any manner adverse to Suites its approval of the merger in connection with a competing transaction;

               . if Hospitality shall have entered into any agreement with respect to a competing transaction; or

               . if the Hospitality board or any committee thereof shall have resolved to do any of the foregoing,

then Hospitality will pay to Suites break up expenses equal to the lesser of:

         . Suites' actual expenses incurred on or after January 31, 2002 in connection with the merger agreement and the transactions contemplated thereby, and

         .     $1,000,000.

AMENDMENT; EXTENSION; WAIVER

         Subject to compliance with applicable law, prior to the effective time of the merger, any provision of the merger agreement may:

         .     be waived by the party benefited by the provision;

         . be amended or modified at any time, by an agreement in writing between the parties, if approved by their respective boards of directors and executed in the same manner as the merger agreement; or

         . have extended the respective time required for the performance of any of the obligations or other acts of the party.

SURVIVAL OF CERTAIN PROVISIONS

         If the Merger Agreement is Terminated Before the Effective Time of the Merger. If the merger agreement is terminated before the effective time of the merger, certain provisions of the merger agreement will survive and remain effective, including provisions regarding:

         . confidentiality of information obtained in connection with the merger agreement and

         . liability of the companies to each other as a result of the termination of the merger agreement; except that if any termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the merger agreement, then other provisions of the merger agreement would apply to claims asserted in response to such a breach.

         If the Merger Agreement Becomes Effective. After the effective time of the merger, none of the representations and warranties in the merger agreement will survive; however, any covenant or agreement which contemplates performance after the effective time of the merger will survive.

                   HOSPITALITY SELECTED FINANCIAL INFORMATION

         The following table presents selected consolidated financial information for Hospitality and should be read in conjunction with the consolidated financial statements and related notes of Hospitality incorporated by reference into this joint proxy statement/prospectus and the other financial, pro forma and statistical information included or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

                             SELECTED FINANCIAL DATA

                           APPLE HOSPITALITY TWO, INC.

                                                                  For the period
                                                                 January 17, 2001
                                                             (initial capitalization)       For the
                                                                     throught          Six Months Ended
                                                                 December 31, 2001       June 30, 2002
                                                              -----------------------   ---------------
REVENUES:
Suite Revenue ..............................................      $   10,022,272         $  33,381,932
Interest income and other revenue ..........................           2,419,499             1,524,608
                                                                  --------------         -------------
   Total Revenue ...........................................      $   12,441,771         $  34,906,540

EXPENSES:
Hotel expenses .............................................      $    5,624,836         $  18,902,697
Taxes, insurance and other .................................             552,734             2,212,034
General and administrative .................................             491,009               683,325
Depreciation ...............................................           1,084,933             2,639,286
Interest ...................................................           1,371,540             4,952,602
                                                                  --------------         -------------
   Total expenses ..........................................      $    9,125,052         $  29,389,944
                                                                  --------------         -------------

Net income .................................................      $    3,316,719         $   5,516,596
                                                                  ==============         =============

PER SHARE
Earnings per share - basic and diluted .....................      $         0.52         $         .33
Distributions to common shareholders .......................      $         0.75         $         .50
Weighted-average common shares outstanding - basic .........           6,334,168            16,810,654


                                                               December 31, 2001         June 30, 2002
                                                               -----------------         -------------
BALANCE SHEET DATA AT JUNE 30, 2002:
Cash and cash equivalents ..................................      $   15,468,841         $  68,794,802
Investment in hotels, net ..................................      $  121,071,235         $ 249,532,341
Total assets ...............................................      $  178,381,287         $ 336,680,450
Notes payable - secured ....................................      $   52,874,346         $ 142,912,276
Shareholders' equity .......................................      $  120,460,971         $ 189,828,076

OTHER DATA:
Cash flow from:
   Operating activities ....................................      $    4,694,360         $   7,775,877
   Investing activities ....................................      $  108,918,125         $ (11,733,934)
   Financing activities ....................................      $  119,692,506         $  57,284,018
Number of hotels owned at end of period ....................                  10                    25

FUNDS FROM OPERATIONS CALCULATION
Net income .................................................      $    3,316,719         $   5,516,596
Depreciation ...............................................      $    1,084,933         $   2,639,286
Interest expense (imputed) .................................                             $     450,000
Funds from Operation (a) ...................................      $    4,403,252         $   8,605,882
FFO per share ..............................................      $         0.70         $         .51

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles-GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. We consider FFO in evaluating property acquisitions and operating performance. We believe that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of our activities in accordance with GAAP and that it is not necessarily indicative of cash available to fund cash needs.

                      SUITES SELECTED FINANCIAL INFORMATION

     The following table presents selected consolidated financial information for and should be read in conjunction with the financial statements and related notes of Suites incorporated by reference into this joint proxy statement/prospectus and the other financial, pro forma and statistical information included or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

SELECTED FINANCIAL DATA

--------------------------------------------------------------------------------------------------------------------------

                                                                                           MARCH 26,
                                                                                             1999
                                                      YEAR ENDED        YEAR ENDED          THROUGH          SIX MONTHS
                                                       DECEMBER          DECEMBER          DECEMBER          ENDED JUNE
                                                       31, 2001          31, 2000         31, 1999 (B)        30, 2002
--------------------------------------------------------------------------------------------------------------------------
REVENUES:
Suite revenue                                       $    43,338,533   $            --   $            --   $     24,052,840
Lease revenue                                                    --        15,807,258         2,518,031          1,091,234
Interest income and other revenue                         2,523,462           395,671           169,086             12,001
Total revenue                                       $    45,861,995   $    16,202,929   $     2,687,117         25,156,075

EXPENSES:
Hotel expenses                                      $    26,588,906   $            --   $            --   $             --
Taxes, insurance and other                                2,297,935         2,083,533           426,592          1,337,177
General and administrative                                  894,121         1,048,212           153,807            555,482
Depreciation of real estate owned                         4,787,486         2,990,381           496,209          2,700,916
Interest                                                  5,849,378         6,611,716         1,245,044          3,442,549
Management termination fees                               1,413,520                --                --                 --
                                                    ---------------   ---------------   ---------------   ----------------
Total expenses                                           41,831,346        12,733,842         2,321,652         22,771,492
                                                    ---------------   ---------------   ---------------   ----------------
Net income                                          $     4,030,649   $     3,469,087   $       365,465   $      2,384,583
--------------------------------------------------------------------------------------------------------------------------

PER SHARE
Earnings per share--basic and diluted               $          0.34   $          0.66   $          0.14   $           0.19
Distributions paid to common shareholders           $          1.03   $          1.02   $          0.33   $           0.46
Weighted-average common shares outstanding--basic        11,907,721         5,274,633         2,648,196         12,666,667
--------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA
Cash and cash equivalents                           $     8,331,891   $     2,653,058   $       581,344   $      6,159,579
Investment in hotels, net                           $   170,437,222   $   124,576,257   $    93,719,632   $    168,631,669
Total assets                                        $   185,177,085   $   134,073,848   $    99,489,008   $    180,976,008
Notes payable--secured                              $    77,041,296   $    57,670,866   $    68,569,500   $     76,612,135
Shareholders' equity                                $   103,999,875   $    72,964,622   $    28,098,000   $    100,589,458

OTHER DATA
Cash flow from:
  Operating activities                              $     9,118,279   $     5,512,154   $       548,015   $      4,816,678
  Investing activities                              -$   31,211,032   -$   10,987,264   -$   28,411,941   -$       756,916
  Financing activities                              $    27,771,586   $     7,546,824   $    28,445,170   -$     6,232,074
  Number of hotels owned at end of period                        17                13                11                 17
--------------------------------------------------------------------------------------------------------------------------

FUNDS FROM OPERATIONS CALCULATION
Net income                                          $     4,030,649   $     3,469,087   $       365,465   $      2,384,583
  Depreciation of real estate owned                       4,787,486         2,990,381           496,209          2,700,916
  Start-up costs                                                 --                --            22,002                 --
  Management termination fees                             1,413,520                --                --                 --
                                                    ---------------   ---------------   ---------------   ----------------
Funds from operations (a)                           $    10,231,655   $     6,459,468   $       883,676   $      5,085,499
--------------------------------------------------------------------------------------------------------------------------

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles-GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. We consider FFO in evaluating property acquisitions and operating performance. We believe that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of our activities in accordance with GAAP and that it is not necessarily indicative of cash available to fund cash needs.

                                   HOSPITALITY
    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                               UNAUDITED PRO FORMA
                  CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2002


Basis of Presentation

The following Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet gives effect to the merger between Apple Hospitality Two, Inc. ("Hospitality") and Apple Suites, Inc. ("Suites"). Concurrent with the following transactions related to the merger: 1) conversion of Suites Class B convertible shares to 480,000 Suites common shares 2) conversion of Hospitality Class B converible shares to 1,272,000 Hospitality Series C convertible preferred shares 3) termination of Hospitality and Suites advisory contracts with Apple Suites Advisors, Inc., including payment of $2 million cash and non-interest bearing note, due four years after the merger, for $4.48 million and 4) payment of a special distribution to Hospitality shareholders of $15 million just prior to the closing of the merger. The merger is accounted for under the purchase method of accounting in accordance with Accounting Standards Board Opinion No, 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Hospitality also gives effect to the purchase of Marriott Residence Inn II Limited Partnership (the "Partnership") on August 28, 2002, containing 23 Residence Inn by Marriott hotels, from Host Mariott Corporation ("Host") for approximately $136 million in total purchase price net of cash acquired of $24 million as if this transaction had occurred on June 30, 2002, and gives effect to the merger of Hospitality and Suites as if the merger had occurred on June 30, 2002.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements. Promus Hotels, Inc., a wholly-owned subsidiary of Hilton Hotels Corporation, will continue to manage the hotels owned by Suites under the same agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Hospitality, the historical balance sheet of Suites, and the historical Balance Sheet of the Marriott Residence Inn I and II Limited Partnerships and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of Hospitality is not necessarily indicative of what actual financial condition of Hospitality and Suites would have been assuming such transactions had been completed on June 30, 2002, nor does it purport to represent the future combined financial position of Hospitality and Suites. These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, Hospitality and Suites historical consolidated financial statements, incorporated by reference into this joint proxy statement and prospectus.

                                                                           Hospitality              (A)
                                                                           Historical            Historical             Pro
                                                                          Consolidated            Marriott             Forma
                                                                          Balance Sheet     Residence Inn II LP    Adjustments (B)
                                                                      ------------------------------------------------------------
ASSETS

Investment in hotel properties                                           $ 252,171,627        $ 129,888,000       $   1,646,703
                                                                                                                     (6,625,000)
Accumulated depreciation                                                    (2,639,286)
                                                                      ------------------------------------------------------------
Investment in hotel properties, net
Cash and cash equivalents                                                   68,794,802           25,854,000         (30,942,703)

Restricted cash reserves                                                                          6,316,000
Deposit for potential acquisition                                            3,000,000                    -          (3,000,000)
Accounts receivable, net
Inventories
Due from Residence Inn by Marriott, Inc.                                     2,535,282            4,308,000
Furniture, fixtures & equipment reserve                                      7,132,744            5,188,000                   -
Deferred financing costs, net of accumulated amortizaton                                          1,548,000          (1,548,000)
Deposit for refinancing                                                      2,000,105                    -                   -
Deferred franchise fees
Other assets                                                                 3,685,176                    -                   -
                                                                                     -                    -                   -
                                                                      ------------------------------------------------------------
Total Assets                                                             $ 336,680,450        $ 173,102,000       $ (40,469,000)
                                                                      ============================================================


LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable                                                   $ 142,912,276        $ 131,130,000
Accounts payable - affiliate                                                   123,610                    -
Due to third party manager
Accounts payable and accrued expenses                                        2,476,954            1,503,000
Capital lease obligations                                                      153,066                    -
Interest payable                                                               367,888                    -
Deferred incentive management fees payable                                     818,580            6,625,000          (6,625,000)
                                                                      ------------------------------------------------------------
Total Liabilities                                                          146,852,374          139,258,000          (6,625,000)

Shareholders' equity
Total partmers' capital                                                                          33,844,000         (33,844,000)
Preferred stock, no par value, authorized 15,000,000 shares; none
   issued or outstanding                                                             -
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 21,344,510 shares                        190,484,388

Class B convertible stock, no par value, authorized 240,000 shares;
   issued and outstanding 240,000  shares                                       24,000
Series C convertible stock                                                           -
Distributions greater than net income                                         (680,312)


                                                                      ------------------------------------------------------------
Total Shareholders' Equity                                                 189,828,076           33,844,000         (33,844,000)
                                                                      ------------------------------------------------------------
Total Liabilities and Shareholders' Equity                               $ 336,680,450        $ 173,102,000       $ (40,469,000)
                                                                      ============================================================
                                                                             Hospitality
                                                                               Proforma         Historical
                                                                                before       Apple Suites, Inc.     Merger
                                                                                merger         Balance Sheet     Adjustments
                                                                      ------------------------------------------------------------
ASSETS

Investment in hotel properties                                        (C)$    383,706,330     $  179,606,662    $ 23,232,219  (H)
                                                                      (D)      (6,625,000)
Accumulated depreciation                                                       (2,639,286)       (10,974,993)     10,974,993  (H)
                                                                           --------------------------------------------------
Investment in hotel properties, net
Cash and cash equivalents                                             (B)      63,706,099          6,159,579      (3,330,000) (G)

Restricted cash reserves                                                        6,316,000            146,615
Deposit for potential acquisition                                     (B)               -                  -
Accounts receivable, net                                                                           2,211,170
Inventories                                                                                          145,300
Due from Residence Inn by Marriott, Inc.                                        6,843,282                  -
Furniture, fixtures & equipment reserve                                        12,320,744            338,724
Deferred financing costs, net of accumulated amortizaton              (E)               -          1,293,934
Deposit for refinancing                                                         2,000,105                  -
Deferred franchise fees                                                                              771,078
Other assets                                                                    3,685,176          1,277,939
                                                                                        -
                                                                      ------------------------------------------------------------
Total Assets                                                             $    469,313,450     $  180,976,008    $ 30,877,212
                                                                      ============================================================


LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable                                                   $    274,042,276     $   76,612,135
Accounts payable - affiliate                                                      123,610             62,817
Due to third party manager                                                                           664,200
Accounts payable and accrued expenses                                           3,979,954          2,491,141
Capital lease obligations                                                         153,066                  -
Interest payable                                                                  367,888            556,257
Deferred incentive management fees payable                            (D)         818,580                  -
                                                                           -------------------------------------------------------
Total Liabilities                                                             279,485,374         80,386,550

Shareholders' equity
Total partmers' capital                                               (F)               -                  -
Preferred stock, no par value, authorized 15,000,000 shares; none
   issued or outstanding                                                                -
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 21,344,510 shares                           190,484,388        111,099,353      15,591,317  (L)
                                                                                                                   4,776,000  (K)
Class B convertible stock, no par value, authorized 240,000 shares;
   issued and outstanding 240,000  shares                                          24,000             24,000         (24,000) (K)
Series C convertible stock
Distributions greater than net income                                            (680,312)       (10,533,895)     15,309,895  (L)
                                                                                                                  (4,776,000) (K)
                                                                      ------------------------------------------------------------
Total Shareholders' Equity                                                    189,828,076        100,589,458      31,253,212
                                                                      ------------------------------------------------------------
Total Liabilities and Shareholders' Equity                               $    469,313,450     $  180,976,008    $ 30,877,212
                                                                      ============================================================

                                                                                                Hospitality
                                                                          Hospitality            Combined
                                                                          Adjustments           Pro forma
                                                                      ---------------------------------------
ASSETS

Investment in hotel properties                                                                $  586,545,211
                                                                                                  (6,625,000)
Accumulated depreciation                                                                          (2,639,286)
                                                                       ---------------       ---------------
Investment in hotel properties, net
Cash and cash equivalents                                                  (15,000,000)  (N)
                                                                            (2,000,000)  (I)      49,535,678
Restricted cash reserves                                                                           6,462,615
Deposit for potential acquisition                                                                          -
Accounts receivable, net                                                                           2,211,170
Inventories                                                                                          145,300
Due from Residence Inn by Marriott, Inc.                                                           6,843,282
Furniture, fixtures & equipment reserve                                                           12,659,468
Deferred financing costs, net of accumulated amortizaton                                           1,293,934
Deposit for refinancing                                                                            2,000,105
Deferred franchise fees                                                                              771,078
Other assets                                                                                       4,963,115
                                                                                                           -
                                                                      ---------------------------------------
Total Assets                                                             $ (17,000,000)       $  664,166,670
                                                                      =======================================


LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable                                                                         $ 350,654,411
Accounts payable - affiliate                                                 3,400,000   (I)       3,586,427
Due to third party manager                                                                           664,200
Accounts payable and accrued expenses                                                              6,471,095
Capital lease obligations                                                                            153,066
Interest payable                                                                                     924,145
Deferred incentive management fees payable                                                           818,580
                                                                      ---------------------------------------
Total Liabilities                                                            3,400,000           363,271,924

Shareholders' equity
Total partmers' capital                                                                                    -
Preferred stock, no par value, authorized 15,000,000 shares; none
   issued or outstanding                                                                                   -
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 21,344,510 shares
                                                                                                 321,951,058
Class B convertible stock, no par value, authorized 240,000 shares;
   issued and outstanding 240,000  shares                                      (24,000)  (M)               -
Series C convertible stock                                                  12,720,000   (M)      12,720,000
Distributions greater than net income                                      (12,696,000)  (M)
                                                                           (15,000,000)  (N)
                                                                            (5,400,000)  (I)     (33,776,312)
                                                                      ---------------------------------------
Total Shareholders' Equity                                                 (20,400,000)          300,894,746
                                                                      ---------------------------------------
Total Liabilities and Shareholders' Equity                               $ (17,000,000)        $ 664,166,670
                                                                      =======================================

Notes to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

Property acquisition adjustments:

(A) Represents the historical June 30, 2002 balance sheet of the partnership.

(B) Total purchase price consists of the following:

    Purchase price per contract, net of cash acquired                          $      135,756,718
    Fair value of deferred incentive management fee liability
       assumed                                                                          6,625,000
    Fair value of other liabilities assumed                                             1,503,000
                                                                               ------------------
       Sub-total                                                                      143,884,718
    Acquisition fee payable to ASRG                                                     3,199,732
    Additional closing costs                                                              262,253
                                                                               ------------------
       Total purchase price                                                    $      147,346,703
                                                                               ==================

    The purchase price was satisfied by the following:

    Cash:
       -on hand                                                                $        5,088,703
       -deposit previously made to seller                                               3,000,000
    Assumption of mortgage loan at fair value                                         131,130,000
    Assumption of other liabilities                                                     8,128,000
                                                                               ------------------
                                                                               $      147,346,703
                                                                               ==================

(C) Allocation of purchase price (see Note B above) to assets acquired at fair value are as follows:

    Purchase price (See Note B)                                                $      147,346,703
    Less:
       Restricted cash - FF&E reserves                                                (11,504,000)
       Other assets and prepaids                                                       (4,308,000)
                                                                               ------------------
    Amount allocated to investment in hotel properties                                131,534,703
    Net book value of investment in hotel properties                                  129,888,000
                                                                               ------------------
    Net increase in book value of investment in hotels                         $        1,646,703
                                                                               ==================

(D) Represents elimination of deferred incentive management fees since payment is not probable and can not be reasonably estimated.

(E) Represents elimination of deferred financing costs.

(F) Represents the elimination of Partners' capital account from prior owner.

Merger Adjustments:

(G) The merger will be accounted for in accordance with the purchase method of accounting. The following represents the purchase price of common shares at fair value, plus assumption of liabilities at fair value and estimated transaction costs associated with the merger:

    Purchase price for Apple Suites common shares (see below)                  $      131,466,670
    Mortgage notes assumed-at estimated fair value                                     76,612,135
    Other liabilities assumed-at estimated fair value                                   3,774,415
    Value of vested options ($.50 per 40,000 shares o/s)                                   20,000
                                                                               ------------------
    Sub-total                                                                         211,853,220
    Estimated transaction costs (see below)                                             3,330,000
                                                                               ------------------
    Total purchase price                                                       $      215,183,220
                                                                               ==================

    The following is the calculation of the purchase price of shareholder equity, reflecting the issuance of 13,146,667 shares of Hospitality Units consisting of common shares and Series A Convertible Preferred Shares at an estimated fair value of $10 per share in exchange for all of Apple Suites outstanding common shares and Class B Convertible Share at June 30, 2002 as follows:

    Apple Suites common shares outstanding at June 30, 2002                            12,666,667
    Plus conversion of Class B Convertible Shares to Apple Suties
      common shares (see Note K)                                                          480,000
                                                                               ------------------
    Adjusted Apple Suites common shares outstanding at June 30, 2002                   13,146,667

    Estimated fair market value per share of Hospitality Units                 $               10
    Consisting of common shares and Series A Convertible                       ------------------
      Preferred Shares to be issued                                            $      131,466,670
                                                                               ==================

    The following is an estimate of the fees and other expenses related to the merger:

    Advisory fees                                                              $        1,500,000
    Legal and accounting fees                                                             500,000
    Printing                                                                              350,000
    Proxy solicitation and consulting fees                                                200,000
    Other                                                                                 780,000
                                                                               ------------------
    Total adjustment for estimated transaction costs                           $        3,330,000
                                                                               ==================

(H) Increase of $33,414,395 in the net book value of Suites real estate assets based upon Hospitality's purchase price and the adjustment to eliminate Suites historical accumulated depreciation of $10,974,993 as follows:

    Purchase price                                                             $      215,183,220
    Less:
       Purchase price allocated to cash and cash equivalents                           (6,306,194)
       Other assets and prepaid expenses                                               (6,038,145)
                                                                               ------------------
    Amount allocated to investment in rental property                                 202,838,881
    Net book value of Suites investment in real estate                                168,631,669
                                                                               ------------------
    Net increase in book value of Suites investment in real estate                     34,207,212
    Eliminate accumulated depreciation                                                (10,974,993)
                                                                               ------------------
    Adjustment to reflect new cost basis of rental property                    $       23,232,219
                                                                               ==================

    Amount allocated to investment in rental property                          $      202,838,881
    Less: Amount allocated to land                                                    (33,804,510)
                                                                               ------------------
    Depreciable basis of rental property                                       $      169,034,371
                                                                               ==================

(I) To record the termination fee payable to Apple Suites Advisors, Inc. by Hospitality. This following also will be reflected in Hospitality's statement of operations upon termination of the advisory agreement:

    Cash payment                                                               $        2,000,000
    Present value at a market rate of 7%, of $4.48 million non-interest
    bearing note due January 1, 2007                                                    3,400,000
                                                                               ------------------
                                                                               $        5,400,000

(J) Not used.

(K) The Suites Class B Convertible Shares are converible into Apple Suites common shares and then into

    Hospitality Units consisting of common shares with Series A Convertible Preferred Shares upon the merger with Suites. The expense that results upon conversion is estimated to be $4,776,000 and will be reflected in Suites statement of operations upon approval of the merger. The Class B Convertible Shares will be converted and exchanged as follows:

    Class B Convertible Shares of Suites                                                  240,000
    Conversion ratio to Suites common stock                                                     2
                                                                               ------------------
                                                                                          480,000
    Estimated fair value (see note J)                                          $               10
                                                                               ------------------
                                                                                        4,800,000
    Less: Amount originally paid for Class B Convertible Shares                           (24,000)
                                                                               ------------------
                                                                               $        4,776,000
                                                                               ==================

(L) To adjust Suites historical shareholders' equity to reflect the issuance of Hospitaliy Units consisting of common shares with Series A Convertible Preferred Shares at an assumed price of $10.00 per share, in exchange for all of Suites outstanding common shares and to reflect the conversion of Suites Class B Convertible Shares to Suites common shares and subsequent exchange for Hospitality Units consisting of common shares with Series A Convertible Preferred Shares as follows:

                                                                                                      Series A      Distributions in
                                                                    Common           Class B         Convertible       Excess of
                                                                     Stock      Convertible Stock  Preferred Stock      Earnings
                                                                     -----      -----------------  ---------------      --------
    Issuance of Hospitality Units consisting of common shares
     with Series A Convertible Preferred Shares for Suites
     common shares                                                 131,466,670
    Conversion of Suites Class B Convertible Shares to
     Hospitality Units consisting of common shares with
     Series A Convertible Preferred Shares (see Note K)             (4,776,000)              -                           4,776,000
    Elimination of Apple Suites historical shareholders'
     equity                                                       (111,099,353)        (24,000)                         10,533,895
                                                                -------------------------------------------------------------------
    Pro forma adjustments                                       $   15,591,317    $    (24,000)    $             -    $ 15,309,895
                                                                ===================================================================

(M) Hospitality Class B Convertible Shares are exchanged for Hospitality Series C convertible shares. The expense that results upon exchange is estimated to be $12,696,000 and will be reflected in Hospitality's statement of operations upon approval of the merger. The Class B Convertible Shares will be exchanged as follows:

    Class B Convertible Shares                                                            240,000
    Conversion ratio to Hospitality Series C convertible stock                                  5
                                                                               ------------------
                                                                                        1,272,000
    Estimated fair value                                                       $               10
                                                                               ------------------
                                                                                       12,720,000
    Less: Amount originally paid for Hospitality Class B Convertible Shares               (24,000)
                                                                               ------------------
                                                                               $       12,696,000
                                                                               ==================

(N) Special distribution to Hospitality shareholders to be paid prior to closing of merger.

                                   HOSPITALITY
   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2001 and the six months ended June 30, 2002 are presented as if the merger had occurred at the beginning of each period presented. In addition to the merger, the Unaudited Pro Forma Condensed Combined Statements of Operations give effect to two mergers and one acquisition made by Hospitality during 2001 and 2002. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No, 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal tax liability for the periods presented.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements. Promus Hotels, Inc. a wholly-owned subsidiary of Hilton Hotels Corporation, will continue to manage the hotels owned by Suties under the same agreements.

The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of Hospitality also present the purchase of Marriott Residence Inn II Limited Partnership (the "Partnership"), containing 23 Residence Inn by Marriott hotels, from Host Mariott Corporation ("Host") for approximately approximately $136 million in total purchase price, net of cash acquired of $24 million had occurred on January 1, 2001 for the twelve month and January 1, 2002.

In addition, the unaudited Pro Forma Condensed Statement of Operations includes the purchase of 15 Residence Inn (R) by Marriott hotels from Host in March 2002 for an aggregate purchase price of $133 million; as well as, 10 Residence Inn
(R) by Marriott hotels from Crestline Capital Corporation in September 2001, for an aggregate purchase price of $123.5 million. The results of operations subsequent to our purchase are included in the historical statement of operations of the Company.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Marriott Residence Inn I and II Limited Partnerships and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2001 for the twelve month and January 1, 2002 for the six month statement of operations, nor does it purport to represent the results of operations for future periods.

Hospitality did not commence operations until May 1, 2001. Accordingly, Hospitality's historical 2001 historical consolidated statement of operations contained less than a complete fiscal year of operations.

These unaudited pro forma condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements.

For the year ended December 31, 2001

                                              Hospitality
                                              Historical
                                              Statement of       Historical                                            Historical
                                               Operations      Residence Inn    Pro forma       Pro forma before  Marriott Residence
                                            (May 1- Dec. 31)    III LLC (A)    Adjustments      2002 acquisitions     Inn LP (A)
                                             ----------------------------------------------     ------------------------------------
Revenue:
  Suite revenue                                 $ 10,022,272    $ 27,564,918   $          -       $ 37,587,190      $ 61,423,000
  Other operating revenue                            414,493               -              -            414,493         2,621,000
  Interest income                                  2,005,006               -     (1,827,669) (B)       177,337           664,000

                                              ----------------------------------------------    ------------------------------------
Total revenue                                     12,441,771      27,564,918     (1,827,669)        38,179,020        64,708,000

Expenses:
  Operating expenses                               4,516,264      12,288,306              -         16,804,570        28,116,000
  General and administrative                         491,009               -        372,897  (C)       863,906         1,636,000

  Franchise fees (Residence Inn System Fee)          400,888       1,055,127              -          1,456,015         2,457,000
  Management fees                                    474,041         551,298              -          1,025,339         1,281,000
  Permits, licenses & lease payments                       -         128,688              -            128,688                 -
  Chain services                                     233,643         552,449              -            786,092                 -
  Incentive management fees                                -         841,983              -            841,983         3,375,000
  Taxes, insurance and other                         552,734       1,322,418              -          1,875,152         5,807,000
  Depreciation of real estate owned                1,084,933               -      2,019,336  (D)     3,104,269         6,479,000

                                                                                                             -                 -
  Management termination fees

  Interest                                         1,371,540               -      2,868,745  (E)     4,240,285        10,152,000
                                                                                                             -
                                              ---------------------------------------------     ------------------------------------
Total expenses                                     9,125,052      16,740,269      5,260,978         31,126,299        59,303,000

Income tax expense                                         -               -              -                  -                 -
                                              ---------------------------------------------     ------------------------------------

Net income                                      $  3,316,719      10,824,649     (7,088,647)         7,052,721         5,405,000
                                              =============================================     ====================================

Earnings per common share:
   Basic and Diluted                            $       0.52                                              0.75
                                              ==============                                    ==============

Basic and diluted weighted average
common shares outstanding                          6,334,649                      3,038,590          9,373,239

                                                                      Pro forma before      Historical
                                                                       acquisition of        Marriott
                                                 Pro forma           Marriott Residence      Residence         Pro Forma
                                                Adjustments              Inn II LP          Inn II LP (A)     Adjustments
                                               -------------------------------------------------------------------------------
Revenue:
  Suite revenue                                $          -             $ 99,010,190     $ 63,727,000       $          -
  Other operating revenue                                 -                3,035,493        2,804,000                  -
  Interest income                                  (664,000)   (B)           177,337        1,463,000         (1,463,000)  (B)
                                                                                                                (100,000)  (C)
                                               -------------          ---------------------------------------------------
Total revenue                                      (664,000)             102,223,020       67,994,000         (1,563,000)

Expenses:
  Operating expenses                                      -               44,920,570       37,459,000                  -
  General and administrative                     (1,636,000)   (C)           863,906                -            325,000   (D)

  Franchise fees (Residence Inn System Fee)         440,837    (D)         4,353,852        2,549,000                  -
  Management fees                                         -                2,306,339        1,331,000                  -
  Permits, licenses & lease payments                      -                  128,688        1,165,000                  -
  Chain services                                          -                  786,092                -
  Incentive management fees                      (3,375,000)   (K)           841,983        2,545,000         (2,545,000)  (H)
  Taxes, insurance and other                              -                7,682,152        2,262,000                  -
  Depreciation of real estate owned              (6,479,000)   (E)                          7,295,000         (7,295,000)  (E)

                                                  3,006,965    (F)         6,111,234                           3,885,419   (F)
  Management termination fees

  Interest                                      (10,152,000)   (G)                         12,362,000                  -
                                                  9,370,685    (H)        13,610,970
                                               --------------------------------------------------------------------------
Total expenses                                   (8,823,514)              81,605,786       66,968,000         (5,629,581)

Income tax expense                                        -                        -                -                  -   (G)
                                               -------------------------------------------------------------------------

Net income                                        8,159,514    (I)        20,617,234     $  1,026,000       $  4,066,581
                                               =========================================================================

Earnings per common share:
   Basic and Diluted                                                            1.38
                                                                      ==============

Basic and diluted weighted average
common shares outstanding                         5,603,630    (J)        14,976,869

                                                   Total                                  Historical
                                                 Pro Forma                             Homewood Suites          Historical
                                                   before           Historical           Statement of          Apple Suites
                                                   merger        Apple Suites, Inc.        Operations           Adjustments
                                              ---------------------------------------------------------------------------------
Revenue:
  Suite revenue                               $ 162,737,190          $ 43,338,533        $ 3,486,143                   -
  Other operating revenue                         5,839,493             2,141,832            175,521
  Interest income                                                         381,630
                                                     77,337
                                              ---------------------------------------------------------------------------
Total revenue                                   168,654,020            45,861,995          3,661,664                   -

Expenses:
  Operating expenses                             82,379,570            23,337,764          1,835,894
  General and administrative                      1,188,906               894,121                  -              14,226   (S)

  Franchise fees (Residence Inn System Fee)       6,902,852             1,729,446            144,054
  Management fees                                 3,637,339             1,521,696            122,117
  Permits, licenses & lease payments              1,293,688                     -
  Chain services                                    786,092                     -
  Incentive management fees                         841,983                     -
  Taxes, insurance and other                      9,944,152             2,297,935            238,355
  Depreciation of real estate owned                                     4,787,486            513,062            (513,063)  (T)
                                                                                                                 359,606   (T)
                                                  9,996,653
  Management termination fees                                           1,413,520

  Interest                                                              5,849,378            188,401            (188,401)  (U)
                                                 25,972,970                                                      366,396   (V)
                                              ---------------------------------------------------------------------------
Total expenses                                  142,944,205            41,831,346          3,041,883              38,764

Income tax expense                                        -                     -                                      -
                                              ---------------------------------------------------------------------------

Net income                                    $  25,709,815          $  4,030,649        $   619,781           $ (38,764)
                                              ===========================================================================

Earnings per common share:
   Basic and Diluted                          $        1.72          $       0.34
                                              ===================================

Basic and diluted weighted average
common shares outstanding                        14,976,869            11,907,721                                677,592   (X)

                                                   Total
                                                 Pro Forma                                                              Hospitality
                                                  before             Merger             Apple Hospitality                Combined
                                                   merger          Adjustments              Adjustments                  Pro Forma
                                            ----------------------------------------------------------------------------------------
Revenue:
  Suite revenue                               $ 209,561,866                                                         $   209,561,866
  Other operating revenue                         8,156,846                                                               8,156,846
  Interest income                                   381,630           (66,600)  (Q)            (300,000)  (J)                15,030
                                                     77,337                                                                  77,337
                                            ----------------------------------        ------------------          ------------------
Total revenue                                   218,177,679           (66,600)                 (300,000)                217,811,079

Expenses:
  Operating expenses                            107,553,228                                                             107,553,228
  General and administrative                      2,097,253          (298,270)  (L)          12,696,000   (K)
                                                          -          (200,000)  (O)         (12,696,000)  (K)             1,598,983
  Franchise fees (Residence Inn System Fee)       8,776,352                                                               8,776,352
  Management fees                                 5,281,152                                                               5,281,152
  Permits, licenses & lease payments              1,293,688                                                               1,293,688
  Chain services                                    786,092                                                                 786,092
  Incentive management fees                         841,983                                                                 841,983
  Taxes, insurance and other                     12,480,442                                                              12,480,442
  Depreciation of real estate owned               4,787,485           815,978   (P)                                       5,603,463
                                                    359,606                                                                 359,606
                                                  9,996,653                                                               9,996,653
  Management termination fees                     1,413,520                                   5,400,000   (M)                     -
                                                          -                                  (5,400,000)  (M)             1,413,520
  Interest                                        5,849,378                                                               5,849,378
                                                 26,339,366                                     313,600   (N)            26,652,966
                                            ----------------------------------       -------------------         -------------------
Total expenses                                  187,856,198           317,708                   313,600                 188,487,506

Income tax expense                                                          -                         -                           -
                                            ----------------------------------       -------------------         -------------------

Net income                                    $  30,321,481        $ (384,308)               $ (613,600)            $    29,323,573
                                            ==================================       ===================         ===================

Earnings per common share:
   Basic and Diluted                          $        1.10                                                         $          1.00
                                            ===============                                                      ===================

Basic and diluted weighted average
common shares outstanding                        27,562,182           480,000                 1,272,000                  29,314,182

For the six months ended June 30, 2002 (unaudited)

                                                 Hospitality          Historical                                 Pro forma before
                                                  Historical       Marriot Residence                              acquisition of
                                                 Statement of     Inn LP for Periods      Pro forma             Marriott Residence
                                                  Operations          1 & 2 2002         Adjustments               Inn II LP
                                                ---------------------------------------------------------   -----------------------
Revenue:
  Suite revenue                                   $ 33,381,932        $ 7,516,099                  -                   40,898,031
  Other operating revenue                            1,188,221            296,191                  -                    1,484,412
  Interest income                                      336,387                  -                  -                      336,387

                                                -----------------------------------------------------       ------------------------
Total revenue                                       34,906,540          7,812,290                  -                   42,718,830

Expenses:
  Operating expenses                                15,513,207          3,931,579                  -                   19,444,786
  General and administrative                           683,325                  -            215,348  (D)                 898,673
  Franchise fees (Residence Inn System Fee)          1,335,276            300,644                  -                    1,635,920
  Management fees                                    1,515,880            156,246                  -                    1,672,126
  Permits, licenses & lease payments                         -             46,747                  -                       46,747
  Chain Services                                       538,334            143,542                  -                      681,876
  Incentive management fees                                  -                  -                  -                            -
  Taxes, insurance and other                         2,212,034            434,737                  -                    2,646,771
  Depreciation of real estate owned                  2,639,286                  -            443,527  (F)               3,082,813
                                                                                                   -                            -
  Imputed interest expense on Res I                    450,000                  -                  -                      450,000
  Management termination fees
  Ground lease
  Interest                                           4,502,602                  -          1,365,355  (H)               5,867,957
                                                -----------------------------------------------------       ------------------------

Total expenses                                      29,389,944          5,013,495          2,024,230                   36,427,669

Income tax expense                                           -                  -                  -                            -
                                                -----------------------------------------------------       ------------------------

Net income                                        $  5,516,596        $ 2,798,795       $ (2,024,230)                 $ 6,291,161
                                                =====================================================       ========================

Earnings per common share:                        $       0.33                                                               0.37
                                                ===============                                             ========================
  Basic and Diluted

Basic and diluted weighted average
common shares outstanding                           16,810,654                                     -                   16,810,654
                                                ===============                                             ========================

                                                Historical
                                                 Marriott                            Hospitality
                                                Residence      Pro Forma              Pro Forma       Historical        Merger
                                              Inn II LP (A)   Adjustments           Before Merger  Apple Suites, Inc.  Adjustments
                                            ---------------------------------------------------------------------------------------
Revenue:
  Suite revenue                                 $ 28,805,000    $         -           69,703,031    $ 24,052,840
  Other operating revenue                          1,100,000              -            2,584,412       1,091,234        (33,000) (Q)
  Interest income                                    294,000       (294,000)   (B)                        12,001
                                                                    (50,000)   (C)       286,387
                                            ---------------------------------      ------------------------------------------------
Total revenue                                     30,199,000       (344,000)          72,573,830      25,156,075        (33,000)

Expenses:
  Operating expenses                              16,546,000                          35,990,786      12,866,178
  General and administrative                               -        365,000    (D)     1,263,673         555,482       (156,252) (L)
  Franchise fees (Residence Inn System Fee)        1,073,000              -            2,708,920         962,114       (100,000) (O)
  Management fees                                    598,000              -            2,270,126         857,076              -
  Permits, licenses & lease payments               1,040,000              -            1,086,747               -
  Chain Services                                           -                             681,876               -
  Incentive management fees                        1,185,000     (1,185,000)   (H)             -               -
  Taxes, insurance and other                       1,102,000              -            3,748,771       1,337,177
  Depreciation of real estate owned                3,319,000     (3,319,000)   (E)             -       2,700,916        407,939  (P)
                                                                  1,942,710    (F)     5,025,523
  Imputed interest expense on Res I                                                      450,000               -
  Management termination fees                                                                                  -
  Ground lease                                                                                            50,000
  Interest                                         5,531,000                          11,398,957       3,442,549
                                            ---------------------------------      ------------------------------------------------

Total expenses                                    30,394,000     (2,196,290)          64,625,379      22,771,492        151,687

Income tax expense                                         -              -    (G)             -               -              -
                                            ---------------------------------      ------------------------------------------------

Net income                                      $   (195,000)   $ 1,852,290            7,948,451       2,384,583     $ (184,687)
                                            =======================================================================================

Earnings per common share:                                                                  0.47    $       0.19
                                                                                   ===============================
  Basic and Diluted

Basic and diluted weighted average
common shares outstanding                                                 -           16,810,654      12,666,677        480,000  (R)
                                                                                   =================================================

                                                                                             Hospitality
                                                          Hospitality                         Combined
                                                          Adjustments                        Pro Forma
                                                 -------------------------            -----------------------
Revenue:
  Suite revenue                                                                               $ 93,755,871
  Other operating revenue                                                                        3,642,646
  Interest income                                                                                   12,001
                                                               (150,000) (J)                       136,387
                                                -------------------------             ----------------------
Total revenue                                                  (150,000)                        97,546,905

Expenses:
  Operating expenses                                                                            48,856,964
  General and administrative                                                                     1,662,903
  Franchise fees (Residence Inn System Fee)                                                      3,571,034
  Management fees                                                                                3,127,202
  Permits, licenses & lease payments                                                             1,086,747
  Chain Services                                                                                   681,876
  Incentive management fees                                                                              -
  Taxes, insurance and other                                                                     5,085,948
  Depreciation of real estate owned                                                              3,108,855
                                                                                                 5,025,523
  Imputed interest expense on Res I                                                                450,000
  Management termination fees                                                                            -
  Ground lease                                                                                      50,000
  Interest                                                      156,800  (N)                    14,998,306
                                                -------------------------             ----------------------

Total expenses                                                  156,800                         87,705,358

Income tax expense                                                    -                                  -
                                                -------------------------             ----------------------

Net income                                                   $ (306,800)                      $ 10,217,547
                                                =========================             ======================

Earnings per common share:                                                                    $       0.33
                                                                                      ======================
  Basic and Diluted

Basic and diluted weighted average
common shares outstanding                                     1,272,000  (R)                    31,229,331
                                                =========================             ======================

Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for Residence Inn III LLC:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2001 for the respecitve periods prior to acquisition by the Company in September 2001.

(B) Represents the elimination of the interst income recorded on the $47 million promissory note with Cresline, as the note receivable was used to purchase the Partnership.

(C) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $814, 377 and $372, 896 for the year ended December 31, 2000, and the period ended December 31, 2001, respectively.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(E) Represents the interst expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rate of 8.08% on the mortgage debt of $53 million.

(F) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as a realization is not certain.

(G) Represents the number of shares assumin Residence Inn III LLC was acquired at the beginning of the period presented.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for Marriott Residence Inn LP:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2001.

(B) Represents the elimination of historical interest income recorded by the prior owner.

(C) Represents the elimination of the historical general and administrative expense allocated ot the hotels by the prior owner, which will not be incurred by the Company. The amount indicated for general and administrative expense was extracted from the Partnership's historical statements.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned bu the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $330,628 for the year ended December 31, 2001 and $215,348 for the two months not owned in 2001.

(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.

(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and hotel industry in general.

(G) Represents the elimination of the histornical interest expense recorded by the prior owner.

(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.6% on the mortgage debt of $70.9 million and 15.6% on the mortgage debt of $20.7 million.

(I) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.

(J) Represents additional common shares assuming the Partnership was acquired at the beginning of the period presented.

(K) Represents elimination of incentive management fees from prior owner, since payment is not considered probable.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (unaudited) for Marriott Residence Inn II Limited Partnership:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1 of the respective period.

(B) Represents the elimination of historical interest income recorded by the prior owner as cash was used to fund acquisition.

(C) Represents the elimination of interest income on Company cash of approximately $5 million used to fund acquisition at interest rates in effect during periods presented.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.

(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years (fair value allocation of approximately $116.67 million) for building and 7 years for FF&E (fair value allocation of $6.25 million). The estimated useful lives are based on management's knowledge of the properties and hotel industry in general.

(G) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.

(H) Represents elimination of incentive management fees from prior owner, since payment is not considered probable.

Merger and Hospitality Adjustments:

(J) Represents reduction of interest income on $15 million special distribution to Hospitality's shareholders just prior to the merger at money market interest rates in effect during the period, 2%.

(K) Represents expense associated with conversion of Hospitality Class B convertible shares and Suites Class B convertible shares to Hospitality Series C convertible shares and Hospitality units, respectively (see Note K and M to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet). Amount is eliminated since this transaction is directly attributable to the merger and is not expected to have on-going impact.

(L) Elimination of Apple Suites advisory fee, as advisory contract will terminate upon merger.

(M) Represents expense associated with advisor termination (see Note I to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet). Amount is eliminated since it is in connection with the merger and will not have on-going impact.

(N)  Represents imputed interest at 7% on $4.48 million non-interest bearing note issued in connection with the termination of the advisor agreement.

(O) Reduction of operating expenses to operate as a public company eliminated as a result of the merger, such as audit fees and costs associated with producing the annual report.

(P) Represents additional depreciation expense on the increase of fair market value of Apple Suites real estate using a depreciable life of 39 years.

                  $   23,232,219   New additional interest in basis of
                                   Suites depreciable rental property
                                   (See Note G on Balance Sheet)
                                   allocated to building (19.54% allocated to
                           80.46%  land)
                  --------------
                  $   18,692,022
                              39   Depreciable life
                  --------------
                  $       479,283  Full year
                  $       239,641  Half year

(Q) Represents a reduction to interest income resulting from the use of cash for payment of transaction costs and purchase price as a result of the merger at a money market interest rate of 2%.

                  $     3,330,000  Transaction costs
                             0.02
                  ---------------
                  $        66,600 Full year
                  $        33,300 Six months

(R) Represents increase in shares resulting from the exchange of Hospitality Class B Convertible Shares into Hospitality Series C shares and conversion of Suites Class B Convertible Shares into Hospitality Common Shares as follows:

     Hospitality Class B Convertible Shares                         240,000    Suites Class B Convertible Shares           240,000
     Conversion ratio to Hospitality Common Shares-Series C               5    Conversion ratio to Suites Common Shares          2
                                                                ------------                                             ---------
     Hospitality Common Shares                                    1,272,000    Suites Common Shares                        480,000
                                                                               Conversion ratio to Common Shares                 1
                                                                                                                         ---------
                                                                                 Hospitality Common Shares                 480,000

Apple Suites Adjustments:

(S) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by Apple Suites for the periods presented.

(T) Represents the depreciation on the hotels acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned. The weighted average life of the depreciable assets was 39 years.

(U) Represents the elimination of the expense recorded by the prior owner since it will not be an on-going expense to the Company.

(V) Represents the interest expense on Apple Suites long-term refinancings of $50 million at a rate of 9% and $10.7 million at a rate of 8.15% and a portion of the $10 million short-term financing ($6,569,500) at a rate of one month LIBOR plus 200 basis points (8.67%) for the term of the financing (6 months) for the periods presented.

(W) Management termination fees have been eliminated in 2001, since it will not have an on-going impact.

(X) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $10 per share (net $8.95 per share) for the remiander.

                                  THE COMPANIES
HOSPITALITY

     Hospitality is a Virginia corporation and was incorporated on January 17, 2001. The business of Hospitality is to acquire and operate upper-end extended-stay and limited service hotels. As of September 30, 2002, the company owned 48 extended-stay hotels containing 5,767 hotel suites throughout the United States. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The hotels are located in Alabama, California, Colorado, Connecticut, Florida, Georgia, Illinois, Louisiana, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Texas.

     Hospitality is an externally advised, self-administered real estate investment trust and operates in one defined business segment consisting of upper-end, extended-stay and limited service hotels. Hospitality leases all hotel properties acquired to Apple Hospitality Management, Inc., a 100% owned taxable REIT subsidiary, or its subsidiaries under the terms of master hotel lease agreements. The hotels are operated and managed by Residence Inn(R) by Marriott, Inc., under master hotel lease agreements and hotel management agreements.

     Hospitality seeks to maximize long-term growth in net operating income and portfolio value. Hospitality believes there is substantial opportunity for growth from the ownership of its currently owned hotels and the acquisition of additional hotels in select metropolitan areas throughout the United States. Hospitality intends to continue to acquire upper-end extended-stay and limited service hotels in select metropolitan areas throughout the United States.

     Hospitality targets markets characterized by a diversified economy, stable employment and increasing household formation and household incomes. Hospitality believes that a geographically diversified portfolio reduces risks resulting from adverse changes in local economic conditions. Accordingly, the hotels are located in upscale communities in 20 states. Hospitality expects to strengthen its presence in its current markets and possibly expand into additional geographic regions with similar environments, convenient access to Hospitality's offices and sufficient opportunities to create additional operating efficiencies through the acquisition of a critical mass of hotels.

APPLE SUITES

     Suites is a Virginia corporation that was incorporated on March 5, 1999 and commenced operations as of September 1, 1999. Suites acquires, owns and leases upper-end extended-stay hotels in select metropolitan areas throughout the United States. Suites' focus is on upscale and residential-style hotels, consisting of one or two bedroom suites. Suites currently operates as and has elected to be treated as a real estate investment trust for federal income tax purposes.

     At September 30, 2002, Suites owned, either directly or through its subsidiaries, a total of 17 extended-stay hotels, which comprise a total of 1,922 suites. All of the Suites hotels currently operate under the Homewood Suites(R) by Hilton.

     Suites leases its hotels to a wholly owned subsidiary, Apple Suites Management, Inc., under master hotel lease agreements. The hotels are operated and managed by Promus Hotels, Inc. under hotel license agreements and hotel management agreements.

     Suites' objective has been to enhance shareholder value by increasing funds from operations and cash available for distribution. Suites focuses on maximizing the internal growth of its portfolio by selecting hotels that are expected to have strong cash flow growth potential.

THE COMBINED COMPANIES

     After the merger, Hospitality will have consolidated total assets of approximately $727 million and will own 65 properties, containing 7,689 suites in select metropolitan areas throughout the United States.

     In connection with the merger, the boards of directors of Hospitality and Suites have determined that the companies will become self-advised, contingent upon the merger occurring. Consequently, the advisory agreements Hospitality and Suites have with Apple Suites Advisors, Inc., which is owned by Mr. Knight, will be terminated concurrently with the merger and thereafter no further advisory fees will be due under those agreements. In addition, the property acquisition/disposition agreements that Hospitality and Suites have with Apple Suites Realty, Inc., which is also owned by Mr. Knight, will also be terminated.

              PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF HOSPITALITY

     The following table presents certain information as to each of Hospitality's directors and executive officers, each owner known to Hospitality to have beneficially owned more than five percent of Hospitality's common shares and all of Hospitality's directors and executive officers as a group. Unless otherwise noted, all information concerning directors and officers was provided by the shareholders listed and reflects their beneficial ownership as of November [ ], 2002, and is based on [ ____________] Hospitality common shares outstanding at the close of business on such date. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such common shares, or shares such powers with his or her spouse or minor children, if any.

                                               NO. OF COMMON SHARES    NO. OF SERIES A PREFERRED
  NAMES AND BUSINESS ADDRESS OF BENEFICIAL    BENEFICIALLY OWNED (1)            SHARES             PERCENT OF
                  OWNER **                                               BENEFICIALLY OWNED (1)       CLASS
-------------------------------------------   ----------------------   -------------------------   ----------
Glade M. Knight                                         10                         --                   *
Lisa B. Kern                                          10,680                     10,680                 *
Bruce H. Matson                                       10,680                     10,680                 *
Michael S. Waters                                     10,680                     10,680                 *
Robert M. Wily                                        10,680                     10,680                 *
All directors and executive officers as a             42,730                     42,720                 *
group

* Less than one percent of outstanding Hospitality common shares.

** The business address for each beneficial owner is c/o Apple Hospitality Two, Inc., 10 South Third Street Richmond, Virginia 23219.

(1) Includes units that may be acquired upon the exercise of stock options, as follows: Messrs. Matson, Waters and Wily and Ms. Kern - 10,680 units each.

                 PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF SUITES

     The following table presents certain information as to each of Suites' directors and executive officers, each owner known to Suites to have beneficially owned more than five percent of Suites common shares, and all of Suites' directors and executive officers as a group. Unless otherwise noted, all information concerning directors and officers was provided by the shareholders listed and reflects their beneficial ownership as of November [ ], 2002, and is based on 12,666,677 Suites common shares outstanding and 240,000 shares of Suites Class B Convertible Shares outstanding at the close of business on that date. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such common shares, or shares such powers with his or her spouse or minor children, if any.

         NAMES AND BUSINESS ADDRESS OF                NO. OF SHARES
              BENEFICIAL OWNER**                  BENEFICIALLY OWNED (1)   PERCENT OF CLASS
-----------------------------------------------   ----------------------   ----------------
Glade M. Knight                                             10                    *
Lisa B. Kern                                              11,472                  *
Bruce H. Matson                                           11,472                  *
Michael S. Waters                                         11,472                  *
Robert M. Wily                                            11,472                  *
All directors and executive officers as a group           45,898                  *

* Less than one percent of outstanding Suites common shares.

** The business address for each beneficial owner is c/o Apple Suites, Inc., 10 South Third Street Richmond, Virginia 23219.

(1) Includes common shares that may be acquired upon the exercise of stock options, as follows: Messrs. Matson, Waters and Wily and Ms. Kern - 11,472 shares each.

            COMPARATIVE PER SHARE PRICE AND DISTRIBUTION INFORMATION

     Neither Hospitality units nor Suites common shares are listed on any foreign or domestic exchange. Hospitality does not anticipate listing any capital stock on any exchange in the near future. Hospitality has indicated, that in order to provide liquidity to its shareholders, it expects that within approximately three to five years from May 1, 2001, the initial closing under its first public offering, it will either:

     - cause the Hospitality units or common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System; or

     - with shareholders approval (if required by law), dispose of all of its properties in a manner, whether by merger or otherwise, which will permit distributions to shareholders of cash.

However, Hospitality is under no obligation to take any of these actions, and these actions, if taken, might be taken after the five-year period mentioned above.

As of [November [__], 2002], there were [_______] holders of record of Hospitality common shares and [______] holders of record of Suites common shares. As of November [ ], 2002, all 240,000 shares of Suites Class B convertible shares outstanding were held by Glade M. Knight and two business associates.

                   DESCRIPTION OF CAPITAL STOCK OF HOSPITALITY

     The information set forth below is only a summary of the material terms of the Hospitality common shares and the Hospitality preferred shares. You should refer to the Hospitality articles of incorporation and bylaws for a complete description of the Hospitality common shares and the Hospitality preferred shares.

     The Hospitality authorized capital stock consists of:

     -    200,000,000 Hospitality common shares, no par value,

     -    200,000,000 Hospitality Series A preferred shares, no par value,

     - 240,000 Hospitality Series B convertible preferred shares, no par value,

     - 1,272,000 Hospitality Series C convertible preferred shares, no par value, and

     -    13,728,000 additional Hospitality preferred shares, no par value.

     As of October 21, 2002, there were 29,320,298 Hospitality common shares, 29,320,298 Hospitality Series A preferred shares, 240,000 Hospitality Series B convertible preferred shares and no Hospitality Series C convertible preferred shares issued and outstanding.

HOSPITALITY COMMON SHARES

     Dividend And Distribution Rights. Hospitality common shares have equal rights in connection with:

     -    dividends;

     -    distributions; and

     -    liquidations.

     If the Hospitality board of directors determines, in its sole discretion, to declare a dividend, the right to that dividend is subject to the following restrictions:

     - the dividend rights of the Hospitality common shares may be subordinate to the dividends right of any other of Hospitality shares ranking senior to the Hospitality common shares; and

     -    the amount of the dividend may be limited by law.

       If Hospitality liquidates its assets or dissolves entirely, the holders of the Hospitality common shares will share, on a pro rata basis, in the assets Hospitality is legally allowed to distribute. Hospitality must pay all of its known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of Hospitality common shares can share in its assets. Upon liquidation, the rights of the holders of the Hospitality common shares will initially arise out of their rights as holders of the Hospitality Series A preferred shares. The Hospitality Series A preferred shares provide that the holders of Series A preferred shares will have a priority distribution of $10.00 per share before any distribution to the holders of any other shares. If the assets of Hospitality are insufficient to make these payments in full, payments will be made to the holders of Hospitality Series A preferred shares on a pro rata basis. Before the merger and the related conversion of the Hospitality Series B convertible preferred shares, holders of Hospitality Series B convertible preferred shares will be entitled to be paid $10.00 per number of common shares each Hospitality Series B convertible preferred share would be convertible into. If the assets of Hospitality are insufficient to make these payment in full, payments will be made to the holders of Hospitality Series B convertible preferred shares on a pro rata basis. After payments in full to the Hospitality Series A preferred shares and the Hospitality Series B convertible preferred shares, the remaining assets will be distributed between the holders of the Hospitality common shares and the holders of the Hospitality Series B convertible preferred shares, on an as converted basis.

     Immediately after the effective time of the merger, the outstanding Hospitality Series B convertible preferred share will be exchanged for Hospitality Series C convertible preferred shares. After this exchange, no Hospitality Series B convertible shares will be outstanding and 1,272,000 Hospitality Series C convertible preferred shares will be outstanding. All 240,000 authorized Hospitality Series B convertible preferred shares are held by Glade M. Knight and two business associates. After the merger, if the assets of Hospitality are sufficient to pay in full the distribution rights of $10.00 per share for the outstanding Hospitality Series A preferred shares, the remaining assets will first be used to pay $10.00 per share to the holders of the Hospitality Series C convertible preferred shares, on an as converted basis and then, any remaining assets will be distributed pro rata to the holders of Hospitality common shares and the holders of Hospitality Series C convertible preferred shares, on an as converted basis. Consequently, holders of Hospitality units will be entitled to receive $10.00 per share in cash on liquidation, before any payments will be made to Mr. Knight or the other holders of the Hospitality Series C convertible preferred shares for their Hospitality Series C convertible preferred shares.

     Holders of Hospitality common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of Hospitality's securities.

     Voting Rights. Each outstanding Hospitality common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of Hospitality common shares and the holders of Hospitality Series C convertible preferred shares, on an as converted basis, will have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of shares. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding Hospitality common shares and Hospitality Series C convertible preferred shares, on an as converted basis, will be able to elect all of the directors then standing for election and the holders of the remaining Hospitality common shares and Hospitality Series C convertible preferred shares will not be able to elect any directors. Currently, the Hospitality board of directors is divided into three classes, as nearly equal in size as possible. The terms of one class of directors expire each year.

     The Hospitality articles will provide that a majority of Hospitality common shares and Hospitality Series C convertible preferred shares, on an as converted basis, outstanding and entitled to vote on a matter may approve Hospitality taking any of the following actions:

     -    dissolve;

     - amend Hospitality's articles of incorporation, except for amendments to Hospitality's articles relating to the classification of the board of directors which requires the approval of at least two-thirds of the shares entitled to vote;

     -    merge;

     -    sell all or substantially all of Hospitality's assets; or

     -    engage in a share exchange or similar transactions.

     Transfer Agent and Registrar. The transfer agent and registrar for the Hospitality common shares is Wachovia Bank, N.A.

HOSPITALITY SERIES A PREFERRED SHARES

     The Hospitality Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Hospitality Series A preferred shares are not separately tradable from the Hospitality common shares to which they relate. The only right associated with each Hospitality Series A preferred share is a priority distribution upon the sale of Hospitality's assets or other event of liquidation. The priority distribution will be equal to $10.00 per Hospitality Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Hospitality Series A preferred shares will have no other distribution rights.

HOSPITALITY SERIES B CONVERTIBLE PREFERRED SHARES

       Hospitality authorized capital stock includes 240,000 Hospitality Series B convertible preferred shares. There are no dividends payable on the Hospitality Series B convertible preferred shares. Holders of more than two-thirds of the Hospitality Series B convertible preferred shares must approve any proposed amendment to the Hospitality articles of incorporation that would adversely affect the Hospitality Series B convertible preferred shares. Upon Hospitality's liquidation, the holders of the Hospitality Series B convertible preferred shares are entitled to a priority liquidation payment. However the priority liquidation payment of the holders of the Hospitality Series B convertible preferred shares is junior to the holders of the Hospitality Series A preferred shares distribution rights. The holder of a Hospitality Series B convertible preferred share is entitled to a liquidation payment of $10.00 per number of common shares each Hospitality Series B convertible preferred share would be convertible into according to the formula described below. Prior to the exchange of Hospitality Series B convertible preferred shares for Hospitality Series C convertible preferred shares, in the event that the liquidation of Hospitality's assets results in proceeds that exceed the distribution rights of the Hospitality Series A preferred shares and the Hospitality Series B convertible preferred shares, the remaining proceeds will be distributed between the Hospitality common shares and the Hospitality Series B convertible preferred shares, on an as converted basis.

     The Hospitality Series B convertible preferred shares are convertible into Hospitality units upon and for 180 days following the occurrence of either of the following events:

     (1) Hospitality transfers substantially all of its assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise; or

     (2) the advisory agreement with Apple Suites Advisors is terminated or expires without renewal and if Hospitality ceases to use Apple Suites Realty to provide substantially all of its property acquisition and disposition services.

     Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Hospitality Series B convertible preferred

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

share, each Hospitality Series B convertible preferred share is convertible into
5.3 Hospitality units, based upon the gross public offering proceeds raised through the date of this joint proxy statement/prospectus.

     No additional consideration is due upon the conversion of the Hospitality Series B convertible preferred shares. The conversion into Hospitality units of the Hospitality Series B convertible preferred shares will result in dilution of the shareholders' interests.

       The outstanding Hospitality Series B convertible preferred shares will be exchanged for 1,272,000 Hospitality Series C convertible preferred shares immediately following the merger. Mr. Knight and two business associates own the outstanding Hospitality Series B convertible preferred shares.

HOSPITALITY SERIES C CONVERTIBLE PREFERRED SHARES

     Dividend and Distribution Rights. The holders of Hospitality Series C convertible preferred shares, on an as converted basis, will be entitled to receive the same dividends and distributions as declared for the holders of Hospitality common shares, except for distributions in liquidation.

     If Hospitality liquidates its assets or dissolves entirely and the assets of Hospitality are sufficient to pay the distribution rights of the Hospitality Series A preferred shares in full, the remaining assets will first be used to pay $10.00 per share to the holders of the Hospitality Series C convertible preferred shares, on an as converted basis. Then, any remaining assets will be distributed pro rata to the holders of Hospitality common shares and holders of Hospitality Series C convertible preferred shares, on an as converted basis.

     Conversion. The Hospitality Series C convertible preferred shares will be convertible into Hospitality units upon and for 180 days following the occurrence of either of the following events:

     (1) Hospitality transfers substantially all of its assets, stock or business as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of Hospitality's business; or

     (2) Hospitality lists the Hospitality units on a national securities exchange or quotation system or in any established market.

     Upon the occurrence of either triggering event, each Hospitality Series C convertible preferred share will be convertible into one Hospitality unit, subject to adjustment to reflect stock dividends on, or split, subdivision or combination of, the Hospitality common shares.

     Voting Rights. The holders of Hospitality Series C convertible preferred shares will be entitled to vote on all matters submitted to a vote of shareholders as if they were converted into Hospitality common shares, except as otherwise provided by law. The holders of Hospitality common shares and the holders of Hospitality Series C convertible preferred shares, on an as converted basis, will have exclusive voting power with respect to the election of directors, except as provided with respect to any other class or series of shares. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding Hospitality common shares and Hospitality Series C convertible preferred shares, on an as converted basis, will be able to elect all of the directors then standing for election and the holders of the remaining Hospitality common shares and Hospitality Series C convertible preferred shares will not be able to elect any directors. Currently the Hospitality board of directors is divided into three classes, as nearly equal in size as possible. The terms of one class of directors expires each year.

PREFERRED SHARES

     The Hospitality articles of incorporation authorize the issuance of up to 13,728,000 additional Hospitality preferred shares. At the present time, no preferred shares other than the Hospitality Series A preferred shares and the Hospitality Series B convertible preferred shares have been issued.

     Hospitality believes that the authorization to issue additional preferred shares benefit Hospitality and its shareholders by permitting flexibility in financing additional growth, giving it additional financing options in its corporate planning and in responding to developments in its business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives Hospitality the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

     At present, Hospitality has no specific financing or acquisition plans involving the issuance of additional preferred shares, other than the issuance of 1,272,000 Hospitality Series C convertible preferred shares discussed above, and does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. Hospitality cannot now predict whether or to what extent, if any, additional preferred shares will be used or, if so used, what the characteristics of a particular series may be.

     The voting rights and rights to distributions of the holders of Hospitality common shares will be subject to the prior rights of the holders of any subsequently issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the Hospitality common shares and on the terms and for the consideration as may be determined by the Hospitality board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution), rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of Hospitality common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of Hospitality common shares would otherwise receive on dissolution.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Internal Revenue Code, Hospitality common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding Hospitality common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

     Since the Hospitality board of directors believes it is essential that Hospitality maintain its REIT status, the Hospitality bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The Hospitality board may exempt a proposed transferee from this ownership limit. The Hospitality board may require opinions of counsel, affidavits, undertakings or agreements at it may deem necessary or advisable in order to determine or ensure Hospitality's status as a REIT.

     Any acquisition or transfer of Hospitality common shares that would:

     - result in the Hospitality common shares and any other stock being owned by fewer than 100 persons, or

     - result in our being "closely-held" within the meaning of Section 856(h) of the Internal Revenue Code,

will be null and void, and the intended transferee will acquire no rights to the Hospitality common shares. These restrictions on transferability and ownership will not apply if the Hospitality board determines that it is no longer in Hospitality's best interests to attempt to qualify, or to continue to qualify, as a REIT and Hospitality's articles are amended accordingly.

     Any purported transfer of Hospitality common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under the Hospitality bylaws, excess shares will be deemed to have been acquired and to be held on Hospitality's behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions.

     Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of the Hospitality bylaws must be repaid to us upon demand.

     The Hospitality bylaws provide that Hospitality may redeem any excess shares. The redemption price for any excess share will be equal to:

     -    the price paid for the excess shares by the intended transferee; or

     - if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which Hospitality elects to redeem the excess shares.

     Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by the Hospitality board.

     In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as the Hospitality board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

                        COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the merger, holders of Suites common shares receiving stock consideration will become holders of Hospitality units, each consisting of Hospitality common share and one Hospitality Series A preferred share. Hospitality and Suites are both incorporated under the laws of the Commonwealth of Virginia. As Virginia corporations, both Hospitality and Suites are subject to the Virginia Stock Corporation Act, which is a general corporation statute. Certain differences between the Hospitality articles of incorporation and bylaws and the Suites articles of incorporation and bylaws are discussed below. However, the comparative rights of holders of Hospitality units and holders of Suites common shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Hospitality Articles and bylaws and to the Suites Articles and bylaws.

AUTHORIZED SHARES

     The Hospitality articles authorize the issuance of 200,000,000 common shares, 200,000,000 Series A preferred shares, 240,000 Hospitality Series B convertible preferred shares, 1,272,000 Hospitality Series C convertible preferred shares and 13,728,000 preferred shares. The Hospitality board may, by adoption of an amendment of the Hospitality articles, fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Virginia Stock Corporation Act, of any series within the preferred shares before the issuance of any shares of that series. Any increase in the aggregate number of shares which Hospitality has the authority to issue would require an amendment to the Hospitality Articles which must first be approved by a majority of the holders of the outstanding common shares of Hospitality and outstanding Hospitality Series C convertible preferred shares voting as if they were converted into Hospitality common shares.

     The amended and restated articles of Suites authorize the issuance of 200,000,000 Suites common shares and 240,000 Suites Class B convertible preferred shares.

LIQUIDATION RIGHTS

     Upon a liquidation, dissolution or winding up of Suites, holders of Suites common shares are entitled to be paid the balance of Suites' assets, if any, remaining after payment of the $0.10 per share liquidation payment to the holders of Suites Class B convertible preferred shares.

     Upon a liquidation, dissolution or winding up of Hospitality, holders of Hospitality Series A preferred shares will be entitled to be paid $10.00 per share in cash. If the assets of Hospitality are insufficient to make these payments in full, payments will be made to the holders of Hospitality Series A preferred shares on a pro rata basis. Following the merger and related conversion of Hospitality Series B convertible preferred shares, and after payment in full of the liquidation preference to the Hospitality Series A preferred shares, holders of Hospitality Series C convertible preferred shares will be entitled to be paid $10.00 per share, on an as converted basis, in cash. If the assets of Hospitality are insufficient to make these payments in full, payments will be made to the holders of Hospitality Series C convertible preferred shares on a pro rata basis. After payments in full of the liquidation preference to the Hospitality Series A preferred shares and the Hospitality Series C preferred shares, holders of Hospitality common shares and Hospitality Series C convertible preferred shares, on an as converted basis, are entitled to be paid pro rata the balance of Hospitality's remaining assets.

                                  OTHER MATTERS

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

     Any qualified Hospitality shareholder wishing to make a proposal to be acted upon at Hospitality Annual Meeting of Shareholders in 2003 must submit such proposal, to be considered by Hospitality for inclusion in the proxy statement, to Apple Hospitality Two, Inc., 10 South Third Street, Richmond, Virginia 23219, Attention: Secretary, no later than December 7, 2002.

     With respect to shareholder proposals not included in Hospitality's proxy statement for the 2003 annual meeting, the persons named in the board of directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by Hospitality after February 21, 2003.

     If the merger is consummated, there will be no 2003 Annual Meeting of Suites shareholders.

     SEC rules set forth standards as to what shareholder proposals are required to be included in a proxy statement for an annual meeting.

OTHER

     As of the date of this joint proxy statement/prospectus, the Hospitality board knows of no matters other than as described in this joint proxy statement/prospectus that are likely to be brought before the Hospitality special meeting. However, if any matters not now known come before the Hospitality special meeting, the persons named in the enclosed proxy are expected to vote the Hospitality common shares represented by such proxy on such matters in accordance with their best judgment.

     As of the date of this joint proxy statement/prospectus, the Suites board knows of no matters other than as described in this joint proxy statement/prospectus that are likely to be brought before the Suites special meeting. However, if any matters not now known come before the Suites special meeting, the persons named in the enclosed proxy are expected to vote the Suites common shares represented by such proxy on such matters in accordance with their best judgment.

                                  LEGAL MATTERS

     The validity of the Hospitality units to be issued in connection with the merger will be passed upon by McGuireWoods LLP, counsel to Hospitality. In addition, McGuireWoods LLP will also pass on certain federal income tax consequences of the merger.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited the Hospitality consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. The Hospitality consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Financial statements for certain partnerships owned by Hospitality incorporated by reference into this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accounts as indicated in their reports with respect thereto. After reasonable efforts, we have been unable to obtain the written consent of Andersen to the inclusion of their audit report on those financial statements into the registration statement of which this joint proxy statement/prospectus is a part. Because Andersen has not consented to the incorporation by reference of its report into this joint proxy statement/prospectus, you will not be able to recover against Andersen under
Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen that are incorporated herein by reference or any omission to state a material fact required to be stated therein.

     Ernst & Young LLP, independent auditors, have audited the Suites consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Suites consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Hospitality and Suites file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and also at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." In addition, Hospitality has filed a Registration Statement on Form S-4 to register with the SEC the Hospitality units to be issued to the shareholders of Suites in the merger. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Hospitality in addition to being a proxy statement of Hospitality and Suites for the Hospitality meeting and the Suites meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Hospitality and Suites.

APPLE HOSPITALITY TWO, INC. SEC FILINGS (FILE NUMBER: 000-49748)

     - Hospitality's Annual Report on Form 10-K for the year ended December 31, 2001;

     - Hospitality's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 (as amended by Form 10-Q/A on May 16, 2002) and June 30, 2000;

     - Hospitality's Current Reports on Form 8-K dated April 15, 2002 (as amended by Current Report on Form 8-K/A on April 18, 2002), September 12, 2002 and October 25, 2002; and

     - The description of Hospitality's capital stock contained in Form 8-A filed on April 23, 2002 under Section 12(g) of the Securities Exchange Act of 1934.

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

APPLE SUITES, INC. SEC FILINGS (FILE NUMBER: 000-30491)

     -    Suites' Annual Report on Form 10-K for the year ended December 31,
          2001;

     - Suites' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; and

     - Suites' Current Reports on Form 8-K dated June 15, 2001 (as amended by Current Report on Form 8-K/A on April 18, 2002) and October 25, 2002.

     We are also incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the dates of the meetings of our shareholders.

     Hospitality has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Hospitality, and Suites has supplied all such information relating to Suites.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Apple Hospitality Two, Inc.                           Apple Suites, Inc.
10 South Third Street                                 10 South Third Street
Richmond, Virginia 23219                              Richmond, Virginia 23219
Attention:  Secretary                                 Attention:  Secretary
Telephone:  (804) 344-8121                            Telephone:  (804) 344-8121

     If you would like to request documents from us, please do so by December [ ], 2002 to receive them prior to the Hospitality and Suites shareholder meetings.

     You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger and the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated November [ ], 2002. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of Hospitality units in the merger shall create any implication to the contrary.

                                                                         Annex A


                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                          Dated as of October 24, 2002

                                      Among

                          APPLE HOSPITALITY TWO, INC.,



                               APPLE SUITES, INC.,

                                       and

                         HOSPITALITY ACQUISITION COMPANY

                                TABLE OF CONTENTS

ARTICLE I                                                                                                      A-1

  SECTION 1.1     The Merger                                                                                   A-1
  SECTION 1.2     Closing                                                                                      A-1
  SECTION 1.3     Effective Time                                                                               A-2
  SECTION 1.4     Effects of the Merger                                                                        A-2
  SECTION 1.5     Articles and By-Laws                                                                         A-2
  SECTION 1.6     Status of Acquisition Sub                                                                    A-2
  SECTION 1.7     Extra-Ordinary Dividend for Company Common Shares                                            A-2

ARTICLE II                                                                                                     A-2

  SECTION 2.1     Effect on Capital Stock                                                                      A-3
  SECTION 2.2     Cash Election Procedure                                                                      A-3
  SECTION 2.3     Payment of Cash Consideration; Proration                                                     A-4
  SECTION 2.4     Exchange Procedures                                                                          A-5

ARTICLE III                                                                                                    A-7

  SECTION 3.1     Representations and Warranties of Suites                                                     A-7
  SECTION 3.2     Representations and Warranties of the Company                                                A-15

ARTICLE IV                                                                                                     A-23

  SECTION 4.1     Conduct of Business by Suites                                                                A-23
  SECTION 4.2     Conduct of Business by the Company                                                           A-24
  SECTION 4.3     Other Actions                                                                                A-26

ARTICLE V                                                                                                      A-26

  SECTION 5.1     Preparation of the Registration Statement and the Proxy Statement; Shareholders Meetings     A-26
  SECTION 5.2     Access to Information; Confidentiality                                                       A-27
  SECTION 5.3     Best Efforts; Notification                                                                   A-29
  SECTION 5.4     Affiliates                                                                                   A-30
  SECTION 5.5     Tax Treatment                                                                                A-30
  SECTION 5.6     No Solicitation of Transactions                                                              A-30
  SECTION 5.7     Public Announcements                                                                         A-31
  SECTION 5.8     Transfer and Gains Taxes                                                                     A-32
  SECTION 5.9     Employee Matters                                                                             A-32
  SECTION 5.10    Indemnification                                                                              A-32
  SECTION 5.11    Comfort Letter                                                                               A-33
  SECTION 5.12    Efforts to Fulfill Conditions                                                                A-33
  SECTION 5.13    Cooperation of the Parties                                                                   A-33
  SECTION 5.14    No Recommendation to Shareholders                                                            A-33

ARTICLE VI                                                                                                     A-33

  SECTION 6.1     Conditions to Each Party's Obligation to Effect the Merger                                   A-33
  SECTION 6.2     Conditions to Obligations of the Company                                                     A-34
  SECTION 6.3     Conditions to Obligation of Suites                                                           A-35

ARTICLE VII                                                                                                    A-36

  SECTION 7.1     Suites Board Actions                                                                         A-36
  SECTION 7.2     Company Board Actions                                                                        A-36

ARTICLE VIII                                                                                                   A-37

  SECTION 8.1     Termination                                                                                  A-37
  SECTION 8.2     Expenses                                                                                     A-38

  SECTION 8.3     Effect of Termination                                   A-39
  SECTION 8.4     Amendment                                               A-39
  SECTION 8.5     Extension; Waiver                                       A-39

ARTICLE IX                                                                A-40

  SECTION 9.1     Nonsurvival of Representations and Warranties           A-40
  SECTION 9.2     Notices                                                 A-40
  SECTION 9.3     Interpretation                                          A-41
  SECTION 9.4     Counterparts                                            A-41
  SECTION 9.5     Entire Agreement; No Third-Party Beneficiaries          A-41
  SECTION 9.6     Governing Law                                           A-41
  SECTION 9.7     Assignment                                              A-41
  SECTION 9.8     Enforcement                                             A-41
  SECTION 9.9     Incorporation                                           A-42
  SECTION 9.10    Non-Recourse                                            A-42

ARTICLE X                                                                 A-43

  SECTION 10.1    Certain Definitions                                     A-43

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 24, 2002, among APPLE HOSPITALITY TWO, INC., a Virginia corporation (the "Company"), APPLE SUITES, INC., a Virginia corporation ("Suites"), and HOSPITALITY ACQUISITION COMPANY, a Virginia corporation ("Acquisition Sub").

                                    RECITALS

              (a) The Boards of Directors of the Company and Suites have determined that it is advisable and in the best interest of their respective companies and their shareholders to consummate the strategic business combination involving Suites and the Company described herein, pursuant to which Suites will merge with Acquisition Sub and Acquisition Sub will be the surviving corporation in such merger (the "Merger") and each issued and outstanding common share, no par value, of Suites (the "Suites Common Shares") will be converted into the right to receive the Common Shares Consideration (as defined below) and each issued and outstanding Class B Convertible Share, no par value, of Suites (the "Suites Class B Convertible Shares") will be converted into the right to receive the Class B Consideration (as defined below); and

              (b) For federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization under Section 368 of the Code; and

              (c) Certain terms used herein shall have the meanings assigned to them in Article X.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Suites shall be merged with Acquisition Sub at the Effective Time (as defined herein) in accordance with this Agreement and a Plan of Merger (the "Plan of Merger") reflecting the terms of, and consistent with, this Agreement, and in a form required by the VSCA, with such completions, additions and substitutions conforming to the terms of this Agreement as the parties shall approve, such approval to be conclusively evidenced by their causing the Plan of Merger containing such completions, additions or substitutions to be filed in accordance with law. Following the Merger, the separate corporate existence of Suites shall cease and Acquisition Sub shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Suites in accordance with the VSCA.

         SECTION 1.2 Closing. The closing of the Merger will take place at a mutually agreeable time and place and on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections
6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section
6.1 (the "Closing Date").

         SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file the articles of merger or other appropriate documents for the Merger (the "Articles of Merger") executed in accordance with Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as the Company and Suites shall specify in the Articles of Merger (the time and the day the Merger becomes effective being, respectively, the "Effective Time" and the "Effective Day"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the VSCA.

         SECTION 1.5 Articles and By-Laws. On the Closing Date, the Articles of Incorporation and By-Laws of Acquisition Sub and the Articles of Incorporation of the Company (the "Company Charter") and the By-Laws of the Company (the "Company By-Laws"), in each case as in effect immediately prior to the Effective Time, shall not be affected by the Merger. At the Effective Time, the name of Acquisition Sub shall be changed to "Apple Suites, Inc." and the parties shall include the appropriate documentation in the Articles of Merger to make such name change effective.

         SECTION 1.6 Status of Acquisition Sub. It is understood that Acquisition Sub will elect to be taxed as a REIT (as defined herein) under the Code and that in order to satisfy certain share ownership requirements imposed upon REITs by the Code, up to 0.01% of the outstanding common shares of Acquisition Sub may be owned by Persons other than the Company, and the balance of such common shares shall be owned by the Company.

         SECTION 1.7 Extra-Ordinary Dividend for Company Common Shares. The Company shall declare and set aside, prior to the Effective Time, and pay, following the Effective Time, to the holders of Common Shares, no par value, of the Company ("Company Common Shares") a one-time extra-ordinary dividend (the "Company Extra-Ordinary Dividend"). The Company Extra-Ordinary Dividend shall consist of an aggregate payment of $15,000,000 which is divided equally among the outstanding Company Common Shares as of the record date of the Company Common Shareholders Meeting (as defined herein) or such other record date that the Board of Directors of the Company shall declare as long as such record date is prior to the Effective Time and is contingent on the Merger becoming effective. In addition, the record date for the Company Extra-Ordinary Dividend shall be prior to any conversion of the Company Series B Shares (as defined herein).

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations


         SECTION 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any Suites Common Shares:

              (a) At the Effective Time, each issued and outstanding Suites Common Share shall be converted (the "Exchange Ratio") into the right to receive from the Company one unit (a "Unit") consisting of one common share, no par value, of the Company and one Series A Preferred Share, no par value, of the Company (the "Stock Consideration") or at the election of the holder pursuant to
Section 2.2 and subject to the limitations set forth in Section 2.3, $10.00 in cash per share without any interest thereon (the "Cash Consideration" and, together with the Stock Consideration, the "Common Shares Consideration").

              (b) At the Effective Time, each issued and outstanding Suites Class B Convertible Share shall be converted into the right to receive from the Company two Units (the "Class B Consideration" and, together with the Common Shares Consideration, the "Merger Consideration").

              (c) At the Effective Time, all such Suites Common Shares and Suites Class B Convertible Shares shall no longer be outstanding and shall automatically be cancelled and retired.

         SECTION 2.2 Cash Election Procedure. Each holder (or beneficial owner through appropriate and customary documentation and instructions) of outstanding Suites Common Shares shall have the right to submit a request specifying that such holder desires all such holder's Suites Common Shares to be converted into the right to receive Cash Consideration in the Merger instead of the Stock Consideration in accordance with the following procedure:

              (a) Subject to Section 2.3, each such holder of Suites Common Shares may specify in a request made in accordance with the provisions of this
Section 2.2 that all such holder's Suites Common Shares be converted into the right to receive the Cash Consideration in the Merger (a "Cash Election").

              (b) An election form and other appropriate and customary transmittal materials in such form as the Company and Suites shall mutually agree (the "Election Form") shall be mailed thirty days prior to the anticipated Effective Time or on such other date as the Company and Suites shall mutually agree (the "Mailing Date") to each holder of record of Suites Common Shares not more than five business days prior to the Mailing Date.

              (c) Any Cash Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time at its principal office on the second business day prior to the anticipated Effective Time (or such other time and date as the Company and Suites shall mutually agree) (the "Election Deadline"), an Election Form properly completed and signed.

              (d) Any holder of Suites Common Shares may at any time prior to the Election Deadline revoke or change his or her Cash Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form. All Cash Elections shall be revoked automatically if the Exchange Agent is notified in writing by the Company or Suites that this Agreement has been terminated. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall be under no obligation to notify any person of any defect in an Election Form.

              (e) Within two business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case within one business day prior to the Effective Time, the Company shall cause the Exchange Agent to effect the allocation among the holders of Suites Common Stock of rights to receive Cash Consideration in the Merger in accordance with Sections 2.3 and 2.4.

              (f) Holders of Suites Common Shares not properly making a Cash Election shall only receive the Stock Consideration.

         SECTION 2.3 Payment of Cash Consideration; Proration. The manner in which each outstanding Suites Common Share as to which a Cash Election has been made shall be converted into the right to receive the Cash Consideration at the Effective Time shall be as set forth in this Section 2.3.

              (a) As is more fully set forth below, the aggregate number of outstanding Suites Common Shares (the "Maximum Cash Conversion Number") to be converted into the right to receive the Cash Consideration pursuant to the Merger shall not exceed 2,500,000 or a maximum Cash Consideration of $25,000,000 (the "Maximum Cash Consideration"); provided, however, in the event Cash Elections are received for a number of Suites Common Shares that is greater than 2,500,000, the Company may, in its sole discretion, at any time before the Effective Time, increase the aggregate number of outstanding Suites Common Shares and maximum Cash Consideration for which Cash Elections may be made to an amount not to exceed 3,000,000 Suites Common Shares or $30,000,000, in which event the terms "Maximum Cash Conversion Number" and "Maximum Cash Consideration" shall refer respectively to the number of shares and Cash Consideration as so increased.

              (b) If Cash Elections are received for a number of Suites Common Shares that is equal to or less than the Maximum Cash Conversion Number, each Suites Common Share covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Consideration.

              (c) If Cash Elections are received for a number of Suites Common Shares in the aggregate in excess of the Maximum Cash Conversion Number, then:

                   (i) Subject to the provisions of clause (ii) below, the Exchange Agent will distribute Cash Consideration with respect to the number of such outstanding Suites Common Shares equal to the Maximum Cash Conversion Number of outstanding Suites Common Shares;

                   (ii) The distributions of Cash Consideration in respect of outstanding Suites Common Shares contemplated by the preceding clause (i) shall be made pro rata rounded to the nearest whole share, based on the ratio of the Maximum Cash Consideration to the aggregate amount of cash that would be payable (absent a Maximum Cash Conversion Number) in respect of all outstanding Suites Common Shares for which Cash Elections have been properly made, among all outstanding Suites Common Shares as to which Cash Elections have been properly made; and

                   (iii) Each outstanding Suites Common Share covered by a Cash
                  Election and not converted into the right to receive the Cash Consideration as set forth in clause (i) above shall be converted in the Merger into the right to receive the number of Units equal to the Exchange Ratio.

              (d) If the Exchange Agent shall determine that any Cash Election is not properly made with respect to any outstanding Suites Common Shares, such Cash Election shall be deemed to be not in effect, and the outstanding Suites Common Shares covered by such Cash Election shall, for purposes hereof, be converted into the right to receive the Stock Consideration.

         SECTION 2.4 Exchange Procedures.

              (a) Exchange Agent. Prior to the Effective Time, the Company shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration for the issued and outstanding Suites Common Shares and Suites Class B Convertible Shares.

              (b) Provision of Shares. The Company shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Suites Common Shares, sufficient Stock Consideration and Cash Consideration to be exchanged for the issued and outstanding Suites Common Shares pursuant to Sections 2.1 and 2.2 and, for the benefit of the holders of Suites Class B Convertible Shares, sufficient Class B Consideration to be exchanged for the issued and outstanding Suites Class B Convertible Shares pursuant to Section 2.1.

              (c) Permitted Investments. The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Company, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

              (d) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in no event no later than 30 days following the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding Suites Common Shares and Suites Class B Convertible Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1 a letter of notification (which shall be in a form and have such other provisions as the Company may reasonably specify) describing the Merger Consideration issued to each such holder as a consequence of the Merger.

              (e) Distributions with Respect to Suites Common Shares. On any regular dividend date and at the Effective Time, Suites may, at the election of its Board of Directors or its Audit Committee, if the Board of Directors or Audit Committee deems such action to be prudent, appropriate or otherwise advisable, declare, set aside and pay to the holders of Suites Common Shares a cash dividend at a rate equal to not more than $.067 per Suites Common Share per month for each month (with a pro rated amount being paid for partial months based on the actual number of days elapsed during the month) between the most recent regular dividend date and the Effective Day.

              (f) No Fractional Shares. No certificates or scrip representing a fractional Company Unit shall be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. Each holder of Suites Common Shares who would otherwise be entitled to receive a fractional Company Unit will be entitled to receive from the Exchange Agent in accordance with the provisions of this Section 2.4(f), in lieu thereof, an amount of cash (without interest) equal to the product of such fractional interest multiplied by $10.00.

              (g) No Further Ownership Rights in Suites Common Shares. All Merger Consideration issued upon exchange of Suites Common Shares and Suites Class B Convertible Shares in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Suites Common Shares and Suites Class B Convertible Shares, subject, however, to the obligation of the Company to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Suites on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of Suites of the Suites Common Shares and Suites Class B Convertible Shares which were outstanding immediately prior to the Effective Time.

              (h) No Liability. None of the Company, Acquisition Sub, Suites or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Suites Common Shares which have not been exchanged as contemplated by Section 2.3 shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

              (i) Withholding Rights. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Suites Common Shares such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Suites Common Shares, as the case may be, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

              (j) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, holders of Suites Common Shares who have properly exercised, perfected and not subsequently withdrawn or lost their dissenters' rights with respect thereto in accordance with Article 15 of the VSCA (the "Dissenting Shares") shall not have any of such shares converted into the right to receive, or become exchangeable for, their applicable portion of the Merger Consideration. The holders of such shares shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of such
Article 15 unless and until such holders fail to perfect or shall have effectively withdrawn or lost their dissenters' rights under Article 15 of the VSCA. If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such holder's shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Effective Time, the applicable portion of the Merger Consideration, without interest thereon, as provided in
Section 2.1 hereof. The Company shall be responsible for all payments to be made under Article 15 in respect of Dissenting Shares.

                                  ARTICLE III

                         Representations and Warranties

         SECTION 3.1 Representations and Warranties of Suites. Suites represents and warrants to the Company as follows:

              (a) Organization, Standing and Corporate Power of Suites. Suites is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. Suites is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Suites and the Suites Subsidiaries (as defined below) taken as a whole (a "Suites Material Adverse Effect"). As used herein, "Suites Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which Suites (either directly or through or together with another Suites Subsidiary) owns any capital stock or other equity interests of such entity.

              (b) Suites Subsidiaries. Schedule 3.1(b) to the Suites Disclosure Letter (as defined herein) sets forth each Suites Subsidiary and the ownership interest therein of Suites. Except as set forth in Schedule 3.1(b) to the Suites Disclosure Letter, (i) all the outstanding shares of capital stock of each Suites Subsidiary that is a corporation have been validly issued, are fully paid and nonassessable and are owned by Suites, by another Suites Subsidiary or by Suites and another Suites Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Suites Subsidiary that is a partnership or limited liability company are owned by Suites, by another Suites Subsidiary or by Suites and another Suites Subsidiary, free and clear of all Liens. Each

Suites Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Suites Subsidiary that is a partnership or limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Suites Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Suites Material Adverse Effect. Except for interests in the Suites Subsidiaries, neither Suites nor any Suites Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

              (c) Capital Structure. The authorized capital stock of Suites consists of 200,000,000 Suites Common Shares and 240,000 Suites Class B Convertible Shares. On the date hereof, (i) 12,666,677 Suites Common Shares and 240,000 Suites Class B Convertible Shares were issued and outstanding, (ii) 786,750 Suites Common Shares were available for issuance under Suites' stock option plans (the "Suites Share Plans"), and (iii) 35,756 Suites Common Shares were reserved for issuance upon exercise of outstanding stock options to purchase Suites Common Shares granted under the Suites Share Plans or otherwise (the "Suites Common Shares Options"). On the date of this Agreement, except as set forth above in this Section 3.1(c), no shares of capital stock or other voting securities of Suites were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Suites are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Suites Class B Convertible Shares and the Suites Common Shares Options, (B) as set forth in Schedule 3.1(c) to the Suites Disclosure Letter, and (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Suites or any Suites Subsidiary is a party or by which such entity is bound, obligating Suites or any Suites Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Suites or any Suites Subsidiary or obligating Suites or any Suites Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

              (d) Authority; Noncontravention; Consents. Suites has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the requisite vote of the holders of the Suites Common Shares (the "Suites Common Shareholder Approval"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Suites and the consummation by Suites of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Suites, subject to receipt of the Suites Common Shareholder Approval. This Agreement has been duly executed and delivered by Suites and constitutes valid and binding obligations of Suites, enforceable against Suites in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in Schedule 3.1(d) to the Suites Disclosure Letter, the execution and delivery of this Agreement by Suites do not, and the consummation of the transactions contemplated hereby and compliance by

Suites with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Suites or any Suites Subsidiary under, (i) the charter or by-laws of Suites or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Suites Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Suites or any Suites Subsidiary or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Suites or any Suites Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Suites Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), is required by or with respect to Suites or any Suites Subsidiary in connection with the execution and delivery of this Agreement by Suites or the consummation by Suites of any of the transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the approval by Suites shareholders of the Merger and the other transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement"), (y) the registration statement on Form S-4 of the Company, of which the Proxy Statement shall be a part (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the issuance of the Merger Consideration, and (z) such reports under
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined herein), and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
Schedule 3.1(d) to the Suites Disclosure Letter or (B) as may be required under federal, state, local or foreign Environmental Laws (as defined herein) or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or the other transactions contemplated hereby or otherwise prevent Suites from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Suites Material Adverse Effect.

              (e) SEC Documents; Financial Statements; Undisclosed Liabilities. Suites has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1999 (the "Suites SEC Documents"). All of the Suites SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Suites SEC Documents. None of the Suites SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Suites SEC Documents. Other than as set forth in
Schedule 3.1(e) to the Suites Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which Suites has received written notice with respect to any Suites report or statement which, if resolved in a manner unfavorable to Suites, could have a Suites Material Adverse Effect. The consolidated financial statements of Suites included in the Suites SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Suites and the Suites Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Suites has no Suites Subsidiaries which are not consolidated for accounting purposes.

              (f) Absence of Certain Changes or Events. Except as disclosed in the Suites SEC Documents or in Schedule 3.1(f) to the Suites Disclosure Letter, since the date of the most recent financial statements included in the Suites SEC Documents (the "Suites Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.1(f), Suites and the Suites Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of Suites and the Suites Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in a Suites Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Suites Material Adverse Effect, (b) except for regular quarterly distributions (in the case of Suites) not in excess of $0.201 per Suites Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Suites Common Shares, (c) any split, combination or reclassification of any Suites Common Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Suites Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Suites Material Adverse Effect, (e) any change in accounting methods, principles or practices by Suites or any Suites Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Suites SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Suites and any officer or director of Suites.

              (g) Litigation. Except as disclosed in the Suites SEC Documents or in Schedule 3.1(g) to the Suites Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Suites and the Suites Subsidiaries which is covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of Suites, threatened against or affecting Suites or any Suites Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Suites Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Suites or any Suites Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.


              (h) Benefit Plans; ERISA Compliance.

                   (i) All employee benefits plans and other benefit arrangements covering employees of Suites and the Suites Subsidiaries is listed in the Suites Disclosure Letter. True and complete copies of the Suites Benefit Plans (as defined herein) have been made available to the Company. Except as disclosed in the Suites SEC Documents or in Schedule 3.1(h)(i) to the Suites Disclosure Letter, since the date of the most recent audited financial statements included in the Suites SEC Documents, there has not been any adoption or amendment in any material respect by Suites or any Suites Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Suites or any Suites Subsidiary or any person affiliated with Suites under Section 414(b), (c), (m) or (o) of the Code (collectively, "Suites Benefit Plans").

                   (ii)  Except as described in the Suites SEC Documents or in
                  Schedule 3.1(h)(ii) to the Suites Disclosure Letter or as would not have a Suites Material Adverse Effect, (A) all Suites Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Suites nor any Suites Subsidiary has any liabilities or obligations with respect to any such Suites Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of Suites are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.1(h)(ii) to the Suites Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Suites Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Suites or the Suites Subsidiaries are the agreement and policies specifically referred to in Schedule 3.1(h)(ii) to the Suites Disclosure Letter.

                   (iii) Except as may be set forth in Schedule 3.1(h)(iii) to the Suites Disclosure Letter, there are no pending or, to the Knowledge of Suites, threatened claims against or otherwise involving any of the Suites Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Suites Benefit Plan activities) has been brought against or with respect to any such Suites Benefit Plan, except for any of the foregoing which would not have a Suites Material Adverse Effect.

                  (i)      Taxes.

          (i) Each of Suites and each Suites Subsidiary has timely filed all material Tax Returns (as defined herein) and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Suites and each Suites Subsidiary have paid (or Suites has paid on their behalf), within the time and manner prescribed by law, all material Taxes (as defined herein) that are due and payable. As used in this Agreement, "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (ii) Suites (A) for all of its taxable years commencing with the year ending December 31, 1999 through the most recent December 31, has been subject to taxation as a real estate investment trust ("REIT") under the Code within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 2002, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to Suites' Knowledge, no such challenge is pending or threatened. Each Suites Subsidiary which is a partnership or files Tax Returns as a partnership for federal income tax purposes has since its inception been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

          (iii) Except as may be set forth in Schedule 3.1(i)(iii) to the Suites Disclosure Letter, neither Suites nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it.

     (j) No Loans or Payments to Employees, Officers or Directors. Except as set forth in the Suites SEC Documents, or Schedule 3.1(h)(ii) or 3.1(j) to the Suites Disclosure Letter or as otherwise specifically provided for in this Agreement there is no (i) loan outstanding from or to any employee, officer or director of Suites, (ii) employment or severance contract or other arrangement with respect to severance with respect to any employee, officer or director of Suites or any Suites Subsidiary, (iii) other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the Merger or any of the other transactions contemplated hereby with respect to any employee, officer or director of Suites or any Suites Subsidiary or (iv) any agreement to appoint or nominate any person as a director of Suites or the Company.

     (k) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Wachovia Securities, Inc. ("Wachovia Securities"), the fees and expenses of which, as set forth in a letter agreement between Suites and Wachovia

Securities (a true and complete copy of which has been provided by Suites to the Company), have previously been disclosed to the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Suites or any Suites Subsidiary.

     (l) Compliance with Laws. Except as disclosed in the Suites SEC Documents and except as set forth in Schedule 3.1(l) to the Suites Disclosure Letter, neither Suites nor any of the Suites Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Suites Material Adverse Effect.

     (m) Contracts; Debt Instruments. Neither Suites nor any Suites Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.1(m) to the Suites Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Suites Material Adverse Effect.

     (n) Environmental Matters. Except as disclosed in Schedule 3.1(n) to the Suites Disclosure Letter or in the environmental audits/reports listed therein, each of Suites and each Suites Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each of Suites and each Suites Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Law of any Governmental Entity relating to human health, safety or protection of the environment ("Environmental Laws"), except for violations and failures to comply which would not, individually or in the aggregate, have a Suites Material Adverse Effect.

     (o) Suites Properties. Except as listed in Schedule 3.1(o) to the Suites Disclosure Letter or except as listed in the title insurance policies, reports or the surveys, copies of which were made available for review to the Company:
(i) Suites or a Suites Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of Suites included in the Suites SEC Documents or as identified in Schedule 3.1(o) to the Suites Disclosure Letter (the "Suites Properties"), which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"); (ii) the Suites Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Suites Properties, (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the Suites

Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Suites and the Suites Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business; (iii) valid policies of title insurance have been issued insuring Suites' or a Suites Subsidiary's fee simple title to the Suites Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Suites Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Suites Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Suites Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same;
(v) neither Suites nor a Suites Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Suites Properties issued by any Governmental Entity; (vi) neither Suites nor a Suites Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Suites Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Suites Properties or by the continued maintenance, operation or use of the parking areas.

     (p) Books and Records.

          (i) The books of account and other financial records of Suites and each Suites Subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Suites SEC Documents.

          (ii) Suites has previously delivered or made available to the Company true and correct copies of the charter and by-laws of Suites, as amended to date, and the charter, by-laws, organization documents and partnership agreements of the Suites Subsidiaries, and all amendments thereto. Suites has also delivered to the Company evidence of its director and officer liability insurance policy.

          (iii) The minute books and other records of corporate or partnership proceedings of Suites and each Suites Subsidiary that have previously been made available to the Company, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of Suites and the Suites Subsidiaries which are corporations.

     (q) Opinion of Financial Advisor. Wachovia Securities has delivered its opinion, addressed to the special committee of the Board of Directors of Suites and satisfactory to Suites, with regard to the fairness, from a financial point of view, to the holders of Suites Common Shares (excluding the Company or any affiliate thereof) of the Common Shares Consideration to be paid to such shareholders by the Company pursuant to the Merger. Suites or Wachovia Securities will provide to the Company a photocopy of the written version of the opinion described in this Section 3.1(q) as soon as it is available.

     (r) Registration Statement. The information furnished by Suites to the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (s) Vote Required. Except as set forth in the following sentence, the only votes of the holders of any class or series of Suites' capital stock necessary (under applicable law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby are the affirmative vote of (i) at least a majority of the outstanding Suites Common Shares and (ii) at least a majority of shares present and voting excluding Suites Common Shares owned by or voted under the control of a Suites director or the Company. By executing this Agreement, Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. (the "Additional Signatories") represent that they collectively own all of the outstanding Suites Class B Convertible Shares, and they hereby consent to and approve the Merger, this Agreement and the other transactions contemplated hereby.

     (t) Labor Matters. Neither Suites nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Suites threatened against Suites or its Subsidiaries relating to their business, except for any such proceeding as would not have a Suites Material Adverse Effect. To the Knowledge of Suites, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Suites or any of its Subsidiaries.

     (u) Solicitation of Transactions. As of the date of this Agreement, Suites has not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiated or solicited (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in Section 5.6), or authorized or permitted any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action.

     SECTION 3.2 Representations and Warranties of the Company. The Company represents and warrants to Suites as follows:

     (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect"). As used herein, "Company Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company (either directly or through or together with another Company Subsidiary) owns any capital stock or other equity interests of such entity.

     (b) The Company Subsidiaries. Schedule 3.2(b) to the Company Disclosure Letter (as defined herein) sets forth each Company Subsidiary and the ownership interest therein of the Company. Except as set forth in Schedule 3.2(b) to the Company Disclosure Letter, (i) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens and (ii) all equity interests in each Company Subsidiary that is a partnership or limited liability company are owned by the Company or by the Company and another Company Subsidiary free and clear of all Liens. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Company Subsidiary that is a partnership or limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have a Company Material Adverse Effect. Except as will be disclosed in the Company Disclosure Letter and except for interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     (c) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 Company Common Shares, 200,000,000 Series A Preferred Shares, no par value (the "Company Series A Shares"), 240,000 Series B Preferred Convertible Shares, no par value (the "Company Series B Shares") and 15,000,000 additional Preferred Shares ("Company Additional Preferred Shares"). On the date hereof, (i) 29,320,298 Company Common Shares, 29,320,288 Company Series A Shares, 240,000 Company Series B Shares and no Company Additional Preferred Shares were issued and outstanding, (ii) 1,997,424 Company Common Shares were available for issuance under the Company's stock option plans (the "Company Plans"), and (iii) 42,718 Company Common Shares were reserved for issuance upon exercise of outstanding stock options to purchase Company Common Shares granted under the Company Plans (the "Company Share Options"). On the date of this Agreement, except as set forth in this Section 3.2(c), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Company Share Options, (B) as set forth in Schedule 3.2(c) to the Company Disclosure Letter and (C) as otherwise permitted under Section 4.2, as of the date of this Agreement there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

     (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the requisite vote of the holders of the Company Common Shares (the "Company Common Shareholder Approval") to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, including the approval of the Company's Board of Directors, subject to receipt of Company Common Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in Schedule 3.2(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Company Charter or Company By-Laws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) a proxy statement relating to the approval by Company shareholders of the Merger and the other transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement"), (y) the Registration Statement relating to the issuance of the Merger Consideration and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the State Corporation Commission of the Commonwealth of Virginia, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.2(d) to the Company Disclosure Letter or (B) as may be required under federal, state or local Environmental Laws or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

     (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2001 (the "Company SEC Documents"). All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Company SEC Documents. Other than as set forth in
Schedule 3.2(e) to the Company Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which the Company has received written notice with respect to the Company report or statement which, if resolved in a manner unfavorable to the Company, could have a Company Material Adverse Effect. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as permitted by Forms 10-Q and 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company and the Company Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Other than as set forth in Schedule 3.2(e) to the Company Disclosure Letter, the Company has no Company Subsidiaries which are not consolidated for accounting purposes.

     (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in Schedule 3.2(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "Company Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.2(f), the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in a Company Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Effect, (b) except for (i) the Company Extra-Ordinary Dividend and (ii) regular quarterly distributions not in excess of $.25 per Company Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Common Shares, (c) any split, combination or reclassification of any Company Common Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, Company Common Shares or any issuance of an ownership interest in, any Company

Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Company Material Adverse Effect, (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Company SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer or director of the Company.

     (g) Litigation. Except as disclosed in the Company SEC Documents or in
Schedule 3.2(g) of the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company or the Company Subsidiaries which is covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     (h) Absence of Changes in Benefit Plans; ERISA Compliance.

          (i) All employee benefits plans and other benefit arrangements covering employees of the Company and the Company Subsidiaries is listed in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans (as defined herein) have been made available to Suites. Except as disclosed in the Company SEC Documents or in Schedule 3.2(h)(i) to the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any person affiliated with the Company under Section 414(b), (c), (m) or (o) of the Code (collectively, "Company Benefit Plans").

          (ii) Except as described in the Company SEC Documents or in Schedule 3.2(h)(ii) to the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (A) all Company Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such Company Benefit Plans, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.2(h)(ii) to the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in Schedule 3.2(h)(ii) to the Company Disclosure Letter.

          (iii) Except as may be set forth in Schedule 3.2(h)(iii) to the Company Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect.

     (i) Taxes.

          (i) Each of the Company and each Company Subsidiary has timely filed with the appropriate taxing authority all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. The Company and each Company Subsidiary have paid (or the Company has paid on their behalf), within the time and manner prescribed by law, all material Taxes that are due and payable.

          (ii) The Company (A) for all of its taxable years commencing with the year ended December 31, 2001 through the most recent December 31, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 2002, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to the Company's knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership or files Tax Returns as a partnership for federal income tax purposes has since its inception been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

          (iii) Except as may be set forth in Schedule 3.2(i)(iii) to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it.

     (j) No Loans or Payments to Employees, Officers or Directors. Except as set forth in Schedule 3.2(h)(ii) or 3.2(j) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee, officer or director of the Company, (ii) employment or severance contract or other arrangement with respect to severance with respect to any employee, officer or director of the Company or any Company Subsidiary, (iii) other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the Merger or the other transactions contemplated hereby with respect to any employee, officer or director of the Company or any Company Subsidiary or (iv) any agreement to appoint or nominate any person as a director of the Company or any Company Subsidiary.

     (k) Brokers; Opinion of Financial Advisor. No broker, investment banker, financial advisor or other person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the fees and expenses of which, as set forth in a letter agreement between the Company and Merrill Lynch, (a true and complete copy of which has been provided by the Company to Suites), have previously been disclosed to Suites, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary. Merrill Lynch has delivered its opinion, addressed to the special committee of the Board of Directors of the Company and satisfactory to the Company, with regard to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company pursuant to the Merger. The Company or Merrill Lynch will provide to Suites a photocopy of the written version of the opinion described in this Section 3.2(k) as soon as it is available.

     (l) Compliance with Laws. Except as disclosed in the Company SEC Documents and except as set forth in Schedule 3.2(l) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any Laws of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

     (m) Contracts; Debt Instruments. Neither the Company nor any Company Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.2(m) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

     (n) Environmental Matters. Except as disclosed in Schedule 3.2(n) to the Company Disclosure Letter or in the environmental audits/reports listed thereon, each of the Company and each Company Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law, and each of the Company and each Company Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Environmental Law, except for violations and failures to comply which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (o) Company Properties. Except as listed in Schedule 3.2(o) to the Company Disclosure Letter or except as listed on the title insurance policies, reports or the surveys, copies of which were made available for review to Suites: (i) the Company or a Company Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of the Company included in the Company SEC Documents or as identified in Schedule 3.2(o) to the Company Disclosure Letter (the "Company Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, (ii) the Company Properties are not subject to any Property Restrictions, except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Company Properties, (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Company and the Company Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business; (iii) valid policies of title insurance have been issued insuring the Company's or a Company Subsidiary's fee simple title to the Company Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or any other rights which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (v) neither the Company nor a Company Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity; (vi) neither the Company nor a Company Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Company Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

     (p) Books and Records.

          (i) The books of account and other financial records of the Company and each Company Subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Documents.

               (ii) The Company has previously delivered or made available to Suites true and correct copies of the Company Charter and Company By-Laws, as amended to date, and the charter, by-laws, organizational documents, partnership agreement and operating agreement of its Subsidiaries, and all amendments thereto. The Company has also delivered to Suites evidence of its director and officer liability insurance policy.

               (iii) The minute books and other records of corporate, partnership or limited liability proceedings of the Company and each Company Subsidiary that have previously been made available to Suites, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Boards of Directors of the Company and the Company Subsidiaries which are corporations.

     (q) Vote Required The only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby is the affirmative vote of at least a majority of the Company Common Shares present and voting, excluding Company Common Shares owned by or voted under the control of a Company director or Suites.

     (r) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business, except for any such proceeding as would not have a Company Material Adverse Effect. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

                                   Article IV

                                    Covenants

     SECTION 4.1 Conduct of Business by Suites. During the period from the date of this Agreement to the Effective Time, Suites shall, and shall cause each of the Suites Subsidiaries to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 4.1 to the Suites Disclosure Letter or as otherwise contemplated by this Agreement, Suites shall not and shall cause the Suites Subsidiaries not to (and not to authorize or commit or agree to):

     (a) (i) except for regular quarterly dividends not in excess of $.201 per Suites Common Shares, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Suites capital shares; (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Suites;

     (b) except as otherwise contemplated by this Agreement or in Schedule 4.1(b) of the Suites Disclosure Letter, amend the charter or by-laws of Suites;

     (c) merge or consolidate with any Person;

     (d) issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities of Suites or any Suites Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or redeemable or convertible securities except to Suites or a Suites Subsidiary;

     (e) make or rescind any tax election (unless required by law or necessary to preserve Suites' status as a REIT or the status of any Suites Subsidiary that is a partnership for federal tax purposes);

     (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Suites Financial Statement Date, or
(ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2001, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP and with notice thereof to the Company;

     (g) without the Company's consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

     (h) without the consent of the Company, enter into or amend or otherwise modify any material agreement or arrangement with Persons that are affiliates or, as of the date hereof, are officers, directors or employees of Suites or any Suites Subsidiary; and

     (i) during the period from the date of this Agreement to the date of the Proxy Statement, Suites shall not enter into or permit any Suites Subsidiary to enter into any transaction or series of transactions including the acquisition of a property or properties unless (i) Suites is able to satisfy and does satisfy any applicable requirement to include or incorporate by reference into the Registration Statement financial statements relating to all such transactions not later than 30 days after such requirement first arises, or (ii) the Company shall otherwise consent.

     SECTION 4.2 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 4.2 to the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company shall not and shall cause the Company Subsidiaries not to (and not to authorize or commit or agree to):

     (a) (i) except for the Company Extra-Ordinary Dividend and regular quarterly dividends not in excess of $.25 per Common Share, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the Company's capital shares; (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company;

     (b) except as otherwise contemplated by this Agreement, or in Schedule 4.2(b) of the Company Disclosure Letter, amend the Company Charter or Company By-Laws;

     (c) merge or consolidate with any Person;

     (d) issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or redeemable or convertible securities except to the Company or a Company Subsidiary;

     (e) make or rescind any tax election (unless required by law or necessary to preserve the Company's status as a REIT or the status of any Company Subsidiary that is a partnership for federal tax purposes);

     (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Company Financial Statement Date, or
(ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2001, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP and with notice thereof to Suites;

     (g) without Suites' consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

     (h) without the consent of Suites, enter into or amend or otherwise modify any material agreement or arrangement with Persons that are affiliates or, as of the date hereof, are officers, directors or employees of the Company or any Company Subsidiary; and

     (i) during the period from the date of this Agreement to the date of the Proxy Statement, the Company shall not enter into or permit any Company Subsidiary to enter into any transaction or series of transactions involving the acquisition of a property or properties unless (a) the Company is able to satisfy and does satisfy any applicable requirement to include or incorporate by reference into the Registration Statement financial statements relating to all such transactions not later than 30 days after such requirement first arises, or
(b) Suites shall otherwise consent.

     SECTION 4.3 Other Actions. Each of Suites and the Company shall not and shall cause its respective Subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any respect or (iii) except as contemplated by Section 7.1 and 7.2, any of the conditions to the Merger set forth in Article VI not being satisfied.

                                   Article V

                              Additional Covenants

     SECTION 5.1 Preparation of the Registration Statement and the Proxy Statement; Shareholders Meetings.

     (a) The Company and Suites shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Units issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Suites and of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use all reasonable efforts, and Suites will cooperate with the Company to have the Form S-4 declared effective by the SEC as promptly as practicable. The Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The Company agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Company and Suites, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Suites agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Company and Suites, or, in the case of written information provided by Suites specifically for inclusion in the Form S-4 or any amendments or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will advise Suites, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Units issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for additional information.

     (b) In connection with the preparation of the Proxy Statement and the Registration Statement, the Company shall cause to be delivered to Suites, prior to the mailing of such Proxy Statement, the opinion dated the date of the Proxy Statement of McGuireWoods LLP, ("MW"), counsel to the Company, subject to certificates, letters and assumptions, reasonably satisfactory to Suites, that the Merger will qualify as a tax-free reorganization for the Suites shareholders under Section 368(a) of the Code.

     (c) Each of the Company and Suites will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (respectively, the "Company Common Shareholders Meeting" and the "Suites Common Shareholders Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Section 5.1(b), the Board of Directors of the Company and the Board of Directors of Suites shall each take all lawful action to solicit such consent, including, without limitation, timely mailing the Proxy Statement/Prospectus. The Company and Suites shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     SECTION 5.2 Access to Information; Confidentiality.

     (a) Subject to the requirements of confidentiality agreements with third parties, each of Suites and the Company shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the special committees of the Boards of Directors, officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Suites and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

     (b) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representative of advisors, including counsel, lenders and financial advisors (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any Suites SEC Documents or Company SEC Documents.

     (c) Subject to paragraph (d) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

     (d) In the event that either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) immediately to notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (e) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     SECTION 5.3 Best Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Suites agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; provided, however, that if either party is obliged to make expenditures, or incur costs, expenses or other liabilities to obtain the consent of any non-governmental party, it shall consult reasonably with the other party upon reasonable notice prior to making payment of any such amount, and in no event shall either Suites or the Company make payment or payments of any such amount in obtaining such consents in excess of $250,000 in the aggregate without obtaining the prior written consent of the other, which consent shall not unreasonably be withheld or delayed, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 6.1(d). In connection with and without limiting the foregoing, Suites, the Company and their respective Boards of Directors shall (i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti- takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "Takeover Statute") is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated hereby, take all action necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger or the consummation of any of the other transactions contemplated hereby.

     (b) Suites shall give prompt notice to the Company, and the Company shall give prompt notice to Suites, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any material respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.4 Affiliates. Prior to the Closing Date, Suites shall deliver to the Company a list identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Suites, an "affiliate" of Suites for purposes of Rule 145 under the Securities Act. Suites shall use its best efforts to cause each such affiliate to deliver on or prior to the Closing Date written agreements stating that they will not offer, sell, assign, transfer or otherwise dispose of any of the Units issued to them in the Merger in violation of the Securities Act or the rules and regulations thereunder.

     SECTION 5.5 Tax Treatment. Each of the Company and Suites shall use its best efforts to (a) cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code and (b) to obtain the opinion of counsel referred to in Section 6.3(c). From and after the date of this Agreement and until the Effective Time, neither the Company nor Suites nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, the Company shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

     SECTION 5.6 No Solicitation of Transactions.

     (a) Subject to Section 7.1, Suites shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Suites Competing Transaction (as defined herein), or authorize or permit any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. Suites shall notify the Company in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Suites Competing Transaction (as defined herein) and if such inquiry or proposal is in writing, Suites shall deliver to the Company a copy of such inquiry or proposal. For purposes of this Agreement, "Suites Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or similar transaction involving Suites (or any of its Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more (based upon the depreciated carrying cost of the assets on the books of Suites) of the assets of Suites and its Subsidiaries taken as a whole in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 5% or more of the outstanding shares of capital stock of Suites (or any of its Subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (b) Subject to Section 7.2, the Company shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction (as defined herein), or authorize or permit any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. The Company shall notify Suites in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction (as defined herein) and if such inquiry or proposal is in writing, the Company shall deliver to Suites a copy of such inquiry or proposal. For purposes of this Agreement, "Company Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement):
(i) any merger, consolidation, share exchange, business combination, or similar transaction involving the Company (or any of its Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more (based upon the depreciated carrying cost of the assets on the books of the Company) of the assets of the Company and its Subsidiaries taken as a whole in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 5% or more of the outstanding shares of capital stock of the Company (or any of its Subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Competing Transaction" shall mean both a "Suites Competing Transaction" and "Company Competing Transaction."

     (c) Subject only to Sections 7.1 and 7.2 of this Agreement, the Company and Suites acknowledge and affirm that they intend this Agreement to be an exclusive agreement, and accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a business combination involving any other Person, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that the Company and Suites expect to derive from the Merger and the other transactions contemplated hereby.

     SECTION 5.7 Public Announcements. The Company and Suites will consult with each other before issuing, and provide the executive officers of each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release to be issued with respect to the execution of this Agreement will be in the form agreed to by the parties hereto.

     SECTION 5.8 Transfer and Gains Taxes. The Company and Suites shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     SECTION 5.9 Employee Matters.

     (a) Employees. The Company shall have no liability or obligation to Suites or its employees to employ or offer employment to any employee of Suites or any group of employees of Suites. It is understood, however, that on or after the Closing Date, the Company may, in its sole and absolute discretion, offer employment to those employees. Nothing in this Agreement shall limit the Company from taking any action at any time after the Closing Date in respect of its employees or the terms and conditions of their employment.

     (b) Incentive Plans. At the Effective Time, each outstanding Suites Common Shares Option shall be assumed by the Company and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Suites Common Shares Option, the same number of Units as the holder of such Suites Common Shares Option would have been entitled to receive pursuant to the Merger had such holder exercised such Suites Common Shares Option in full immediately prior to the Effective Time.

     (c) Termination of Benefit Plans. Except as otherwise provided in (b) above, prior to the Closing Date, Suites shall terminate all Suites Benefit Plans, and shall, to the extent permitted by law, discharge and terminate, or cause to be discharged and terminated, all obligations, liabilities and commitments of Suites, all Suites Subsidiaries and all participants in the Suites Benefit Plans, including without limitation, stock appreciation rights and notes given in payment of the exercise price of Suites Common Shares Options. All such obligations, liabilities and commitments which may not be discharged and terminated prior to the Closing Date are identified in Schedule 5.9(c) to the Suites Disclosure Letter.

     (d) Cooperation. Suites and the Company shall cooperate in good faith with respect to the effectuation of the covenants described in subsections (a), (b) and (c) above.

     SECTION 5.10 Indemnification.

     (a) Indemnification Rights. For a period of six years from and after the Effective Time, the Company shall indemnify the directors, officers, employees or agents of Suites who at any time prior to the Effective Time were entitled to indemnification under the Articles of Incorporation and Bylaws of Suites or employment agreements between Suites and its officers existing on the date hereof to the same extent as such directors, officers, employees or agents are entitled to indemnification under such Articles of Incorporation and Bylaws or existing employment agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     (b) Liability Coverage. The Company shall use its reasonable best efforts to provide "run-off" or "tail" director and officer liability coverage to the existing directors and officers of Suites without reduction of existing coverage for a period of six years after the Effective Time.

     (c) Successors and Assigns. The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Company and Suites.

     SECTION 5.11 Comfort Letter. The Company and Suites shall use their best efforts to cause to be delivered to the Company and Suites "comfort" letters of Ernst & Young LLP, independent public accountants for the Company and Suites, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Suites, in form and substance reasonably satisfactory to the Company and Suites and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement, including a Statement on Auditing Standards Number 72 review of the audited financial statements, and Statement on Auditing Standards Number 71 review of the Company's and Suites' interim unaudited financial statements, each included, respectively, in the Company SEC Documents and the Suites SEC Documents.

     SECTION 5.12 Efforts to Fulfill Conditions. The Company and Suites each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing Date.

     SECTION 5.13 Cooperation of the Parties. The Company and Suites each shall cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

     SECTION 5.14 No Recommendation to Shareholders. The Company and Suites both acknowledge that neither the Board of Directors of the Company nor the Board of Directors of Suites will make a recommendation with respect to the Merger to its respective shareholders.

                                   Article VI

                              Conditions Precedent

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of Suites and the Company to effect the Merger and to consummate the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

     (a) Suites Common Shareholder Approval. The Suites Common Shareholder Approval shall have been obtained.

     (b) Company Common Shareholder Approval. The Company Common Shareholder Approval shall have been obtained.

     (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

     (e) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Merger or any of the other transactions contemplated hereby shall have been obtained or made.

     SECTION 6.2 Conditions to Obligations of the Company. The obligations of the Company to issue the Merger Consideration to the holders of Suites Common Shares and Suites Class B Convertible Shares and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by the Company:

     (a) Representations and Warranties. The representations and warranties of Suites set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Suites by the chief executive officer or the chief financial officer of Suites to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Suites to be true and correct as of the Closing Date if such failure (without giving effect to any materiality qualification or standard contained in any such representation or warranty), either individually or in the aggregate with any other such failures, would not be reasonably likely to result in a Suites Material Adverse Effect.

     (b) Performance of Obligations of Suites. Suites shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Suites by the chief executive officer or the chief financial officer of Suites to such effect.

     (c) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Suites Material Adverse Effect.

     (d) Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Suites and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Suites Material Adverse Effect, other than any such change that affects both Suites and the Company in a substantially similar manner.

     (e) Fairness Opinion. The opinion of Merrill Lynch addressed to the special committee of the Board of Directors of the Company that the consideration to be paid by the Company pursuant to the Merger is fair, from a financial point of view, to the Company shall have been issued and shall not have been withdrawn or materially modified.

     (f) Dissenters' Rights. The holders of no more than 1% of the outstanding Suites Common Shares as of the applicable record date shall have indicated their intention to exercise their dissenters' rights under the VSCA.

     SECTION 6.3 Conditions to Obligation of Suites. The obligations of Suites to effect the Merger and to consummate the other transactions contemplated hereby is further subject to the following conditions, any one or more of which may be waived by Suites:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Suites shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of the Company to be true and correct as of the Closing Date if such failure (without giving effect to any materiality qualification or standard contained in any such representation or warranty), either individually or in the aggregate with any other such failures, would not be reasonably likely to result in a Company Material Adverse Effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Suites shall have received a certificate of the Company signed on behalf of the Company by the chief executive officer or the chief financial officer of such party to such effect.

     (c) Opinion Relating to the Merger. Suites shall have received an opinion dated as of the Closing Date of MW, subject to certificates, letters and assumptions reasonably satisfactory to Suites that the Merger qualifies as a tax-free reorganization for the holders of Suites Common Shares under Section 368(a) of the Code.

     (d) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Company Material Adverse Effect.

     (e) Absence of Changes. From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect other than any such change that affects both Suites and the Company in a substantially similar manner.

     (f) Fairness Opinion. The opinion of Wachovia Securities addressed to the special committee of the Board of Directors of Suites that the Common Shares Consideration to be paid to the holders of the Suites Common Shares (excluding the Company or any affiliate thereof) by the Company pursuant to the Merger is fair, from a financial point of view, to such holders shall have been issued and shall not have been withdrawn or materially modified.

                                  Article VII

                                  Board Actions

     SECTION 7.1 Suites Board Actions. Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of Suites, as determined in good faith based on the advice of outside counsel, Suites may:

     (a) disclose to its shareholders any information required to be disclosed under applicable law;

     (b) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to itself pursuant to a confidentiality agreement no less favorable to itself than the provisions of Section 5.2 of this Agreement to, any person in connection with a Suites Competing Transaction proposed by such person; and

     (c) approve or recommend (and in connection therewith withdraw or modify its approval of this Agreement and the Merger) a Suites Superior Competing Transaction (as defined below) or enter into an agreement with respect to such Suites Superior Competing Transaction (for purposes of this Agreement, "Suites Superior Competing Transaction" means a bona fide proposal of a Suites Competing Transaction made by a third party which a majority of the members of the Board of Directors of Suites determines in good faith (based on the advice of its investment banking firm) to be more favorable to its shareholders than the Merger.

     SECTION 7.2 Company Board Actions. Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith based on the advice of outside counsel, the Company may:

     (a) disclose to its shareholders any information required to be disclosed under applicable law;

     (b) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to itself pursuant to a confidentiality agreement no less favorable to itself than the provisions of Section 5.2 of this Agreement to, any person in connection with a Company Competing Transaction proposed by such person; and

     (c) approve or recommend (and in connection therewith withdraw or modify its approval of this Agreement and the Merger) a Company Superior Competing Transaction (as defined below) or enter into an agreement with respect to such Company Superior Competing Transaction (for purposes of this Agreement, "Company Superior Competing Transaction" means a bona fide proposal of a Company Competing Transaction made by a third party which a majority of the members of the Board of Directors of the Company determines in good faith (based on the advice of its investment banking firm) to be more favorable to its shareholders than the Merger.

                                  Article VIII

                        Termination, Amendment and Waiver

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger for the Merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the Suites Common Shareholder Approval or the Company Common Shareholder Approval is obtained:

     (a) by mutual written consent duly authorized by the respective Boards of Directors of the Company and Suites;

     (b) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Suites set forth in this Agreement, or if any representation or warranty of Suites shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by February 28, 2003 (as otherwise extended);

     (c) by Suites, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by February 28, 2003 (as otherwise extended);

     (d) by either the Company or Suites, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

     (e) by either the Company or Suites, if the Merger shall not have been consummated before February 28, 2003; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);

     (f) by either the Company or Suites (i) if, upon a vote at a duly held Suites Common Shareholders Meeting or any adjournment thereof, the Suites Common Shareholder Approval shall not have been obtained or (ii) if, upon a vote at a duly held Company Common Shareholders Meeting or an adjournment thereof, the Company Common Shareholder Approval shall not have been obtained;

     (g) by Suites, upon 10 days prior notice to the Company, if prior to the Suites Common Shareholders Meeting, the Board of Directors of Suites shall have withdrawn or modified in compliance with Section 7.1 hereof in any manner adverse to the Company its approval of the Merger or this Agreement in connection with the approval and recommendation of a Suites Superior Competing Transaction;

     (h) by the Company, if (i) prior to the Suites Common Shareholders Meeting, the Board of Directors of Suites shall have withdrawn or modified in any manner adverse to the Company its approval of the Merger or this Agreement in connection with, or approved or recommended, any Suites Superior Competing Transaction, (ii) Suites shall have entered into any agreement with respect to any Suites Competing Transaction (other than a confidentiality agreement as contemplated by Section 7.1(b)) or (iii) the Board of Directors of Suites or any committee thereof shall have resolved to do any of the foregoing;

     (i) by the Company, upon 10 days prior notice to Suites, if prior to the Company Common Shareholders Meeting, the Board of Directors of the Company shall have withdrawn or modified in compliance with Section 7.2 hereof in any manner adverse to Suites its approval of the Merger or this Agreement in connection with the approval and recommendation of a Company Superior Competing Transaction; or

     (j) by Suites, if (i) prior to the Company Common Shareholders Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Suites its approval of the Merger or this Agreement in connection with, or approved or recommended, any Company Superior Competing Transaction,
(ii) the Company shall have entered into any agreement with respect to any Company Competing Transaction (other than a confidentiality agreement as contemplated by Section 7.2(b)) or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing.

     SECTION 8.2 Expenses.

     (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     (b) If the Merger and the transactions contemplated by this Agreement are consummated in accordance with this Agreement, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

     (c) Suites agrees that if this Agreement shall be terminated pursuant to
Section 8.1(g) or (h), then Suites will pay to the Company an amount equal to the Company Break-Up Expenses (as defined herein). Payment of any of such amount shall be made, as directed by the Company, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "Company Break-Up Expenses" shall be an amount equal to the lesser of (i) the Company's out-of-pocket expenses incurred on or after January 31, 2002 in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (ii) $1,000,000.

     (d) The Company agrees that if this Agreement shall be terminated pursuant to Section 8.1(i) or (j), then the Company will pay to Suites an amount equal to the Suites Break-Up Expenses (as defined herein). Payment of any of such amounts shall be made, as directed by Suites, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "Suites Break-Up Expenses" shall be an amount equal to the lesser of (i) Suites' out-of-pocket expenses incurred on or after January 1, 2002 in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (ii) $1,000,000.

     (e) Suites and the Company agree that the agreements contained in Section 8.2(c) and (d) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

     (f) In the event that the Company or Suites is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this
Section 8.2 all expenses, including attorney's fees and expenses which it has incurred in enforcing its rights hereunder.

     SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either Suites or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, or Suites, other than the last sentence of Section 5.2, Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Suites Shareholder Approval and the Company Shareholder Approval are obtained and prior to the filing of the Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia; provided, however, that, after the Suites Shareholder Approval or the Company Shareholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Suites' shareholders.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, each of Suites and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   Article IX

                               General Provisions

     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

   (a) if to the Company or Acquisition Sub, if prior to the Effective Time, to:

           The Special Committee of the Apple Hospitality Two Board of Directors c/o Bruce H. Matson, Esq.
           LeClair Ryan, A Professional Corporation
           701 East Main Street
           11th Floor
           Richmond, VA 23219
           Fax: (804) 783-2294

     with a copy to Glade M. Knight, Chief Executive Officer of the Company (at the address set forth below), and after the Effective Time, to:

           Apple Hospitality Two, Inc.
           10 South 3rd Street
           Richmond, VA  23219
           Fax:  (804) 344-8129

     with a copy to:

           McGuireWoods LLP
           901 East Cary Street
           One James Center
           Richmond, VA  23219
           Attn:  Leslie A. Grandis, Esq.
           Fax:   (804) 775-1061

   (b) if to Suites, prior to the Effective Time, to:

           The Special Committee of the Apple Suites Board of Directors c/o Lisa Kern
           Davenport & Company LLC
           901 East Cary Street
           One James Center
           11th Floor
           Richmond, VA 23219
           Fax: (804) 866-6666

     with a copy to:

           Troutman Sanders LLP
           1111 East Main Street
           Richmond, VA  23219
           Attn:  Elizabeth G. Hester, Esq.
           Fax: (804) 697-1339
     and with a copy to Glade M. Knight, Chief Executive Officer of Suites (at the address set forth below) and, after the Effective Time, to:

           Apple Suites, Inc.
           10 South 3rd Street
           Richmond, VA  23219
           Fax:  (804) 344-8129

     SECTION 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.10, Section 5.11, and Section 5.12 are not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in any Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 9.9 Incorporation. The Suites Disclosure Letter and the Company Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.10 Non-Recourse. None of the officers, directors or shareholders of the Company shall be personally bound or have any personal liability hereunder. Suites shall look solely to the assets of the Company for satisfaction of any liability of the Company with respect to this Agreement and any ancillary agreements to which it is a party. Suites will not seek recourse or commence any action against any of the shareholders of the Company or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Company hereunder or thereunder. Neither the officers, directors nor shareholders of Suites shall be personally bound or have any personal liability hereunder, except for the Additional Signatories with respect to the provisions comprising the second sentence of Section 3.1(s). The Company shall look solely to the assets of Suites for satisfaction of any liability of Suites with respect to this Agreement and any ancillary agreements to which it is a party. The Company will not seek recourse or commence any action against any of the shareholders of Suites or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of Suites or seek recourse against any of their personal assets, for the performance or payment of any obligation of Suites hereunder or thereunder.

                                   Article X

                               Certain Definitions

     SECTION 10.1 Certain Definitions. For purposes of this Agreement:

     An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "Suites Disclosure Letter" means the letter dated October 24, 2002 previously delivered to the Company by Suites disclosing certain information in connection with this Agreement.

     "Company Disclosure Letter" means the letter dated October 24, 2002 previously delivered to Suites by the Company disclosing certain information in connection with this Agreement.

     "Knowledge" where used herein with respect to Suites shall mean the actual knowledge of any of the persons named in Schedule 10 to the Suites Disclosure Letter and where used with respect to the Company shall mean the actual knowledge of any of the persons named in Schedule 10 to the Company Disclosure Letter. "Knowledge" shall not include the "constructive" or deemed knowledge of any such persons, or the existence of facts or circumstances which might constitute "reason to know" by such person or which might lead to the conclusion that such person "should have known" unless, in any such case, such person has actual knowledge of the matter in question.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     IN WITNESS WHEREOF, the Company, Acquisition Sub and Suites have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       APPLE HOSPITALITY TWO, INC.


                                       By: /s/ Glade M. Knight
                                           -------------------------------------
                                       Name: Glade M. Knight
                                       Title: Chief Executive Officer

                                       APPLE SUITES, INC.


                                       By: /s/ Glade M. Knight
                                           -------------------------------------
                                       Name: Glade M. Knight
                                       Title: Chief Executive Officer

                                       HOSPITALITY ACQUISITION COMPANY

                                       By: /s/ Glade M. Knight
                                           -------------------------------------
                                       Name: Glade M. Knight
                                       Title: Chief Executive Officer

Additional Signatories:
By executing below, the Additional
Signatories confirm and agree to the
provisions comprising the second sentence of Section 3.1(s).


/s/ Glade M. Knight
------------------------------------
Glade M. Knight



/s/ Debra A. Jones
------------------------------------
Debra A. Jones



/s/ Stanley J. Olander, Jr.
---------------------------------------
Stanley J. Olander, Jr.

                                                                         ANNEX B

                                                           October 23, 2002

Special Committee of the Board of Directors
Apple Hospitality Two, Inc.
10 South Third Street
Richmond, Virginia 23219

Members of the Special Committee of the Board of Directors:

     Apple Suites, Inc. (the "Company"), Apple Hospitality Two, Inc. (the "Acquiror") and Hospitality Acquisition Company, a wholly-owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will be merged with and into the Acquisition Sub in a transaction (the "Merger") in which each issued and outstanding share of the Company's common stock, no par value (a "Company Share"), will be converted into the right to receive one unit (a "Unit") consisting of one common share, no par value, of the Acquiror ("Acquiror Common Shares") and one Series A Preferred Share, no par value, of the Acquiror (together, the "Stock Consideration") or, at the election of each holder of Company Shares, $10.00 per share in cash (the "Cash Consideration" and together with the Stock Consideration, the "Common Shares Consideration"). Also pursuant to the Merger, each issued and outstanding share of the Company's Class B Convertible Shares, no par value (the "Class B Shares"), will be converted into the right to receive two Units (the "Class B Consideration"). The aggregate Common Shares Consideration and the aggregate Class B Consideration payable in the Merger to the holders of Company Shares and Class B Shares is referred to as the "Merger Consideration". As is more fully set forth in the Merger Agreement, the aggregate Cash Consideration payable in the Merger shall not exceed $25,000,000; provided that the Acquiror may, in its sole discretion, increase such amount to $30,000,000. Also pursuant to the Merger Agreement, prior to the consummation of the Merger the Acquiror will declare a $15 million distribution with a record date prior to the Merger to be paid pro rata to the holders of Acquiror Common Shares following the consummation of the Merger.

     You have asked us whether, in our opinion, the Merger Consideration to be paid by the Acquiror pursuant to the Merger is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror furnished to us by the Company and the Acquiror, respectively;

     (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

     (4) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     (5)  Reviewed the potential pro forma impact of the Merger;

     (6)  Reviewed a draft dated October 22, 2002 of the Merger Agreement; and

     (7) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have also assumed that (i) the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us, (ii) the Merger will qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) both the Company and the Acquiror qualify as real estate investment trusts under the Code.

     You have advised us that the Acquiror will purchase the outside advisory company for the Company and the Acquiror (which is owned by management of the Acquiror and the Company) and terminate such advisory company's advisory agreements with the Company and the Acquiror (the "Advisor Acquisition"). We express no opinion with respect to the Advisor Acquisition or any other arrangement between the Acquiror or the Company and such advisory company or management.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to various affiliates of the Acquiror and/or the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. Merrill Lynch has also been engaged as financial advisor to parties who have sold significant portfolios to the Acquiror in the past two years.

     This opinion is solely for the use and benefit of the Board of Directors and the Special Committee of the Board of Directors of the Acquiror. We were not requested to opine on, and our opinion does not address, the relative merits of the underlying business decision by the Acquiror to engage in the Merger as compared to alternative business strategies that might exist for the Acquiror. Our opinion does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Merger or any matter related thereto.

     We are not expressing any opinion herein as to the price at which the Acquiror shares might trade following the announcement or consummation of the Merger in any public market or private transaction.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the Acquiror.

                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                                                         ANNEX C

October 23, 2002

Special Committee of the Board of Directors
Apple Suites, Inc.
10 South Byrd Street
Richmond, VA  23219

Ms. Kern and Mr. Waters:

You have asked Wachovia Securities ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, of the Common Shares Consideration to be received by the holders of Suites Common Shares (excluding Apple Hospitality Two, Inc. ("Hospitality") and any affiliate thereof) pursuant to the Agreement and Plan of Merger, draft dated as of October 22, 2002 (the "Agreement"), among Hospitality, Apple Suites, Inc. ("Suites"), and Hospitality Acquisition Company. Capitalized terms in this letter shall have the meaning ascribed to them in the Agreement unless the context clearly requires otherwise.

Pursuant to the Agreement, Suites will be merged with and into Hospitality Acquisition Company at the Effective Time. Each issued and outstanding Suites Common Share will be converted into the right to receive from Hospitality one unit, consisting of one common share, no par value, of Hospitality and one Series A Preferred Share, no par value, of Hospitality, or, at the election of the holder, $10.00 in cash per share subject to certain proration requirements for cash elections exceeding in the aggregate 2,500,000 shares, or 3,000,000 shares at Hospitality's discretion (collectively, the "Common Shares Consideration").

In arriving at our opinion, we have, among other things:

       Reviewed the Agreement, including the financial terms of the Agreement.

       Reviewed certain business, financial and other information, including financial forecasts, regarding Suites and Hospitality that was publicly available or furnished to us by management, and have discussed each company's business and prospects with its management.

       Considered certain financial data for Suites and Hospitality and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

       Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

       Reviewed Suites' and Hospitality's financial contributions to the combined entity on a pro forma basis without giving effect to the potential transaction synergies and costs.

       Calculated a net asset value per common share for each company based on 2003 projected net operating income, adjusted for capital reserves.

       Developed discounted cash flow models of Suites and Hospitality.

       Reviewed the potential pro forma financial impact of the Merger on Hospitality.

       Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In rendering our opinion, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Suites' and Hospitality's financial forecasts, we have assumed, with the permission of Suites, that they have been reasonably prepared and reflect the best current estimates and judgments of management as to the future financial performance of the companies. We have discussed Suites' and Hospitality's financial projections with the management of Suites and Hospitality, but we assume no responsibility for and express no view as to Suites' and Hospitality's financial projections or the assumptions upon which they are based. In arriving at our opinion, we have not made or been provided with any comprehensive evaluations or appraisals of the assets or liabilities of Suites or Hospitality.

In rendering our opinion, we have assumed that the Merger contemplated by the Agreement will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions, that the Agreement reviewed by us would not differ materially from the merger agreement actually executed, and that in the course of obtaining any necessary legal, regulatory or third party consents and/or approvals, no restrictions will be imposed that will have a material adverse effect on the Merger or other actions contemplated by the Agreement. In addition, we assumed that the Merger will be accounted for as a tax-free "reorganization" within the meaning of Section 368(a) of the Code. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement compared with other business strategies that may have been considered by management and/or Suites' Board of Directors or any committee thereof.

Wachovia Securities is a trade name of Wachovia Securities, Inc., an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Special Committee of the Board of Directors of Suites in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. Wachovia Securities did not participate in the negotiations related to the Agreement. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) currently have certain other relationships with Suites and Hospitality. In September 2002, Wachovia Securities closed on an $83 million non-recourse mortgage financing for Hospitality, intended to be sold through our conduit. In September 2000, Wachovia Securities closed on a $50 million non-recourse mortgage financing for Suites, intended to be sold through our conduit.

It is understood that this opinion is solely for the information and use of the Special Committee of the Board of Directors and the Board of Directors of Suites in connection with its consideration of the Agreement and shall not confer any rights or remedies upon the shareholders of Suites or any other person or be used or relied upon for any other purpose. Our opinion does not address the merits of the underlying decision by Suites to enter into the Agreement and does not and shall not constitute a recommendation to any shareholder of Suites as to how such shareholder should vote in connection with the Agreement or any other matter related thereto. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent.

Apple Suites, Inc.
October 23, 2002
Page 3

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Common Shares Consideration to be received by holders of Suites Common Shares (excluding Hospitality and any affiliate thereof) pursuant to the Agreement is fair, from a financial point of view, to such holders.


Very truly yours,


WACHOVIA Securities

                                                                         ANNEX D

                ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT

(section) 13.1-729
Definitions

In this article:

     "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

     "Dissenter" means a shareholder who is entitled to dissent from corporate action under (section) 13.1-730 and who exercises that right when and in the manner required by (section)(section) 13.1-732 through 13.1-739.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     "Shareholder" means the record shareholder or the beneficial shareholder.

(section) 13.1-730

Right to dissent

A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by (section) 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (section) 13.1-719;

2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

1. The articles of incorporation of the corporation issuing such shares provide otherwise;

2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

a. Cash;

b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (section) 13.1-725.

D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

1. The proposed corporate action is abandoned or rescinded;

2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

3. His demand for payment is withdrawn with the written consent of the corporation.

(section) 13.1-731

Dissent by nominees and beneficial owners

A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(section) 13.1-732

Notice of dissenters' rights

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

B. If corporate action creating dissenters' rights under (section) 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (section) 13.1-734.

(section) 13.1-733

Notice of intent to demand payment

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

(section) 13.1-734

Dissenters' notice

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (section) 13.1-733.

B. The dissenters' notice shall:

1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

5. Be accompanied by a copy of this article.

(section) 13.1-735

Duty to demand payment

A. A shareholder sent a dissenters' notice described in (section) 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of (section) 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(section) 13.1-736

Share restrictions

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

(section) 13.1-737

PAYMENT

A. Except as provided in (section) 13.1-738, within thirty days after receipt of a payment demand made pursuant to (section) 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

B. The payment shall be accompanied by:

1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

3. A statement of the dissenters' right to demand payment under (section) 13.1-739; and

4. A copy of this article.

(section) 13.1-738

After-acquired shares

A. A corporation may elect to withhold payment required by (section) 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (section) 13.1-739.

(section) 13.1-739

Procedure if shareholder dissatisfied with payment or offer

A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (section) 13.1-737), or reject the corporation's offer under (section) 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under (section) 13.1-737 or offered under (section) 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

(section) 13.1-740

Court action

A. If a demand for payment under (section) 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (section) 13.1-738.

(section) 13.1-741

Court costs and counsel fees

A. The court in an appraisal proceeding commenced under (section) 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under (section) 13.1-739.

B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of (section)(section) 13.1-732 through 13.1-739; or

2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

D. In a proceeding commenced under subsection A of (section) 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Virginia law and Hospitality's Articles of Incorporation provide that its directors and officers shall have no liability to Hospitality or its Shareholders in certain actions by or in the right of Hospitality unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to Hospitality's property for satisfaction of claims arising in connection with the affairs of Hospitality.

     The Articles of Incorporation provide that Hospitality shall indemnify any present or former director or officer against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director or officer was acting in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of Hospitality or its Shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the common shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Hospitality pursuant to the foregoing provisions, Hospitality has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

(a) The following exhibits are filed as part of this Registration Statement or incorporated herein by reference:

EXHIBIT
  NO.                             DESCRIPTION
--------                          -----------
2.1 Agreement and Plan of Merger, dated as of October 24, 2002, by and between Apple Hospitality Two, Inc., Apple Suites, Inc. and Hospitality Acquisition Company (with Exhibit A thereto) (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

3.1       Articles of Incorporation, as amended.*

3.2 Amended and Restated Bylaws (Incorporated by reference to the Exhibit of the same number to Form S-11 filed by Apple Hospitality Two, Inc.; SEC File No. 333-77055). l

5 Opinion of McGuireWoods LLP as to the legality of the securities being registered.*

8 Opinion of McGuireWoods LLP as to certain tax matters relating to the merger.*

23.1      Consent of McGuireWoods LLP (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP for Apple Hospitality Two, Inc.

23.3      Consent OF Ernst & Young LLP for Apple Suites, Inc.

24.1 Powers of Attorney (contained on signature page to this Registration Statement).

99.1      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.2      Consent of Wachovia Securities, Inc.

99.3      Form of Proxy for Apple Hospitality Two, Inc.

99.4      Form of Proxy for Apple Suites, Inc.

* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Apple Hospitality Two, Inc. certifies that it has duly caused this Registration Statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Virginia, on this 12th day of November, 2002.

                           Apple Hospitality Two, Inc.

                           By: /s/ GLADE M. KNIGHT
                               ---------------------
                                Glade M. Knight
                                Chairman of the Board,
                                Chief Executive Officer
                                And President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Glade M. Knight and J. Philip Hart, and each of them singly, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                               CAPACITY                                 DATE
               ---------                               --------                                 ----
/s/ GLADE M. KNIGHT                            Director, CEO & President                 November 12, 2002
-----------------------------------
    Glade M. Knight

/s/ LISA B. KERN                                       Director                          November 12, 2002
-----------------------------------
    Lisa B. Kern

/s/ BRUCE H. MATSON                                    Director                          November 12, 2002
-----------------------------------
    Bruce H. Matson

/s/ MICHAEL S. WATERS                                  Director                          November 12, 2002
-----------------------------------
    Michael S. Waters

/s/ ROBERT M. WILY                                     Director                          November 12, 2002
-----------------------------------
     Robert M. Wily

/s/ DAVID MCKENNEY                              Chief Financial Officer                  November 12, 2002
-----------------------------------
     David McKenney                         (Principal Accounting Officer)